Exhibit E

EXECUTION VERSION

FISCAL AGENCY AGREEMENT

Between

TÜRKİYE CUMHURİYETİ

(THE REPUBLIC OF TURKEY)

and

CITIBANK, N. A., LONDON BRANCH

Fiscal Agent

Dated as of October 4, 2013

and

Effective as of the Effective Date

DEBT SECURITIES

i

6. Register		17

7. Sinking Fund and Optional Redemption		18

8. Conditions of Fiscal Agent’s Obligations		19

(a)	Compensation and Indemnity	19

(b)	Agency	19

(c)	Advice of Counsel	19

(d)	Reliance	19

(e)	Interest in Securities, etc.	20

(f)	Non-Liability for Interest	20

(g)	Certifications	20

(h)	No Implied Obligations	20

(i)	Location of Agents and Register	20

9. Resignation and Appointment of Successor		20

(a)	Fiscal Agent and Paying Agent	20

(b)	Resignation	21

(c)	Successors	21

(d)	Acknowledgment	22

(e)	Merger, Consolidation, etc.	22

(f)	Separate Fiscal Agents	22

10. Payment of Taxes		22

11. Meetings and Amendments		23

(a)	Calling of Meeting, Notice and Quorum	23

(b)	Approval	23

(c)	Binding Nature of Amendments, Notices, Notations, etc.	24

(d)	“Outstanding” Defined	25

(e)	Collective Action Securities	25

12. Repurchase of Securities by the Issuer	28

13. Governing Law	28

14. Notices	29

15. Consent to Service; Jurisdiction	29

16. Headings, etc.	30

17. Counterparts	30

18. Severability	31

19. Waiver of Jury Trial	31

20. Assignment	31

21. Conversion of Currency	31

22. Entire Agreement	32

23. Effective Date	32

LIST OF EXHIBITS

Exhibit A -	Form of Registered Security
Exhibit B -	Form of Bearer Security
Exhibit C -	Form of Temporary Bearer Global Security
Exhibit D -	Form of Global U.S. Depositary Security
Exhibit E -	Form of Global International Security
Exhibit F -	Form of Certificate of Beneficial Ownership
Exhibit G -	Form of Certificate to be given by the Euroclear Operator or Clearstream

Cross-Reference to Selected Definitions1

Definition

Fiscal Agency Agreement (“FAA”); Registered

Security (“RS”); Bearer Security (“BS”);

Temporary Bearer Global Security (“TBGS”);

Global U.S. Depositary Security (“GUSDS”);

Global International Security (“GIS”)

“Agent Members”	FAA §1(f)(i)
“Agreement”	FAA Preamble
“Authorization”	FAA §1(b)
“Authorized Agent”	FAA §15
“Authorized Officers”	FAA §1(c)
“Bearer Securities”	BS §2
“bearer Securities”	FAA §1(c)
“Banking Day”	GUSDS Cover; GIS Cover
“Citibank”	GIS Cover
“Citivic”	GIS Cover
“Clearing System”	GUSDS §2; GIS §2
“Clearstream”	FAA §1(e)(i); GIS Cover
“Collective Action Securities”	FAA §11(e)(iv)
“Common Depositary”	FAA §1(e)(i)
“Coupons”	BS §2
“daily newspaper”	BS §6(d); GUSDS §6(d); GIS §6(d)
“Debt Security Currency”	FAA §21
“definitive bearer global Securities”	FAA §1(c)
“definitive bearer Securities”	FAA §1(c)
“definitive global securities”	FAA §1(c)
“definitive registered global Securities”	FAA §1(c)
“definitive registered Securities”	FAA §1(c)
“definitive Securities”	FAA §1(c)
“DTC”	FAA §4(c)
“Directive”	FAA §4(b)
“Effective Date”	FAA §23
“Event of Default”	RS §7; BS §7; GUSDS §7; GIS §7
“Euroclear”	FAA §1(e)(i); GIS Cover
“Exchange Agent”	FAA §4(c)
“Exchange Date”	FAA §1(b)(iv)
“Exportable Assets”	RS §1; BS §1; GUSDS §1; GIS §1
“External Indebtedness”	RS §1; BS §1; GUSDS §1; GIS §1
“Fiscal Agency Agreement”	RS §1; BS §1; TBGS Cover; GUSDS §1; GIS §1
“Fiscal Agent”	FAA §2; RS §1; BS §1; TBGS Cover; GUSDS Cover; GIS Cover
“Foreign Currency”	RS §1; BS §1; GUSDS §1; GIS §1

[1]	This cross-reference table and the preceding table of contents shall not be deemed to be a part of the Fiscal Agency Agreement for any purpose.

“Foreign Exchange”	RS §1; BS §1; GUSDS §1; GIS §1
“Foreign Money”	FAA §4(c)
“Global Security”	GUSDS §2; GIS §2
“Guarantee”	RS §1; BS §1; GUSDS §1; GIS §1
“Interest Payment Date”	RS Cover; BS Cover; TBGS Cover; GUSDS Cover; GIS Cover
“International Monetary Assets”	RS §1; BS §1; GUSDS §1; GIS §1
“Issuer”	FAA Preamble; RS Cover; BS Cover; TBGS Cover; GUSDS Cover; GIS Cover
“Judgment Currency”	FAA §21
“Lien”	RS §1; BS §1; GUSDS §1; GIS §1
“mandatory sinking fund payment”	RS §6(b); BS §6(b); GUSDS §6(b); GIS §6(b)
“New York City business day”	FAA §4(c)
“optional sinking fund payment”	RS §6(b) ; BS §6(b); GUSDS §6(b); GIS §6(b)
“Outstanding”	FAA §11(d); FAA §11(e)(iii) (with respect to Collective Action Securities)
“Paying Agent(s)”	FAA §2; GUSDS Cover; GIS Cover
“Permitted Lien”	RS §1; BS §1; GUSDS §1; GIS §1
“Person”	RS §1; BS §1; GUSDS §1; GIS §1
“Project Financing”	RS §1; BS §1; GUSDS §1; GIS §1
“Public Sector Instrumentality”	FAA §11(e)(iii)
“registered holder”	RS Cover; GUSDS Cover; GIS Cover
“registered owners”	FAA §4(a)(ii)
“registered Securities”	FAA §1(c)
“Registered Securities”	RS §2; BS §2
“Regular Record Date”	RS Cover; GUSDS Cover; GIS Cover
“Relevant Date”	RS §5(a); BS §5(a); GUSDS §5(a); GIS §5(a)
“Republic”	FAA Preamble; RS Cover; BS Cover; TBGS Cover; GUSDS Cover; GIS Cover
“Reserve Positions in the Fund”	RS §1; BS §1; GUSDS §1; GIS §1
“Reserved Matter”	FAA §11(e)(i)
“Special Drawing Rights”	RS §1; BS §1; GUSDS §1; GIS §1
“Specified Amount”	FAA §4(c)
“Specified Rate”	FAA §4(c)
“Securities”	FAA §1(a); RS §1; BS Cover; GUSDS §1; GIS §1
“Securities of a Series”	FAA §1(a)
“Series”	FAA §1(a)
“Stated Maturity”	RS Cover; BS Cover; TBGS Cover; GUSDS Cover; GIS Cover
“temporary bearer global Securities”	FAA §1(c)
“temporary bearer Securities”	FAA §1(c)
“temporary registered global Securities”	FAA §1(c)
“temporary registered Securities”	FAA §1(c)
“temporary Securities”	FAA §1(c)
“Transfer Agent(s)”	FAA §2; RS §3; BS §3; GUSDS §3; GIS §3
“Turkish Person”	RS §1; BS §1; GUSDS §1
“U.S. Depositary”	FAA §1(f)(i)

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THIS FISCAL AGENCY AGREEMENT (this “Agreement”), dated as of October 4, 2013 and effective as of the Effective Date (as defined below) is entered into between TÜRKİYE CUMHURİYETİ (THE REPUBLIC OF TURKEY) (the “Issuer” or the “Republic”), and CITIBANK, N.A., LONDON BRANCH, a national banking association duly organized and existing under the laws of the United States of America, as Fiscal Agent.

1. Securities Issuable in Series.

(a) General. The Republic may issue its notes, bonds, debentures and/or other unsecured evidences of indebtedness (the “Securities”) in separate series from time to time (each such series of Securities being hereinafter referred to as a “Series” or the “Securities of a Series”) pursuant to a shelf registration statement relating to the Securities filed with the United States Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended. All Securities will be unsecured (subject to the provisions in the Securities providing for the securing of such obligations in the event certain other obligations of the Republic are secured), direct, unconditional and general obligations of the Republic for money borrowed and each Series will rank pari passu with each other Series and at least pari passu in right of payment with all other External Indebtedness (as defined in the Securities) of the Republic. The full faith and credit of the Republic will be pledged for the due and punctual payment of all Securities and for the due and timely performance of all obligations of the Republic in respect thereof. The aggregate principal amount of the Securities of all Series, which may be authenticated and delivered under this Agreement and which may be outstanding at any time, is not limited by this Agreement.

(b) Authorization. The Securities of a Series delivered to the Fiscal Agent (as defined in Section 2 hereof) for authentication on original issuance pursuant to Section 3 hereof shall be authorized by the Republic in a certificate (the “Authorization”) executed by an authorized signatory for the Undersecretariat of Treasury, Prime Ministry or such other official of the Republic as may be set forth in the Authorization and shall establish, and subject to Section 3 hereof shall set forth or prescribe the manner for determining:

(i) Designation: the designation of the Securities of such Series (which shall distinguish the Securities of such Series from all other Series);

(ii) Aggregate Principal Amount: any limit upon the aggregate principal amount of the Securities of such Series which may be authenticated and delivered under this Agreement (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such Series pursuant to the provisions of this Agreement or the Securities of such Series);

(iii) Registered/Bearer Form: whether the Securities of such Series shall be in registered form without interest coupons or in bearer form with or without interest coupons, or both, and the terms upon which Securities of such Series in one form may be exchanged for Securities of such Series in another form, if at all;

(iv) Temporary Global Securities: whether Securities of such Series in registered form and/or bearer form shall initially be represented by a temporary global Security, any date, or the manner of determination of any date, prior to which interests in any such temporary global Security may not be exchanged for definitive Securities of such Series (each an “Exchange Date”) and the extent to which and the manner in which any interest on such temporary global Security may be paid;

(v) Book Entry: whether the definitive Securities of such Series in registered form and/or bearer form shall be represented by one or more definitive global Securities to be deposited with a depositary, and the terms upon which such definitive global Securities may be exchanged for Securities of such Series not in global form, if at all;

(vi) Payment Dates, etc.: the date or dates on which the principal of (and premium, if any, on) the Securities of such Series is payable and the record dates, if any, for the determination of holders of the Securities of such Series to whom such principal (and premium, if any) is payable;

(vii) Interest Rates, etc.: the rate or rates at which the Securities of such Series shall bear interest, if any, or the manner in which such rate or rates will be determined (including any provisions for the increase or decrease of such rate or rates upon the occurrence of specified events), the date or dates from which any such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates, if any, for the determination of holders of the Securities of such Series to whom any such interest is payable;

(viii) Payment Places: the place or places where the principal of (and premium, if any) and any interest on the Securities of such Series is payable, where any Securities of such Series in registered form may be surrendered for registration of transfer, where Securities of such Series may be surrendered for exchange and where notices and demands to or upon the Issuer in request of the Securities of such Series may be served;

(ix) Optional Redemption Features: the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such Series may be redeemed, whether in whole or in part, at the option of the Issuer or otherwise;

(x) Service Redemption Features: the obligation (which may be fixed or contingent upon events), if any, of the Issuer to redeem, purchase or repay Securities of such Series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the price or prices at which, the period or periods within which (or the manner in which such price or prices or period or periods will be determined) and the terms and conditions upon which Securities of such Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(xi) Denomination: the denomination or the denominations in which Securities of such Series shall be issuable and transferable or exchangeable;

(xii) Covenants: if other than as set forth in the forms of Securities attached hereto as Exhibits A, B, C, D and/or E, all covenants or agreements of the Issuer and any events which give rise to the right of the holder of a Security of such Series to accelerate the maturity of such Security;

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(xiii) Special Principal Repayment Features: if other than all of the principal amount thereof, the portion of the principal amount of Securities of such Series which shall be payable upon such acceleration of maturity, or otherwise, or the manner in which such portion will be determined;

(xiv) Foreign Currency Features: the coin or currency or composite currency in which principal of (and premium, if any) and any interest on the Securities of such Series are payable, or the manner in which such coin, currency or composite currency will be determined, and if the principal of (or premium, if any) or interest on the Securities of such Series are to be payable, at the election of the Issuer or a holder thereof, in a currency or currencies, including composite currencies, other than that or those in which the Securities are stated to be payable, the currency or currencies in which payment of the principal of (or premium, if any) or interest on Securities of such Series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(xv) Index Features: if the amount of payments of principal of (or premium, if any) or interest on Securities of such Series may be determined by reference to an index, the manner in which such amounts will be determined;

(xvi) Special Payment Features: the person to whom any interest on any registered Security of such Series shall be payable if other than the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the record date for such interest and the manner in which, or the person to whom, any interest on any bearer Security of such Series shall be payable if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature;

(xvii) Additional Amounts: if other than as set forth in the forms of Securities attached hereto as Exhibits A, B, C, D and/or E, the obligation, if any, of the Issuer to pay additional amounts in respect of principal of (and premium, if any) and any interest on Securities of such Series, and the circumstances under which any such obligation shall arise;

(xviii) Legends: whether any legends shall be stamped or imprinted on all or a portion of the Securities of such Series, and the terms and conditions upon which any such legends may be removed;

(xix) Certifications: whether any variations should be made in the certificates provided in Exhibits F or G hereto with respect to the Securities of such Series;

(xx) Other Terms: any other terms of the Securities of such Series;

(xxi) Form of Securities: the form of the Securities of such Series if other than in substantially the forms of Securities attached hereto as Exhibits A, B, C, D and/or E; and

(xxii) Prescription: whether any prescriptive period applies and, if so, the extent and the terms thereof.

The Authorization shall be delivered to the Fiscal Agent and copies thereof shall be held on file and available for inspection at the corporate trust office of the Fiscal Agent in Canary Wharf, The City of London, and in the offices of any Paying Agents (as referred to below) for the Securities of the Series to which the Authorization relates.

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Securities may be issuable pursuant to warrants (if so provided in the text of such Securities) and the Fiscal Agent may act as warrant agent or in any similar capacity in connection therewith.

(c) Forms of Securities. The Securities of a Series to be issued in registered form without coupons (“registered Securities”) will be issuable in substantially the form attached hereto as Exhibit A hereto or, in the case of registered securities issued in global form in substantially the form attached hereto as Exhibits D and/or E hereto, or such other form as shall be established pursuant to the Authorization and in the denominations specified in the Authorization. The Securities of a Series, if any, to be issued in bearer form, with or without interest coupons attached (“bearer Securities”), will be issuable in substantially the form of Exhibit B hereto or such other form as shall be established pursuant to the Authorization and the denominations specified in the Authorization. In this Agreement, (i)Securities which are not in temporary form are referred to as “definitive Securities” (unless such securities are in global form, in which case they are referred to as “definitive global securities”) and Securities which are in temporary form are referred to as “temporary Securities”, (ii) registered Securities which are not in temporary form are referred to as “definitive registered Securities” (unless such Securities are in global form, in which case they are referred to as “definitive registered global Securities”) and registered Securities which are in temporary form are referred to as “temporary registered Securities” (unless such Securities are in global form, in which case they are referred to as “temporary registered global Securities”) and (iii) bearer Securities which are not in temporary form are referred to as “definitive bearer Securities” (unless such Securities are in global form, in which case they are referred to as “definitive bearer global Securities”) and bearer Securities which are in temporary form are referred to as “temporary bearer Securities” (unless such Securities are in global form, in which case they are referred to as “temporary bearer global Securities”).

All Securities shall be executed manually or by facsimile on behalf of the Issuer by such official or officials of the Republic as shall have been authorized by the Authorization (the “Authorized Officers”), notwithstanding that any such official or officials shall have ceased, for any reason, to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of any such Security. The Securities of a Series may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement or of the Authorization, and may have such letters, numbers or other marks of identification and such legends or endorsements not referred to in the Authorization placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may, consistently herewith, be determined by the Authorized Officers executing such Securities, as conclusively evidenced by their execution of such Securities. All Securities of a particular Series shall be otherwise substantially identical except as to denomination and as provided herein or in the Authorization.

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(d) Temporary Securities. Until definitive Securities of a Series are prepared, the Issuer may (and, if the Authorization so requires, the Issuer shall) execute, and there shall be authenticated and delivered in accordance with the provisions of Section 3 hereof (in lieu of definitive printed Securities of such Series), temporary Securities of such Series. Such temporary Securities may be in global form; provided, however, that any temporary Security in global form shall be in registered form unless delivered in compliance with the conditions set forth in Section 1(e) hereof. Such temporary Securities of a Series shall be subject to the same limitations and conditions and entitled to the same rights and benefits as definitive Securities of such Series, except as provided herein or therein. Unless otherwise provided herein or therein, temporary Securities of a Series shall be exchangeable for definitive Securities of such Series when such definitive Securities are available for delivery; and upon the surrender for exchange of temporary Securities of a Series which are so exchangeable, the Issuer shall execute and there shall be authenticated and delivered, in accordance with the provisions of Sections 5 and 6 hereof, in exchange for such temporary Securities of a Series, a like aggregate principal amount of definitive Securities (provided that such Securities have not been previously redeemed) of such Series of like tenor. The Issuer shall pay all charges, including stamp and other taxes and governmental charges, incident to any exchange of temporary Securities for definitive Securities. All temporary Securities shall be identified as such and shall describe the right of the holder thereof to effect an exchange for definitive Securities and the manner in which such an exchange may be effected.

(e) (i) Originally Issued Bearer Securities. This Section 1(e)(i) shall apply only to definitive bearer Securities, temporary bearer Securities and definitive bearer global Securities which are originally issued at the time of sale thereof.

The Issuer shall not deliver for original issuance at the time of sale thereof any definitive bearer Security, temporary bearer Security or definitive bearer global Security of any Series to the person entitled to physical delivery thereof (other than a common depositary or its nominee (the “Common Depositary”) for the benefit of the operator of the Euroclear system (“Euroclear”) or Clearstream Banking S.A. (“Clearstream”)) except upon delivery by such person to the Issuer of a certificate in substantially the form set forth in Exhibit F hereto and where the person entitled to physical delivery of such Securities is Euroclear or Clearstream, only upon delivery to the Issuer of a certificate in substantially the form set forth in Exhibit G hereto. Notwithstanding any other provision hereof or the Securities of a Series, no bearer Security of such Series may be mailed to or otherwise delivered to any location within the United States of America in connection with their sale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)).

(e) (ii) Temporary Bearer Global Securities. This Section 1(e)(ii) shall apply only to temporary bearer global Securities of a Series delivered to the Common Depositary for Euroclear or Clearstream, except as otherwise may be provided in the Authorization, relating to such Series.

If the Authorization relating to the Securities of a Series so provides, bearer Securities of such Series shall be issued initially in the form of a temporary bearer global Security in substantially the form of Exhibit C hereto or such other form as shall be established pursuant to the Authorization. The temporary bearer global Security of a Series will be exchangeable, as provided below, for definitive bearer or definitive registered Securities of such Series or, if the Authorization so provides, in the form of one or more definitive bearer global Securities or definitive registered global Securities, or any combination thereof specified or contemplated by the Authorization. The term “Securities of a Series” as used herein includes any temporary bearer global Security of such Series.

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Any such temporary bearer global Security of a Series shall be executed by the Issuer and delivered to the Fiscal Agent, and the Fiscal Agent shall, upon the order of the Issuer, authenticate such temporary bearer global Security and deliver such temporary bearer global Security to the Common Depositary for the benefit of Euroclear and Clearstream for credit to the respective accounts of the beneficial owners of Securities of such Series on the records of Euroclear and Clearstream (or to such other accounts as they may direct).

Unless otherwise specified in the Authorization, the interest of a beneficial owner of Securities of a Series in the temporary bearer global Security of such Series shall be exchanged for definitive bearer Securities or definitive registered Securities of such Series or any combination thereof, when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in substantially the form set forth in Exhibit F hereto, copies of which certificate shall be available at the offices of Euroclear, Clearstream and the Fiscal Agent. If an Exchange Date is specified in the Authorization relating to the Securities of a Series to be applicable to the Securities of such Series, no definitive Securities of such Series shall be exchanged pursuant to this Section 1(e)(ii) prior to such Exchange Date. Any exchange pursuant to this Section 1(e)(ii) shall be made free of charge to the beneficial owners of the temporary bearer global Security, except that a person receiving definitive Securities must bear the cost payable in advance to the Fiscal Agent of insurance, postage, transportation and the like in the event that such person does not take delivery of such definitive Securities in person at the offices of the Fiscal Agent. Notwithstanding any other provision hereof or of the Securities of a Series, no bearer Security of such Series may be mailed to or otherwise delivered in connection with their sale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) to a location within the United States of America.

On or after the applicable Exchange Date, or if no Exchange Date is specified in the Authorization relating to the Securities of a Series to be applicable to Securities of such Series, on or after the date of original issuance of the Securities of such Series, the temporary bearer global Security of such Series shall be surrendered by the Common Depositary to the Fiscal Agent outside the United States of America, as the Issuer’s agent, for purposes of the exchange of Securities described below. In the event the temporary bearer global Security of such Series is to be exchanged for one or more definitive bearer global Securities and/or definitive registered global Securities, following such surrender the Fiscal Agent shall authenticate and deliver such definitive Securities to the Common Depositary for the benefit of Euroclear and Clearstream for credit to the respective accounts of the beneficial owners of Securities of such Series on the records of Euroclear and Clearstream (or to such other accounts as they may direct), but only upon delivery by Euroclear and Clearstream, as the case may be, to the Fiscal Agent of a certificate or certificates in substantially the form set forth in Exhibit G hereto. In the event the temporary bearer global Security of a Series is to be exchanged for one or more definitive bearer Securities and/or definitive registered Securities, following such surrender, upon the request of Euroclear or Clearstream, acting on behalf of beneficial owners of Securities, the Fiscal Agent shall authenticate and deliver to Euroclear or Clearstream, as the case may be, for the account of

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such owners, definitive bearer Securities or definitive registered Securities, or any combination thereof, as shall be specified by such owners, in exchange for the aggregate principal amount of the temporary bearer global Security of such Series beneficially owned by such owners, but only upon delivery by Euroclear and Clearstream, as the case may be, to the Fiscal Agent of a certificate or certificates in substantially the form set forth in Exhibit G hereto.

Upon any exchange of a portion of the temporary bearer global Security of a Series for definitive Securities of such Series, the temporary bearer global Security of such Series shall be endorsed to reflect the reduction of the principal amount evidenced thereby, whereupon its remaining principal amount shall be reduced for all purposes by the amount so exchanged. Until so exchanged in full, the temporary bearer global Security of a Series shall in all respects be entitled to the same benefits under this Agreement as definitive Securities of such Series authenticated and delivered hereunder, except that neither Euroclear nor Clearstream nor the beneficial owners of the temporary bearer global Security of such Series shall be entitled to receive payment of interest thereon except as provided in the next sentence. Beneficial owners of the temporary bearer global Security of such Series, and Euroclear or Clearstream on their behalf, shall be entitled to receive payment of interest prior to any such exchange for definitive Securities following delivery by the beneficial owners to Euroclear or Clearstream, as the case may be, of a certificate in substantially the form set forth in Exhibit F hereto and delivery by Euroclear or Clearstream to the Fiscal Agent of a certificate in substantially the form set forth in Exhibit G thereto.

(f) (i) U.S. Book-Entry Provisions. This Section 1(f)(i) shall apply only to definitive registered global Securities of a Series deposited with or on behalf of a depositary located in the United States of America (a “U.S. Depositary”), except as may otherwise be provided in the Authorization.

If the Issuer shall establish in the Authorization that the registered Securities of a Series are to be issued, in whole or in part, in the form of one or more definitive registered global Securities deposited with or on behalf of a U.S. Depositary, then the Issuer shall execute and the Fiscal Agent shall, in accordance with this Section 1(f)(i) and the Authorization with respect to such Series, authenticate and deliver one or more definitive registered global Securities that (A) shall be registered in the name of the U.S. Depositary for such global Security or Securities or the nominee of such U.S. Depositary, (B) shall be delivered by the Fiscal Agent to such U.S. Depositary or pursuant to U.S. Depositary’s instruction and (C) except as otherwise provided in the Authorization, shall bear a legend substantially to the following effect: “UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE REPUBLIC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN”.

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Members of, or participants in, a U.S. Depositary (“Agent Members”) shall have no rights under this Agreement with respect to any definitive registered global Security held on their behalf by a U.S. Depositary or its nominee, and such U.S. Depositary may be treated by the Issuer, the Fiscal Agent, and any agent of the Issuer or the Fiscal Agent as the owner of such definitive registered global security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Fiscal Agent, or any agent of the Issuer or the Fiscal Agent, from giving effect to any written certification, proxy or other authorization furnished by a U.S. Depositary or impair, as between a U.S. Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(f) (ii) Offshore Book-Entry Provisions. This Section 1(f)(ii) shall apply only to definitive global Securities of a Series delivered to the Common Depositary for the benefit of Euroclear and Clearstream, except as may otherwise be provided in the Authorization.

If the Issuer shall establish in the Authorization that the Securities of a Series are to be issued in whole or in part in the form of one or more definitive global Securities deposited with or on behalf of a Common Depositary, then the Issuer shall execute and the Fiscal Agent shall, in accordance with this Section 1(f)(ii) and the Authorization with respect to such Series, authenticate and deliver one or more definitive global Securities that shall be delivered by the Fiscal Agent to such Common Depositary or its nominees or pursuant to such Common Depositary’s instruction.

The provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “Management Regulations” and “Instructions to Participants” of Clearstream, respectively, shall be applicable to definitive global Securities of a Series delivered to the Common Depositary for the benefit of Euroclear and Clearstream. Account holders or participants in Euroclear and Clearstream shall have no rights under this Agreement with respect to any such definitive global Securities delivered to the Common Depositary for the benefit of Euroclear and Clearstream for credit to the respective accounts of such account holders or participants, and such Common Depositary may be treated by the Issuer, the Fiscal Agent, and any agent of the Issuer or the Fiscal Agent as the sole owner or holder of any such definitive global Securities for the purposes of receiving payment on the Securities, receiving notices and for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Fiscal Agent, or any agent of the Issuer or the Fiscal Agent, from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary or impair, as between the Common Depositary and its account holders or participants, the operation of customary practices governing the exercise of the rights of a holder of any Security. The Common Depositary may grant proxies and otherwise authorize any person, including Euroclear and Clearstream and beneficial owners of the Securities, to take any action which a holder is entitled to take under this Agreement or the Securities.

(g) Legends. Securities of a Series shall be stamped or otherwise be imprinted with such legends, if any, as are provided in the Authorization or pursuant to Section 1(c) hereof. Any legends so provided may be removed as provided in the Authorization or pursuant to Section 1(c) hereof.

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2. Fiscal Agent; Other Agents.

The Issuer hereby appoints Citibank, N.A., London Branch, having a corporate trust office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, as Fiscal Agent of the Issuer in respect of the Securities upon the terms and subject to the conditions herein set forth, and Citibank, N.A., London Branch hereby accepts such appointment. Citibank, N.A., London Branch, and any successor or successors as such Fiscal Agent qualified and appointed in accordance with Section 9 hereof, are herein called the “Fiscal Agent”. The Fiscal Agent shall have the powers and authority granted to and conferred upon it in the Securities and hereby and such further powers and authority to act on behalf of the Issuer as may be mutually agreed upon by the Issuer and the Fiscal Agent. All of the terms and provisions with respect to such powers and authority contained in the Securities are subject to and governed by the terms and provisions hereof.

The Issuer hereby appoints Citibank, N.A., London Branch, having a corporate trust office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, as Exchange Agent (as defined below) upon the terms and subject to the conditions herein set forth, and Citibank, N.A., London Branch hereby accepts such appointment.

The Issuer may, at its discretion, appoint one or more agents (a “Paying Agent” or “Paying Agents”) for the payment (subject to applicable laws and regulations) of the principal of (and premium, if any) and any interest on the Securities of a Series, and one or more agents (a “Transfer Agent” or “Transfer Agents”) for the transfer and exchange of Securities of a Series, at such place or places as the Issuer may determine; provided, however, that for so long as any Securities of such Series are listed on any stock exchange located outside of the United States of America and such exchange shall so require, the Issuer shall maintain a Paying Agent in any required city located outside the United States of America; and provided, further, that, in the event Securities are issued in registered form, the Issuer shall maintain a Paying Agent in a location designated for such Series and, if Securities of a Series are issuable as bearer Securities, the Issuer shall maintain (i) a Paying Agent in the City of London, for payments with respect to any registered Securities of the Series (and for payments with respect to bearer Securities of the Series in the circumstances described in Section 4(a), but not otherwise), and (ii) a Paying Agent in a location designated outside the United States of America (including the States and the District of Columbia), its territories, possessions and other areas subject to its jurisdiction for the payment of principal of (and premium, if any) and any interest on bearer Securities of such Series (which Paying Agent may be the Fiscal Agent). The Issuer shall promptly notify the Fiscal Agent of the name and address of each Paying Agent and Transfer Agent appointed by it and of the country or countries in which a Paying Agent or Transfer Agent may act in that capacity, and will notify the Fiscal Agent of the resignation or termination of any Paying Agent or Transfer Agent. Subject to the provisions of Section 9 hereof, the Issuer may vary or terminate the appointment of any such Paying Agent or Transfer Agent at any time and from time to time upon giving not less than thirty days’ notice to such Paying Agent or Transfer Agent, as the case may be, and to the Fiscal Agent. Notwithstanding the foregoing, if the Issuer issues bearer Securities of a Series, to the extent provided in the Securities of such Series, the Issuer shall maintain under appointment a Paying Agent or Paying Agents with respect to such Series outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction for the payment of principal of (and premium, if any) and any interest on bearer Securities of such Series.

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In respect of the Securities of a Series, the Issuer shall cause notice of any resignation, termination or appointment of any Paying Agent or Transfer or of the Fiscal Agent and of any change in the office through which any such Agent will act to be given as provided in the text of the Securities of such Series.

3. Authentication.

The Fiscal Agent is authorized, upon receipt of Securities of a Series duly executed on behalf of the Issuer for the purposes of the original issuance of Securities of such Series, (i) to authenticate said Securities in an aggregate principal amount not in excess of the aggregate principal amount specified in the text of the Securities in accordance with the written order or orders of the Issuer signed on its behalf by any person authorized by or pursuant to the Authorization and (ii) thereafter to authenticate and deliver Securities of such Series in accordance with the provisions therein or hereinafter set forth.

Notwithstanding the provisions of Section 1(b) and of the preceding paragraph, if all Securities of a Series are not to be originally issued at one time, it shall not be necessary to deliver the Authorization otherwise required pursuant to Section 1(b) or the order or orders otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such Series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such Series to be issued.

The Fiscal Agent may, with the written consent of the Issuer, appoint by an instrument or instruments in writing one or more agents (which may include itself) for the authentication of Securities of a Series and, with such consent, vary or terminate any such appointment upon written notice and approve any change in the office through which any authenticating agent acts. The Issuer (by written notice to the Fiscal Agent and the authenticating agent whose appointment is to be terminated) may also terminate any such appointment at any time. The Fiscal Agent hereby agrees to solicit written acceptances from the entities concerned (in form and substance satisfactory to the Issuer) of such appointments. In its acceptance of such appointment, each such authenticating agent shall agree to act as an authenticating agent pursuant to the terms and conditions of this Agreement.

4. Payment and Cancellation.

(a) Payment. Subject to the following provisions, the Issuer shall provide to the Fiscal Agent in funds available on or prior to the opening of business in each place of payment on each date on which a payment of principal of (or premium, if any) or any interest on the Securities of a Series shall become due, as set forth in the text of the Securities of such Series, such amount in such coin or currency as is necessary to make such payment and the Issuer hereby authorizes and directs the Fiscal Agent from funds so provided to it to make or cause to be made payment of the principal of (and premium, if any) and any interest, as the case may be, on the Securities of such Series as set forth herein and in the text of said Securities.

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(i) The Republic shall, before 10:00 a.m. (London time) on the third local banking day before the due date of such payment, confirm to the Fiscal Agent that it has given irrevocable instructions for the transfer of the relevant funds on or prior to the due date to the Fiscal Agent and the name and the account of the bank through which such payment is being made. The Fiscal Agent shall not be obligated (but shall be entitled) to make payment until it is able to establish that (whether or not at the time) the full amount of the relevant payment due to it hereunder has been received in cleared funds. The Fiscal Agent shall arrange directly with any Paying Agent who may have been appointed by the Issuer pursuant to the provisions of Section 2 hereof for the payment from funds so paid by the Issuer of the principal of (and premium, if any) and any interest on the Securities of such Series as set forth herein and in the text of said Securities. Notwithstanding the foregoing, where the Authorization expressly so provides, the Issuer may provide directly to a Paying Agent funds for the payment of the principal thereof and premium and interest, if any, payable thereon under an agreement with respect to such funds containing substantially the same terms and conditions set forth in this Section 4(a) and in Section 8(b) hereof and shall so advise the Fiscal Agent; and the Fiscal Agent shall have no responsibility with respect to any funds so provided by the Issuer to any such Paying Agent.

(ii) Any interest on registered Securities of a Series shall be paid, unless otherwise provided in the text of the Securities of such Series, to the persons (the “registered owners”) in whose names such Securities are registered on the register maintained pursuant to Section 6 hereof at the close of business on the record dates designated in the text of the Securities of such Series. Principal of (and premium, if any, on) registered Securities of a Series shall be payable against surrender thereof at the corporate trust office of the Fiscal Agent and at the offices of such other Paying Agents as the Issuer shall have appointed pursuant to Section 2 hereof. Payments of principal of (and premium, if any, on) registered Securities of a Series shall be made against surrender of registered Securities of such Series; provided, however, that, if so provided in the text of the Securities of such Series, payments of any interest on registered Securities of a Series shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the register of the Securities of such Series maintained pursuant to Section 6 hereof, or, in the case of payments of principal (and premium, if any), to such other address as the registered owner shall provide in writing at the time of such surrender; provided, further, that such payments may be made, in the case of a registered owner of global Securities, by transfer to an account denominated in the currency in which such payments are to be made maintained by the payee if such registered owner so elects by giving notice to the Fiscal Agent, not less than 21 days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the date of the payments to be obtained, of such election and of the account to which payment is to be made.

(iii) Any interest on bearer Securities of a Series shall be payable by check upon surrender of any applicable coupon, and principal of (and premium, if any, on) bearer Securities of such Series shall be payable by check upon surrender of such Securities, at such offices or agencies of the Fiscal Agent or any Paying Agent outside the United States of America as the Issuer may from time to time designate, unless the Issuer shall have otherwise instructed the Fiscal Agent, or additionally or alternatively, in such other manner as may be set forth or provided for in the Securities of such Series. No such check which is mailed shall be mailed to an address in the United States of America nor shall any transfer made in lieu of payment by

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check be made to an account maintained by the payee with a bank in the United States of America. Neither the Fiscal Agent nor any Paying Agent shall, and the Issuer shall not instruct the Fiscal Agent or any Paying Agent to, make such payments on bearer Securities of a Series at an office or agency located in the United States of America unless such payments are to be made in U.S. dollars and payment of the full amount so payable at each office of the Fiscal Agent and of each Paying Agent outside the United States of America appointed and maintained by the Issuer in accordance with Section 2 hereof is illegal or effectively precluded by reason of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amount in U.S. dollars.

(iv) Interest on Securities of a Series in which the rate of interest is a fixed rate will be computed on the basis of a year of 360 days and the actual number of days elapsed unless otherwise provided in the Authorization relating to Securities of such Series.

(v) Any money received by the Fiscal Agent or the Paying Agent from the Issuer under this Agreement shall not be treated as client money for the purposes of the Client Assets Sourcebook of the Financial Services Authority Handbook, but shall be held under a banking relationship rather than as a trustee.

(b) Withholding; Payment of Additional Amounts. In respect of the Securities of each Series issued hereunder, at least 10 days prior to the first date of payment of interest (which, for purposes of this subsection (b), shall include accrued original issue discount) on the Securities of such Series and at least 10 days prior to each date, if any, of payment of principal (and premium, if any) or interest thereafter if there has been any change with respect to the matters set forth in the below-mentioned certificate, the Issuer will furnish the Fiscal Agent and each other Paying Agent with a certificate of Authorized Officers instructing the Fiscal Agent and each other Paying Agent whether such payment of principal of (and premium, if any) or any interest on such Securities shall be made without deduction or withholding for or on account of any tax, assessment or other governmental charge. If any such deduction or withholding shall be required, then such certificate shall specify, by country, the amount, if any, required to be withheld on such payment to holders of such Securities or coupons, and the Issuer will pay or cause to be paid to the Fiscal Agent (or, if applicable, directly to a Paying Agent or Agents) additional amounts, if any, required by the terms of such Securities to be paid. No additional amounts shall be paid or caused to be paid by the Issuer to the Fiscal Agent (or, if applicable, directly to a Paying Agent or Agents), if a tax applied by a Member State of the European Union by way of withholding, deduction or otherwise is imposed on a payment of principal of (and premium, if any) or any interest on such Securities and is required to be made pursuant to any European Union Directive (the “Directive”) on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000, or pursuant to any law implementing or complying with, or introduced in order to conform to, such Directive, or if the holder of such Securities would have been able to avoid such withholding or deduction by presenting such Securities for payment to another Paying Agent in a Member State of the European Union. The Issuer agrees to indemnify the Fiscal Agent and each other Paying Agent for, and to hold them harmless against any loss, liability or documented expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any certificate furnished pursuant hereto.

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(c) Duties of Exchange Agent. This Section 4(c) shall apply only to definitive registered global Securities deposited with The Depository Trust Company (“DTC”) pursuant to Section 1(f)(i). If payment of the principal of (or premium, if any) or interest on Securities of a Series is to be made in a currency other than the U.S. dollar (the “Foreign Money”) and the Fiscal Agent is acting as exchange agent (the “Exchange Agent”), the Exchange Agent shall:

(i) accept the Foreign Money by remittance to an account maintained by the Exchange Agent of the total amount of interest or principal (or premium, if any) due on any payment date on Securities held by DTC on the record date. The Exchange Agent shall be advised by DTC if any beneficial holders of the Securities of such Series held by DTC have elected to receive payment in Foreign Money and, if so, the amount of Securities of such Series held by such holders and the accounts to which such payments in Foreign Money are to be wired. On the payment date, the Exchange Agent shall wire payment in the appropriate Foreign Money amounts to the accounts indicated. The remainder on such payment date shall be exchanged by the Exchange Agent pursuant to sub-clause (ii) below into U.S. dollars and, after deduction of any costs relating to such exchange, shall be paid to DTC on the payment date; and

(ii) at or prior to 11:00 a. m., New York City time, on the day which is two New York City business days (as defined below) preceding the applicable payment date, enter into a contract for the purchase of U.S. dollars with the Specified Amount (as defined below) of Foreign Money and at the Specified Rate (as defined below) for settlement on such payment date. If an exchange bid quotation is not available from the Exchange Agent, the Exchange Agent will obtain a bid quotation from a leading foreign exchange bank in the City of New York selected by the Exchange Agent after consultation with the Issuer. In the event that no bid quotation from a leading foreign exchange bank in the City of New York selected by the Exchange Agent is available or the Exchange Agent is unable to convert the Foreign Money into U.S. dollars, the Exchange Agent will notify DTC that the entire payment is to be made in Foreign Money. “Specified Amount” shall mean the aggregate amount of Foreign Money payable to all holders holding Securities of such Series through participants of DTC that have not elected to receive payments in Foreign Money. “Specified Rate” shall mean the Exchange Agent’s agency rate for the conversion of Foreign Money (in an amount similar to the Specified Amount) to U.S. dollars. If the payment date is not a day (other than a Saturday or Sunday) on which commercial banks are open for business (including dealings in foreign currencies) in each of the City of London and the City of New York, delivery of the U.S. dollars will occur on the next succeeding day that is such a business day. In this sub-clause (ii), the term “New York City business day” shall mean any day on which commercial banks and foreign exchange markets settle payments in the City of New York.

(d) Cancellation. All Securities, together with all coupons thereto appertaining, delivered to the Fiscal Agent (or any other Agent appointed by the Issuer pursuant to Section 2 hereof) for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment as herein or in the Securities provided and all coupons paid through the application of interest installments (other than Securities and coupons delivered to the Fiscal Agent), shall be cancelled and forwarded to the Fiscal Agent by the Agent to which they are delivered. All such Securities and coupons shall be cancelled and destroyed by the Fiscal Agent or such other person as may be jointly designated by the Issuer and the Fiscal Agent, which shall upon request furnish certificates of such destruction to the Issuer.

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(e) References to include Additional Amounts. All references in this Agreement to principal, premium and interest in respect of Securities of a Series shall, unless the context otherwise requires, be deemed to mean and include all additional amounts, if any, payable in respect thereof as set forth herein or in the text of the Securities of such Series. The Fiscal Agent shall be entitled to make payments net of any taxes or other sums required by any applicable law to be withheld or deducted.

5. Exchange of Securities.

(a) General. The Fiscal Agent or its agent duly authorized by the Fiscal Agent, is hereby authorized from time to time in accordance with the provisions of the Securities and of this Section to authenticate and deliver:

(i) Securities of a Series in exchange for or in lieu of Securities of such Series of like tenor and of like form which become mutilated, destroyed, stolen or lost (if, in the case of any destroyed, stolen or lost Securities, there shall have been delivered to the Issuer and the Fiscal Agent evidence to their satisfaction as to the destruction, theft or loss of such Securities and such security or indemnity as may be required by them to hold each of them harmless);

(ii) registered Securities of a Series of authorized denominations in exchange for a like aggregate principal amount of registered Securities of such Series of like tenor and of like form;

(iii) if bearer Securities of a Series are authorized to be issued, registered Securities of such Series in exchange for a like aggregate principal amount of bearer Securities of such Series of like tenor and of like form;

(iv) if Securities of a Series are subject to partial redemption, Securities of a Series of authorized denominations in exchange for the unredeemed portion of any Securities of such Series redeemed in part only; and

(v) if specifically so provided by the provisions of the Securities of a Series, Securities of such Series in exchange for Securities of another Series;

provided, however, that any definitive registered global Security shall be exchangeable only as provided in Sections 5(a)(i), 5(a)(iv) and 5(b) and any definitive bearer global Securities delivered to a Common Depositary shall be exchangeable only as provided in Sections 5(a)(i), 5(a)(iv) and 5(c).

Bearer Securities may not be issued in exchange for registered Securities. All bearer Securities of a Series surrendered for exchange for other Securities of such Series shall have attached thereto all unmatured coupons appertaining thereto. Unless otherwise provided in the Authorization, bearer Securities shall be dated the date from which interest on the Securities of such Series first begins to accrue. Registered Securities shall be dated the date of their authentication by the Fiscal Agent. Each Security authenticated and delivered upon any transfer or exchange for or in lieu of the whole or any part of any Security shall carry all the rights if any, to interest accrued and unpaid and to accrue which were carried by the whole or such part of such Security. Notwithstanding anything to the contrary herein contained, such new Security, if a registered Security, shall be so dated, and, if a bearer Security, shall have attached thereto such coupons, that neither gain nor loss in interest shall result from such transfer or exchange.

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(b) (i) Definitive Registered Global Securities Deposited with a U.S. Depositary. This Section 5(b)(i) shall apply only to definitive registered global Securities deposited with a U.S. Depositary pursuant to Section 1(f)(i), unless otherwise provided in the Authorization. A definitive registered global Security shall be exchangeable if (x) the U.S. Depositary notifies the Issuer that it is unwilling or unable to continue as a clearing agency for all global Securities or if at any time such U.S. Depositary ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, (y) the Issuer delivers to the Fiscal Agent a written notice executed by Authorized Officers that all definitive registered global Securities shall be exchangeable or (z) an event of default has occurred and is continuing with respect to the Securities. Unless the definitive registered global Security is presented by an authorized representative of the U.S. Depositary to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of a nominee of the U.S. Depositary and any payment is made to such nominee, any transfer, pledge or other use of the definitive registered global Security for value or otherwise shall be wrongful since the registered owner of the definitive registered global Security, the nominee of the U.S. Depositary, has an interest in the definitive registered global Security.

If the beneficial owners of interests in a definitive registered global Security are entitled to exchange interests for definitive registered Securities of such Series of another authorized form, as provided in the second preceding paragraph, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged the Issuer shall deliver to the Fiscal Agent definitive registered Securities executed by the Issuer and in an aggregate principal or face amount equal to the principal or face amount of such definitive registered global Security executed by the Issuer. On or after the earliest date on which such interests may be so exchanged, such definitive registered global Security may be surrendered by the U.S. Depositary to the Fiscal Agent, as the Issuer’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive registered Securities without charge and the Fiscal Agent shall authenticate and deliver, in exchange for each portion of such definitive registered global Security, an equal aggregate principal amount of definitive registered Securities of the same Series of authorized denominations and of like tenor as the portion of such definitive registered global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of such Series and like tenor to be redeemed and ending on the relevant date of redemption. Any definitive registered global Security that is exchangeable pursuant to this Section 5(b)(i) shall be exchangeable for definitive registered Securities issuable in the denominations specified in the Authorization and registered in such names as the U.S. Depositary shall direct. If a definitive registered Security is issued in exchange for any portion of a definitive registered global Security after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the relevant interest payment date, interest will be payable on such interest payment date only to the person to whom interest in respect of such portion of such definitive registered book-entry Security is payable.

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The U.S. Depositary may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interest through Agent Members, to take any action which a holder is entitled to take under this Agreement or the Securities.

(b) (ii) Definitive Registered Global Securities Deposited with a Common Depositary. This Section 5(b)(ii) shall apply only to definitive registered global Securities deposited with the Common Depositary pursuant to Section 1(f)(ii), unless otherwise provided in the Authorization.

A definitive registered global Security deposited with the Common Depositary shall be exchangeable if (x) Euroclear or Clearstream notifies the Issuer that it is unwilling or unable to continue as clearing agency for all global Securities and a successor clearing agency is not appointed by the Republic within 90 days after receiving such notice from Euroclear or Clearstream, (y) the Issuer delivers to the Fiscal Agent a written notice executed by Authorized Officers that all definitive registered global Securities shall be exchangeable or (z) an event of default has occurred and is continuing with respect to the Securities. Any Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificated Securities issuable in denominations of $1,000 or such other denominations in multiples of $1,000 as may be specified in such Security and integral multiples thereof and registered in such names as the U.S. Depositary holding such Security shall direct.

Transfers of interest in a definitive registered global Securities deposited with a U.S. Depositary can be effected for holders who take an interest in a definitive registered global Securities deposited with Euroclear and Clearstream, and vice versa, pursuant to such certificates or other documents, if any, as may be required by the Transfer Agent.

(c) Definitive Bearer Global Securities. This Section 5(c) shall apply only to definitive bearer global Securities delivered to a Common Depositary for Euroclear or Clearstream pursuant to Section 1(f)(ii), unless otherwise provided in the Authorization.

If the beneficial owners of interests in a definitive bearer global Security are entitled to exchange such interests for definitive bearer Securities or definitive registered Securities of such Series, as provided in the Authorization, then without unnecessary delay but in any event not later than the fifteenth day prior to the earliest date on which such interests may be so exchanged the Issuer shall deliver to the Fiscal Agent definitive bearer Securities and/or definitive registered Securities executed by the Issuer and in an aggregate principal amount equal to the principal amount of such definitive bearer global Security on or after the earliest date on which such interests may be so exchanged, such definitive global Security may be surrendered by the Common Depositary to the Fiscal Agent outside the United States of America, as the Issuer’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive bearer Securities and/or definitive registered Securities without charge and the Fiscal Agent shall authenticate and deliver, in exchange for each portion of such definitive bearer global Security, an equal aggregate principal amount of definitive bearer Securities and/or definitive registered Securities of the same Series of authorized denominations and of like tenor as the portion of such definitive bearer global Security in such combination thereof as shall be specified by the beneficial owner thereof and communicated to the Fiscal Agent through Euroclear or Clearstream, and, if in registered form, registered in such name as may be specified by the

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beneficial owner thereof and so communicated to the Fiscal Agent; provided, however, that no such exchange may occur during a period beginning at the opening of business 15 days before any selection of Securities of that Series and like tenor to be redeemed and ending on the relevant date of redemption; and provided, further, that no definitive bearer Security delivered in exchange for a portion of a definitive bearer global Security shall be mailed or otherwise delivered to any location in the United States of America. If a definitive registered Security is issued in exchange for any portion of a definitive bearer global Security after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the relevant interest payment date, interest will not be payable on such interest payment date in respect of such definitive registered Security, but will be payable on such interest payment date only to the person to whom interest in respect of such portion of such definitive bearer global Security is payable.

Beneficial interests in a definitive bearer global Security will be evidenced only by, and transfers thereof will be effected only through, records maintained by Euroclear and Clearstream.

6. Register.

The Fiscal Agent, as agent of the Issuer for the purpose of registration of transfers, shall maintain a register of each Series of Securities issued in whole or in part in registered form for the registration of transfers of Securities of such Series. Upon presentation for the purpose of registration of transfer at the corporate trust office of the Fiscal Agent in Canary Wharf, the City of London (or such other location as may be specified in the terms of the Securities of such series) of any registered Security of such Series, accompanied by a written instrument of transfer in the form approved by the Issuer and the Fiscal Agent (it being understood that, until notice to the contrary is given to holders of Securities of a Series, the Issuer and the Fiscal Agent shall be deemed to have approved the form of instrument of transfer, if any, printed on any definitive registered Security of such Series), executed by the registered holder, in person or by such holder’s attorney thereunto duly authorized in writing, such Security shall be transferred upon the register for the Securities of such Series, and a new registered Security of such Series and of like tenor shall be authenticated and issued in the name of the transferee; provided, however, that registered Securities may be delivered for the purpose of registration of transfer by mail at the risk and expense of the transferor. Transfers and exchanges of Securities of a Series shall be subject to such restrictions as shall be set forth in the text of the Securities of such Series and such reasonable regulations as may be prescribed by the Issuer. Successive registrations and registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be named on the Security register. No service charge shall be made for any registration, registration of transfer or exchange of the Securities of a Series unless otherwise provided by the provisions of the Securities of such Series, but, except as otherwise provided herein with respect to the exchange of temporary securities for definitive securities, the Fiscal Agent (and any Transfer Agent or authenticating agent appointed pursuant to Section 2 or 3 hereof, respectively) may require payment of a sum sufficient to cover any stamp or other tax or governmental charge in connection therewith and any other amounts required to be paid by the provisions of the Securities of such Series.

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Any Transfer Agent appointed pursuant to Section 2 hereof shall provide to the Fiscal Agent such information as the Fiscal Agent may reasonably require in connection with the delivery by such Transfer Agent of Securities in exchange for other Securities.

Neither the Fiscal Agent nor any Transfer Agent shall be required to make registrations of transfers or exchange of Securities of a Series during any periods set forth in the text of the Securities of such Series.

7. Sinking Fund and Optional Redemption.

The Issuer hereby authorizes and directs the Fiscal Agent to administer the sinking fund with respect to the Securities of any Series having a mandatory sinking fund or similar provision in accordance with the provisions set forth in the text of the Securities of such Series. In the event that the provisions of the Securities of a Series permit the Issuer to redeem Securities of such Series at its option, the Issuer shall, unless otherwise provided in the text of the Securities of such Series, give written notice to the Fiscal Agent of the principal amount of Securities of such Series to be so redeemed not less than 60 days prior to the redemption date. All notices of redemption of the Securities of a Series shall be made in the name and at the expense of the Issuer and shall be given in accordance with the provisions applicable thereto set forth in the Authorization relating to or the text of the Securities of such Series. In the event that the provisions set forth in the Authorization or in the text of the Securities of a Series permit the Issuer to redeem Securities of such Series only upon the occurrence or satisfaction of a condition or conditions precedent thereto, prior to the giving of notice of redemption of the Securities of such Series, the Issuer shall deliver to the Fiscal Agent a certificate of Authorized Officers stating that the Issuer is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that such condition or conditions precedent have occurred or been satisfied. In the event that the provisions of the Securities of a Series permit the holders thereof, at their option, to cause the Issuer to redeem such Securities, the Issuer shall, as contemplated by Section 4 hereof, arrange with the Fiscal Agent (and such Paying Agent for such purpose, if applicable) for the provision of funds sufficient to make payments to such holders in respect of such redemptions, and the Fiscal Agent shall provide to the Issuer from time to time reasonably detailed information as to such redemptions.

Whenever less than all the Securities of a Series at any time outstanding are to be redeemed at the option of the Issuer, the particular Securities of such Series to be redeemed shall be selected not more than 60 days prior to the redemption date by the Fiscal Agent from the Outstanding Securities of such Series not previously called for redemption and, in the case of bearer Securities of such Series, individually by lot (unless all bearer Securities are subject to such redemption) and, in the case of registered Securities of such Series, by such usual method as the Fiscal Agent shall deem fair and appropriate, which method may provide for the selection for redemption of portions of the principal amount of registered Securities of such Series the minimum denominations of which, if any, will be specified in the text of the Securities of such Series. Upon any partial redemption of a registered Security of a Series, the Fiscal Agent shall authenticate and deliver in exchange therefor one or more registered Securities of such Series, of any authorized denomination and like tenor as requested by the holder thereof, in aggregate principal amount equal to the unredeemed portion or the principal of such Security.

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8. Conditions of Fiscal Agent’s Obligations.

The Fiscal Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Issuer agrees and to all of which the rights of holders from time to time of Securities are subject:

(a) Compensation and Indemnity. The Fiscal Agent shall be entitled to reasonable compensation as agreed with the Issuer for all services rendered by it, and the Issuer agrees promptly to pay such compensation and to reimburse the Fiscal Agent for the documented and reasonable out-of-pocket expenses (including counsel fees) incurred by it in connection with its services hereunder. The Issuer also agrees to indemnify the Fiscal Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct, arising out of, or in connection with, its acting as Fiscal Agent hereunder, as well as the costs and expenses of defending against any claim of liability in the premises. The obligations of the Issuer under this Section 8(a) shall survive payment of all the Securities or the resignation or removal of the Fiscal Agent.

(b) Agency. In acting under this Agreement and in connection with the Securities, the Fiscal Agent is acting solely as agent of the Issuer and does not assume any responsibility for the correctness of the recitals in the Securities (except for the correctness of the statement in its certificate of authentication thereon) or any fiduciary duty, any obligation or relationship of agency or trust, for or with any of the owners or holders of the Securities or coupons, except that all funds held by the Fiscal Agent for the payment of principal of (and premium, if any) and any interest on the Securities shall be held for the benefit of such owner or holders, as the case may be, as set forth herein and in the Securities; provided, however, that monies held in respect of the Securities of a Series remaining unclaimed at the end of two years after the principal of all the Securities of such Series shall have become due and payable (whether at maturity or otherwise) and monies sufficient therefor shall have been duly made available for payment shall, together with any interest made available for payment thereon, be repaid to the Issuer, as provided and in the manner set forth in the Securities of such Series. Upon such repayment all liability for the Fiscal Agent and Paying Agents with respect to such funds shall thereupon cease.

(c) Advice of Counsel. The Fiscal Agent and any Paying Agent or Transfer Agent appointed by the Issuer pursuant to Section 2 hereof may consult with their respective counsel or other counsel satisfactory to them or any professional advisors, and the opinion of such counsel or advisor shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder in good faith and without negligence and in accordance with such opinion.

(d) Reliance. The Fiscal Agent and any Paying Agent or Transfer Agent appointed by the Issuer pursuant to Section 2 hereof each shall be protected and incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Security or coupon, notice, direction, consent, certificate, affidavit, statement, opinion or other paper or document reasonably believed by it, in good faith and without negligence, to be genuine and to have been passed or signed by the proper parties.

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(e) Interest in Securities, etc. The Fiscal Agent, any Paying Agent or Transfer Agent appointed by the Issuer pursuant to Section 2 hereof and their respective affiliates, officers, directors and employees may become the owner of, or acquire any interest in, any Securities or coupons, with the same rights that they would have if they were not the Fiscal Agent, such other Paying Agent or Transfer Agent or such person, and may engage or be interested in any financial or other transaction with the Issuer, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Securities or coupons or other obligations of the Issuer, as freely as if they were not the Fiscal Agent, such other Paying Agent or Transfer Agent or such person.

(f) Non-Liability for Interest. Subject to any agreement between the Issuer and the Fiscal Agent to the contrary, the Fiscal Agent shall not be under any liability for interest on monies at any time received by it pursuant to any of the provisions of this Agreement or of the Securities.

(g) Certifications. Whenever in the administration of this Agreement the Fiscal Agent shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or any action hereunder, the Fiscal Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or negligence on its part, rely upon a certificate signed by any person authorized by or pursuant to the Authorization and delivered to the Fiscal Agent.

(h) No Implied Obligations. The duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of this Agreement, and the Fiscal Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent. The Fiscal Agent shall be entitled to do nothing, without liability, if conflicting, unclear or equivocal instructions are received by it.

(i) Location of Agents and Register. Notwithstanding any other provision of this Agreement, the functions of the Paying Agents, Transfer Agents, Fiscal Agent and Registrar hereunder in respect of the Securities of a Series may be provided by such agents and Registrar from their respective offices in London, England, as specified in the terms of the Securities of such Series. In addition, the Register in respect of the Securities of a Series may be maintained at the office of the registrar in London, England, as specified in the terms of the Securities of such Series.

9. Resignation and Appointment of Successor.

(a) Fiscal Agent and Paying Agent. The Issuer agrees, for the benefit of the holders from time to time of the Securities of a Series, that there shall at all times be a Fiscal Agent hereunder which shall be a bank or trust company organized and doing business under the laws of the United States of America or England and Wales, in good standing and having and acting through an established place of business in the City of New York or City of London, respectively, and authorized under such laws to exercise corporate trust powers, and, to the extent required by the provisions of bearer Securities of such Series, if any, unless payments are permitted by the provisions of Section 4(a)(iv) hereof to be made in the United States of

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America, a Paying Agent outside the United States of America for payment of principal of (and premium, if any) and any interest on such bearer Securities, until all the Securities of such Series authenticated and delivered hereunder (i) shall have been delivered to the Fiscal Agent for cancellation or (ii) become due and payable and monies sufficient to pay the principal of (and premium, if any) and any interest on the Securities of such Series shall have been made available for payment and either paid or returned to the Issuer as provided herein and in such Securities.

(b) Resignation. The Fiscal Agent may at any time resign by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall not be less than 75 days from the date on which such notice is given, unless the Issuer agrees to accept shorter notice. The Fiscal Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it shall become effective. Notwithstanding the dates of effectiveness of resignation or removal, as the case may be, to be specified in accordance with the preceding sentences, such resignation or removal shall take effect only upon the appointment by the Issuer, as hereinafter provided, of a successor Fiscal Agent, that, to qualify as such, shall be a bank or trust company organized and doing business under the laws of the United States of America or England and Wales, in good standing and having and acting through an established place of business in the City of New York or City of London, respectively, authorized under such laws to exercise corporate trust powers, and the acceptance of such appointment by such successor Fiscal Agent. Upon its resignation or removal, the Fiscal Agent shall be entitled to payment by the Issuer pursuant to Section 8 hereof of compensation for services rendered and to reimbursement of reasonable out-of-pocket expenses.

(c) Successors. In case at any time the Fiscal Agent or any Paying Agent in respect of the Securities of a Series (if such Paying Agent is the only Paying Agent located in a place where, by the terms of the Securities of such Series or this Agreement, the Issuer is required to maintain a Paying Agent) shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they severally mature, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of applicable receivership, bankruptcy, insolvency, reorganization or other similar legislation, or if a receiver of it or its property shall be appointed, or if any public officer shall take charge or control of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Fiscal Agent or Paying Agent, as the case may be, qualified as aforesaid, shall be appointed by the Issuer by an instrument in writing, filed with the successor Fiscal Agent or Paying Agent, as the case may be, and the predecessor Fiscal Agent or Paying Agent, as the case may be. The Issuer shall diligently pursue appointment of a Fiscal Agent or Paying Agent, as the case may be. Upon the appointment as aforesaid of a successor Fiscal Agent or Paying Agent, as the case may be, and acceptance by such successor of such appointment, the Fiscal Agent or Paying Agent, as the case may be, so succeeded shall cease to be Fiscal Agent or Paying Agent, as the case may be, hereunder. If no successor Fiscal Agent or other Paying Agent, as the case may be, shall have been so appointed by the Issuer and shall have accepted appointment as hereinafter provided,

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and, in the case of such other Paying Agent, if such other Paying Agent is the only Paying Agent located in a place where, by the terms of the Securities of a series or this Agreement the Issuer is required to maintain a Paying Agent, then the relevant Agent shall be entitled, on behalf of the Republic, to appoint in its place any reputable financial institution of good standing and the Republic shall not unreasonably object to such appointment or any holder of a Security who has been a bona fide holder of a Security for at least six months (which Security, in the case of such other Paying Agent, is of the Series referred to in this sentence), on behalf of himself and all others similarly situated, or the Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor agent. The Issuer shall give prompt written notice to each other Paying Agent of the appointment of a successor Fiscal Agent.

(d) Acknowledgment. Any successor Fiscal Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Fiscal Agent hereunder, and such predecessor, upon payment or its compensation and reimbursement of its disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Fiscal Agent shall be entitled to receive, all monies, securities, books, records or other property on deposit with or held by such predecessor as Fiscal Agent hereunder.

(e) Merger, Consolidation, etc. Any corporation into which the Fiscal Agent hereunder may be merged, or any corporation resulting from any merger or consolidation to which the Fiscal Agent shall be a party, or any corporation to which the Fiscal Agent shall sell or otherwise transfer all or substantially all the assets and business of the Fiscal Agent, provided that it shall be qualified as aforesaid, shall be the successor Fiscal Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(f) Separate Fiscal Agents. The Issuer may appoint a separate fiscal agent for the Securities of any Series in addition to or in lieu of the Fiscal Agent or any other fiscal agent which is acting as such agent for the Securities of any other Series. Any such separate fiscal agent shall be a bank or trust company organized and doing business under the laws of the United States of America or England and Wales, in good standing and having and acting through an established place of business in the City of New York or City of London, respectively and authorized under such laws to exercise corporate trust powers. Any separate fiscal agent shall enter into an agreement with the Issuer under which such fiscal agent shall agree to act on substantially the terms applicable to the Fiscal Agent hereunder.

10. Payment of Taxes.

The Issuer shall pay all stamp, registration and other taxes and duties which are payable upon or in connection with the execution and delivery of this Agreement.

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11. Meetings and Amendments.

(a) Calling of Meeting, Notice and Quorum. A meeting of holders of Securities of a Series may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of Securities of such Series or to modify, amend or supplement the terms of the Securities of such Series or this Agreement as hereinafter provided. The Fiscal Agent may at any time call a meeting of holders of Securities of a Series for any such purpose to be held at such time and at such place as the Fiscal Agent shall determine. Notice of every meeting of holders of Securities of a Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided in the terms of the Securities of such Series, not less than 30 nor more than 60 days prior to the date fixed for the meeting (provided that in the case of any meeting recommended after adjournment for lack of a quorum, such notice shall be so given that less than 15 or more than 60 days prior to the date fixed for such meeting). In case at any time the Issuer or the holders of at least 10% in aggregate principal amount of the Securities Outstanding (as defined in subsection (d) of this Section) of a Series shall have requested the Fiscal Agent to call a meeting of the holders of Securities of such Series for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Fiscal Agent shall call such meeting for such purpose.

To be entitled to vote at any meeting of holders of Securities of a Series, a person shall be a holder of Outstanding Securities of such Series or, in the case of registered Securities of such Series, a person duly appointed by an instrument in writing as proxy for such a holder. The persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of a Series shall constitute a quorum. At the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the Outstanding Securities of a Series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. The Fiscal Agent may make such reasonable and customary regulations as it shall deem advisable for any meeting of holders of Securities of a Series with respect to the proof of the holding of bearer Securities of such Series and of the appointment of proxies in respect of holders of registered Securities of such Series, the record date for determining the registered owners of registered Securities of such Series who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 30 nor more than 60 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b) Approval . (i) At any meeting of holders of Securities of a Series duly called and held as specified above, upon the affirmative vote, in person or (in the case of registered owners of Securities of such Series) by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of such Series then Outstanding and represented at such meeting (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), or (ii) with the written consent of the owners of not less than 66 2/3% in aggregate principal amount of

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the Securities of such Series then Outstanding (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), the Issuer and the Fiscal Agent may modify, amend or supplement the terms of the Securities of such Series or, insofar as respects the Securities of such Series, this Agreement, in any way, other than a modification, amendment or supplement constituting a Reserved Matter (as defined in subsection (e) of this Section), and the holders of Securities of such Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of Securities of such Series; provided, however, that no action may, without the consent of the holder of each Security of such Series affected thereby, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Security of such Series, (B) reduce the principal amount of any Security of such Series, the portion of such principal amount which is payable upon acceleration of the maturity of such Security, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which, or the required places at which, payment with respect to interest, premium or principal in respect of Securities of such Series is payable, (D) shorten the period during which the Issuer is not permitted to redeem the Securities of such Series, or permit the Issuer to redeem the Securities of such Series if, prior to such action, the Issuer is not permitted so to do, (E) reduce the proportion of the principal amount of Securities of such Series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement or the terms and conditions of the Securities of such Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given or (F) change the obligation of the Issuer to pay additional amounts with respect to the Securities of such Series. The Issuer and the Fiscal Agent may, without the vote or consent of any holder of Securities, amend this Agreement or the Securities of a Series for the purpose of (A) adding to the covenants of the Issuer for the benefit of the holders of the Securities, (B) surrendering any right or power conferred upon the Issuer, (C) securing the Securities pursuant to the requirements of the Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or (E) amending this Agreement or the Securities of such Series in any manner which the Issuer and the Fiscal Agent may determine shall not be inconsistent with the Securities of such Series and shall not adversely affect the interest of any holder of Securities.

It shall not be necessary for the vote or consent of the holders of Securities of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

(c) Binding Nature of Amendments, Notices, Notations, etc. Any instrument given by or on behalf of any holder of a Security of a Series in connection with any consent to, or vote for, any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities of a Series, whether or not they have given such consent or cast such demand, authorization, direction, notice, consent,

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waiver or other action is made upon the Securities of such Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities of a Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Securities affected thereby, in all cases as provided in the Securities of such Series.

Securities of a Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and the Issuer as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Securities of such Series modified to conform, in the opinion of the Fiscal Agent and the Issuer, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by the Issuer, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 3 hereof) and delivered in exchange for Outstanding Securities of such Series.

(d) “Outstanding” Defined. For purposes of the provisions of this Agreement and the Securities, any Security authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except:

(i) Securities theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation or held by the Fiscal Agent for reissuance but not reissued by the Fiscal Agent;

(ii) Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been made available to the Fiscal Agent; or

(iii) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to this Agreement;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities of a Series are present at a meeting of holders of Securities of such Series for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Securities of such Series owned directly or indirectly by the Issuer shall be disregarded and deemed not to be Outstanding.

(e) Collective Action Securities. Notwithstanding Section 11(b) and 11(c) hereof, the following provisions shall apply to Collective Action Securities (as defined below):

(i) Approval. (a) At any meeting of holders of Securities of a Series duly called and held as specified above, upon the affirmative vote, in person or (in the case of registered owners of Securities of such Series) by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of such Series

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then Outstanding represented at such meeting (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), or (b) with the written consent of the owners of not less than 66 2/3% in aggregate principal amount of the Securities of a Series then Outstanding (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), the Issuer and the Fiscal Agent may modify, amend or supplement the terms of the Securities of such Series or, insofar as respects the Securities of such Series, this Agreement, in any way, and the holders of Securities of such Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of Securities of such Series; provided, however, that no such action may, without the consent or affirmative vote, in person or (in the case of registered owners of Securities of such Series) by proxy thereunto duly authorized in writing, of the holders of not less than 75% in aggregate principal amount of Securities of such Series then Outstanding, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Securities of such Series, (B) reduce the principal amount of any Securities of such Series, the portion of such principal amount which is payable upon acceleration of the maturity of such Securities, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which, or exclude the City of London as a required place at which, payment with respect to interest, premium or principal in respect of Securities of such Series is payable, (D) shorten the period during which the Republic is not permitted to redeem Securities of such Series, if, prior to such action, the Issuer is not permitted to do so, (E) reduce the proportion of the principal amount of Securities of such Series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement or the terms and conditions of the Securities of such Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, (F) change the obligation of the Issuer to pay additional amounts under the Securities of such Series, (G) amend the definition of “Outstanding” as set forth in Section 11(e)(iii) hereof with respect to the Securities of such Series, (H) change the governing law provisions of the Securities of such Series, (I) change the Issuer’s appointment of an agent for the service of process in the United States of America or the Issuer’s agreement not to claim and to waiver irrevocably immunity (sovereign or otherwise), each as set forth in Section 15 hereof, (J) except as contemplated in clause (C) of the immediately following sentence, change the ranking of the Securities of such Series as set forth in the terms of the Securities of such Series or (K) in connection with any offer to acquire all or any portion of the Securities of such Series where the consideration consists of either cash, new securities to be issued by the Republic or any of its Public Sector Instrumentalities (as defined below), or any combination of the foregoing, amend any Event of Default (as defined in the terms of the Securities of such Series) (the actions in sub-clauses (A)-(K), a “Reserved Matter”).

The Issuer and the Fiscal Agent may, without the vote or consent of any holder of Securities, amend this Agreement or the Securities of a Series for the purpose of (A) adding to the covenants of the Issuer for the benefit of the holders of the Securities, (B) surrendering any right or power conferred upon the Issuer, (C) securing the Securities pursuant to the requirements of the Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or (E) amending this Agreement or the Securities of such Series in any manner which the Issuer and the Fiscal Agent may determine shall not be inconsistent with the Securities of such Series and shall not adversely affect the interest of any holder of Securities.

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It shall not be necessary for the vote or consent of the holders of Securities of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

(ii) Binding Nature of Amendments, Notices, Notations, etc. Any instrument given by or on behalf of any holder of a Security of a Series in connection with any consent to, or vote for, any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities of a Series, whether or not they have given such consent or cast such demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of such Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities of a Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Securities affected thereby, in all cases as provided in the Securities of such Series. If a Securities of a Series are held through a clearing system, a notice required to be provided hereunder by the Fiscal Agent will be deemed to have been given to the holders of such Securities if such notice is sent to the applicable clearing system pursuant to the terms hereof, for publication to such holders.

Securities of a Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and the Issuer as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action taken, made or given in accordance with this Section 11(e). New Securities of such Series modified to conform, in the opinion of the Fiscal Agent and the Issuer, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by the Issuer, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 3 hereof) and delivered in exchange for Outstanding Securities of such Series.

(iii) “Outstanding” Defined. For purposes of the provisions of this Agreement and the Securities, any Security authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except:

(A) Securities theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation or held by the Fiscal Agent for reissuance but not reissued by the Fiscal Agent;

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(B) Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been made available to the Fiscal Agent; or

(C) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to this Agreement;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities of a Series are present at a meeting of holders of Securities of such Series for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Securities of such Series owned directly or indirectly by the Issuer or any Public Sector Instrumentality thereof shall be disregarded and deemed not to be Outstanding, except that in determining whether the Fiscal Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement, only Securities that the Fiscal Agent knows to be so owned shall be so disregarded. For purposes hereof, “Public Sector Instrumentality” means the Central Bank of the Republic of Turkey, any department, ministry or agency of the federal government of the Republic or any corporation, trust, financial institution or other entity owned or controlled by the Republic or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar function in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

(iv) “Collective Action Securities” Defined. For purposes hereof, “Collective Action Securities” shall mean any Securities of any Series issued under this Agreement that are in their terms stated to be “Collective Action Securities” under this Agreement.

12. Repurchase of Securities by the Issuer.

The Issuer may at any time purchase any of the Securities of a Series in any manner and at any price. If such purchases are made by tender, tenders must be made available to all holders of Securities of a Series alike. Any Securities which are purchased by or upon behalf of the Issuer may be held by the Issuer or surrendered to the Fiscal Agent for cancellation, but such Securities may not be resold.

13. Governing Law.

This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, United States of America without regard to those principles of conflicts of laws that would require the application of the laws of a jurisdiction other than the State of New York, United States of America, except with respect to its authorization and execution on behalf of the Issuer and any other matters required to be governed by the laws of the Republic, which shall be governed by the laws of the Republic

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14. Notices.

All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Fiscal Agent shall be delivered or transmitted by facsimile to it at its Corporate Trust Office, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB Facsimile No. +44-353 1 622 2210, Attention: Agency and Trust Services, or if sent to the Republic shall be delivered or transmitted by facsimile to it at Undersecretariat of Treasury, Prime Ministry, Ismet Inönü Bulvari, No: 36, Room: 1541, 06510 Emek-Ankara, Republic of Turkey Facsimile No. +90-312-204-7366 / 7367, Attention: General Directorate of Foreign Economic Relations / International Capital Markets Department. The foregoing addresses for notices or communications may be changed by written notice given by the addressee to each party hereto, and the addressee’s address shall be deemed changed for all purposes from and after the giving of such notice.

If the Fiscal Agent shall receive any notice or demand addressed to the Issuer by the holder of a Security, the Fiscal Agent shall promptly forward such notice or demand to the Issuer.

Notice to holders of Securities of a Series shall be given as provided in the terms of the Securities of such Series, provided, however, if the Fiscal Agent is requested to give notice in the name and at the expense of the Republic it shall receive notice from the Republic at least 15 days prior to the last date for notice to the holders.

15. Consent to Service; Jurisdiction.

The Issuer hereby appoints the Economic Counsellor, The Republic of Turkey, 821 United Nations Plaza, New York, New York 10017 and The Economic Counsellor, The Republic of Turkey, 2525 Massachusetts Avenue, N.W. Washington, D.C. 20008, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based on the Securities or coupons or this Agreement which may be instituted in any state or federal court in the City of New York by the holder of any Security or coupon and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable so long as any Securities or any coupon appertaining thereto remain outstanding unless and until a successor shall have been appointed as the Issuer’s Authorized Agent and such successor shall have accepted such appointment. The Issuer hereby irrevocably waives, to the fullest extent permitted by law, any immunity to service of process in respect of any such action to which it might otherwise be entitled and any objection to venue in any action arising out of or based on the Securities or coupons of this Agreement which may be instituted by the Fiscal Agent or holder of any Security or coupon in any state or federal court in the City of New York or (except as to venue) in any competent court in the Republic. The Issuer irrevocably and expressly waives the diplomatic immunity of The Economic Counsellor at the Embassy of The Republic of Turkey in New York with respect to the acceptance of the service of process referred to herein pursuant to Article 32 of the Vienna Convention of Diplomatic Relations. The Republic will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated in this Section 15, or at such other address in the City of New York as may be the office of the

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Economic Counsellor at the time of such serve, and written notice of such service to the Issuer (mailed or delivered to the Issuer at the address set forth in Section 14 hereof) shall be deemed, in every respect, effective service of process upon the Issuer. Upon receipt of such service of process, the Authorized Agent shall advise the Ambassador of the Issuer to the United States of America and the Undersecretariat of Treasury, Prime Ministry of the Republic promptly by telex of its receipt thereof, but the failure to so advise shall have no effect on the validity or timeliness of any such service.

Notwithstanding the foregoing, any action against the Issuer arising out of or based on the Securities may be instituted by the holder of any Security or coupon appertaining thereto in any competent court in the Republic. The Issuer hereby waives irrevocably, to the fullest extent permitted by law, any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action arising out of or based on the Securities or coupons appertaining thereto or this Agreement which may be instituted by the Fiscal Agent or the holder of any Security or coupon appertaining thereto in any state or federal court in the City of New York or in any competent court in the Republic. Neither such appointment nor such waiver of immunity shall be interpreted to include actions brought under the United States federal securities laws. In addition, except that, under the laws of the Republic, assets of the Issuer are immune from attachment or other forms of execution, whether before or after judgment.

Notwithstanding any other provision of this Agreement, under no circumstances will any party (including, without limitation, whether or not acting through their agents, delegates or representatives) be liable to any other party for any indirect, special, punitive or consequential loss or damage, liability, claim, expense of any consequential kind whatsoever (including but not limited to loss of profits, loss of use, loss of production, loss of business or loss of goodwill), whether or not foreseeable, suffered or incurred by any other party as a result of the performance or non-performance of its obligations under this Agreement and even if such other party has been advised of the likelihood of the same.

16. Headings, etc.

The section headings herein are for convenience only and shall not affect the construction hereof. References to one gender include all genders and references to the singular include the plural and vice versa.

17. Counterparts.

This Agreement may be executed in one or more counterparts (which may include counterparts delivered by facsimile or in Portable Document Format by electronic mail), and by each party separately on a separate counterpart, and each such counterpart when executed and delivered shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

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18. Severability.

If any provision in this Agreement is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

19. Waiver of Jury Trial.

EACH OF THE REPUBLIC AND THE FISCAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

20. Assignment.

Neither party hereto may assign or transfer this Agreement or any rights or obligations under this Agreement without the consent of the other party hereto, except as provided in Section 9 hereof.

21. Conversion of Currency

If for the purpose of obtaining judgment in any court or from any other tribunal it is necessary to convert an amount due to the holder of a Security in the currency in which the Security was required to be paid by its terms (the “Debt Security Currency”) into another currency (the “Judgment Currency”), the Republic and such holder agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such holder could purchase the Debt Security Currency with such Judgment Currency in the city which is the principal financial center of the country of issue of the Debt Security Currency on the date two (2) business days preceding the date on which actual payment in the Judgment Currency is made to such holder.

To the fullest extent permitted by law, the obligation of the Republic in respect of any amount payable by it to the holder of a Security shall, notwithstanding any judgment in a Judgment Currency, be discharged only to the extent that on the business day following receipt by such holder of any amount adjudged to be so due in the Judgment Currency, such holder may, in accordance with normal banking procedures, purchase the Debt Security Currency with the Judgment Currency. To the fullest extent permitted by law, if the amount of the Debt Security Currency so purchased is less than the amount originally due to such holder, the Republic undertakes as a separate and independent obligation, to indemnify and hold harmless each relevant holder of the payment against the amount of such shortfall, and if all of the Republic’s obligations to such holder of the Security are fully paid, and if the amount of the Debt Security Currency so purchased is more than the amount originally due to such holder, such holder agrees to remit such excess to the Republic.

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22. Entire Agreement.

This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

23. Effective Date.

This Agreement shall be effective on the date (the “Effective Date”) that the Republic notifies the Fiscal Agent in writing that all approvals, consents or authorizations required to be obtained by the Republic with respect to this Agreement have been received by it. If such notice has not been provided by the Republic to the Fiscal Agent by January 31, 2014 (or such other date as agreed to between the parties from time to time), either party may terminate this Agreement without any penalty or fee upon written notice to such other party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TÜRKİYE CUMHURİYETİ (THE REPUBLIC OF TURKEY)

By:
Name:
Title:

CITIBANK, N.A., LONDON BRANCH as Fiscal Agent

By:
Name:
Title:

SIGNATURE PAGE TO FISCAL AGENCY AGREEMENT

EXHIBIT A

FORM OF REGISTERED SECURITY

[Form of Face

of Security]

[Common Code                         ]

[CUSIP No.                         ]

[ISIN No.                         ]

[IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT — FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS [ ]% OF ITS PRINCIPAL AMOUNT. THE ISSUE DATE IS [            ], [AND] THE YIELD TO MATURITY IS [ ]% [, THE METHOD USED TO DETERMINE THE YIELD IS [            ] AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF [            ] TO [            ], IS [     ]% OF THE PRINCIPAL AMOUNT OF THIS SECURITY.]1

THE REPUBLIC OF TURKEY

[Title of Securities]

No. R-	[Denomination]

The Republic of Turkey (herein called the “Issuer” or the “Republic”), for value received, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] [Currency] [            ] on [            ].

[If the Security is to bear interest prior to maturity, insert—, and to pay interest thereon from                      or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [annually] [semi-annually] in arrears on[            ] [ and[            ]] in each year, commencing [            ] (each an “Interest Payment Date”), at the rate [of [ ]% per annum] [to be determined in accordance with the provisions hereinafter set forth], until the principal hereof is paid or made available for payment [if applicable, insert—, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of [ ]% per annum on any overdue principal [and premium] and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered holder”) in whose name this Security (or one or more predecessor Securities) is registered at the close of

[1]	Include bracketed phrase only if the Securities of the Series have a short accrual period.

business on the [            ] [or [            ]] (whether or not a business day) [, as the case may be] (each a “Regular Record Date”)[,] next preceding such Interest Payment Date [describe whether interest payable only at offices of Fiscal Agent and any Paying Agents or, alternatively, by check mailed to the person entitled thereto]. Interest will be calculated on the basis of [a 360-day year, consisting of twelve 30-day months]. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Republic, notice whereof shall be given to registered holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange.]

[Insert floating interest rate provisions, if applicable.]

[If the Security is not to bear interest prior to maturity, insert—(the “Stated Maturity”). The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of [ ]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of [ ]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Principal of [(and premium, if any, on)] this Security shall be payable against surrender hereof at the corporate trust office of the Fiscal Agent, hereinafter referred to (or at such other offices or agencies as the Republic may designate and notify the holders as provided in Paragraph 6[(e)] hereof) and at the offices of such other Paying Agents as the Republic shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of [(and premium, if any, on)] the Securities shall be made against surrender of registered Securities of a Series, and payments of [if applicable, insert— any interest on] this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the aforementioned register or[, in the case of payments of principal (and premium, if any)] to such other address as the registered holder may specify upon such surrender[; provided, however, that any payments shall be made, in the case of a registered holder of at least [Currency]                          aggregate principal amount of Securities of such Series, by transfer to an account maintained by the payee with a bank [located in [            ]] if such registered holder so elects by giving notice to the Fiscal Agent, not less than [15] days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the date of the payments to be obtained, of such election and of the account to which payments are to be made]. The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of [(and premium, if any, on)] [and interest on] this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in the City of London (which, so long as the Securities are listed on any stock exchange located outside the United States of America and such exchange shall so require, shall include an office or agency in any required city outside the United States of America)] for the payment of the principal of [(and premium, if any, on) [and interest on] the Securities as herein provided.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: _______________

THE REPUBLIC OF TURKEY

By:
Name: Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

CITIBANK, N.A., LONDON BRANCH as Fiscal Agent

By:
Authorized Officer

[Form of Reverse

of Security]

1. This Security is one of a duly authorized issue of securities of the Issuer consisting of [            ] principal amount of [Title of Securities] (herein called the “Securities”), issued and to be issued in accordance with a Fiscal Agency Agreement, dated as of October 4, 2013 (herein called the “Fiscal Agency Agreement”) and effective as of the Effective Date (as defined in the Fiscal Agency Agreement), between the Issuer and Citibank, N.A., London Branch, as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in [London, England] [, and, so long as the Securities are listed on any stock exchange outside the United States of America and such exchange shall so require, at the office of any required city outside the United States of America]. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to [Currency] [            ]].

The Securities constitute direct, unconditional, unsecured and general obligations of the Republic without any preference of one over the other, and the full faith and credit of the Republic so pledged for the due and punctual payment thereof and for the due and timely performance of all obligations of the Issuer with respect thereto. The Securities rank pari passu in right of payment with all other External Indebtedness (as defined below) of the Issuer.

The Republic undertakes that it shall not, so long as any of the Securities remain outstanding, create or permit to exist (i) any Lien (other than a Permitted Lien) for any purpose upon or with respect to any International Monetary Assets of the Republic; or (ii) any Lien (other than a Permitted Lien) upon or with respect to any other assets of the Republic to secure External Indebtedness of any Person, unless the Securities at the same time share pari passu and pro rata in such security. For purposes of the foregoing the following terms have the following meanings:

“Exportable Assets” means goods which are sold or intended to be sold for consideration consisting of or denominated in Foreign Currency and any right to receive Foreign Currency in connection with the sale thereof.

“External Indebtedness” of any Person means (i) each obligation, direct or contingent, of such Person to repay a loan, deposit, advance or similar extension of credit; (ii) each obligation of such person evidenced by a note, bond, debenture or similar written evidence of indebtedness; and (iii) each Guarantee by such Person of an obligation constituting External Indebtedness of another Person; if in each case such obligation is denominated in a Foreign Currency or payable at the option of the payee in a Foreign Currency; provided that, (I) an obligation (or Guarantee thereof) which by its terms is payable only by a Turkish Person to another Turkish Person in the Republic is not External Indebtedness; (II) an obligation to the extent that it is owing only to an individual who is a Turkish citizen is not External Indebtedness; and (III) an obligation is deemed to be denominated in a Foreign Currency if the terms thereof or of any applicable government program contemplate that payment thereof will be made to the holder thereof in such Foreign Currency by the obligor, the Republic or any other Turkish Person.

“Foreign Currency” means any currency other than the lawful currency of the Republic.

“Guarantee” includes a suretyship or any other arrangement whereby the respective party is directly or indirectly responsible for any External Indebtedness of any other Person, including without limitation any obligation of such party to purchase goods or services or supply funds or take any other action for the purpose of providing for the payment or purchase of such External Indebtedness (in whole or in part).

“International Monetary Assets” means all official holdings of gold, Special Drawing Rights, Reserve Positions in the International Monetary Fund and Foreign Exchange which is owned or held by the Republic or any monetary authority of the Republic, all as defined by the International Monetary Fund.

“Lien” means any lien, mortgage, deed of trust, charge, pledge, hypothecation, security interest or other encumbrance.

“Permitted Lien” means (1) any Lien on Foreign Currency (or deposits denominated in Foreign Currency) securing obligations with respect to a letter of credit issued in the course of ordinary commercial banking transactions (and expiring within one year thereafter) to finance the importation of goods or services in the Republic; (2) any Lien on Exportable Assets (but not official holdings of gold), documents of title relating thereto, insurance policies insuring against loss or damage with respect thereto and proceeds of the foregoing securing External Indebtedness incurred to finance the business of producing or exporting Exportable Assets, provided that (x) the proceeds of the sale of such Exportable Assets are expected to be received within one year after such Exportable Assets or documents become subject to such Lien; and (y) such External Indebtedness (i) is to be repaid primarily out of proceeds of sale of Exportable Assets subject to such Lien; and (ii) does not arise out of financing provided by the lender on condition that other External Indebtedness be repaid; (3) any Lien securing External Indebtedness incurred for the purpose of financing any acquisition of assets (other than International Monetary Assets), provided that the assets which are subject to such Lien are (x) tangible assets acquired in such acquisition (including, without limitation, documents evidencing title to such tangible assets); (y) claims which arise from the use, failure to meet specifications, sale or loss of, or damage to, such assets; or (z) rent or charter hire payable by a lessee or charterer of such assets; (4) any Lien on or with respect to assets (other than International Monetary Assets) existing at the time of the acquisition thereof, provided that such Lien was not incurred in contemplation of such acquisition; (5) any Lien on or with respect to assets (other than International Monetary Assets) acquired (or deemed to be acquired) under a financial lease, or claims arising from the use, operation, failure to meet specifications, sale or loss of, or damage to, such assets, provided that (x) such Lien secures only rentals and other amounts payable under such lease and (y) such assets were not owned by the Republic for more than 120 days prior to becoming subject to such lease; (6) any Lien on any assets which arose pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings; (7) any Lien arising by operation of law (and not pursuant to any agreement) which has not been foreclosed or otherwise enforced against the assets to which it applies, including without limitation any right of set-off with respect to demand or time deposits maintained with financial institutions and banker’s liens with respect to property held by financial institutions, provided that such Lien arises in the ordinary course of the activities of the owner of the assets subject thereto and not with a view to securing any External Indebtedness; (8) any Lien securing External Indebtedness incurred in connection with any Project Financing, provided that the assets to which such Lien applies (x) are not official holdings of gold; and (y) are (i) assets which are the subject of such Project Financing or (ii) revenues or claims which arise from the use, operation, failure to meet specifications, exploitation, sale or loss of, or damage to, such assets; (9) Liens on assets (other than official holdings of gold) in existence on                      ,        , provided that such Liens remain confined to the assets affected thereby on                      ,        , and secure only those obligations so secured on                          ,         ; (10) any Lien arising in connection with contracts entered into substantially simultaneously for sales and purchases at market prices of precious metals; and (11) any Lien or Liens which otherwise would not be permissible pursuant to the negative pledge and which secure(s) indebtedness in an aggregate amount not exceeding $50,000,000 (or the equivalent thereof in other currencies or composite currency units).

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization or other judicial entity, including, without limitation, a government or governmental body or agency or instrumentality or any international organization or agency.

“Project Financing” means any financing of the acquisition, construction or development of any asset in connection with a project if the Person or persons providing such financing expressly agree to look to the asset financed and the revenues to be generated by the use, exploitation, operation of or loss of, or damage to, such asset as a principal source of repayment for the moneys advanced and at the time of such financing it was reasonable to conclude that such project would generate sufficient income to repay substantially all of the principal of and interest on all External Indebtedness incurred in connection with such project.

“Special Drawing Rights,” “Reserve Positions in the Fund” and “Foreign Exchange” have, as to the types of assets included, the meanings given to them in the International Monetary Fund’s publication entitled “International Financial Statistics” or such other meanings as shall be formally adopted by the International Monetary Fund from time to time.

“Turkish Person” means the Republic and any Person who is a resident or national of the Republic or which has its principal place of business, seat or head office in the Republic or any Person incorporated or organized under the laws of the Republic.

2. The Securities are issuable in fully registered form [(the “Registered Securities”) Registered] [.] Securities are issuable in [the] authorized denomination[s] of [Currency]                      [and [any integral multiple thereof] [integral multiples of [Currency]                      above that amount]]. If the Securities are redenominated, then the Issuer will be obligated to pay the registered holder the equivalent amounts in the new currency.

3. The Issuer shall maintain in [London, England,] an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the corporate trust office of the Fiscal Agent as its agent in [London, England], for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, the Republic will provide for the registration of

[Registered] Securities and registration of transfers of [Registered] Securities. [In addition, the Republic has appointed the main offices of [            ] in [            ] and [            ] in [            ] as additional agencies (each a “Transfer Agent”) where Securities may be surrendered for registration of transfer or exchange.] The Republic reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will at all times be a security registrar in [London, England] [, and a Transfer Agent in a European city].

The transfer of a [Registered] Security is registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Fiscal Agent [or any Transfer Agent] duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the registered holder thereof or his attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new [Registered] Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

At the option of the registered holder upon request confirmed in writing, [Registered] Securities may be exchanged for [Registered] Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the [office of any Transfer Agent or at the] corporate trust office of the Fiscal Agent. Bearer Securities may not be issued in exchange for Registered Securities. Whenever any [Registered] Securities are so surrendered for exchange, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, the [Registered] Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon [the Transfer Agent or] the Fiscal Agent, as the case may be, being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Issuer may from time to time agree with [the Transfer Agents and] the Fiscal Agent.

[In the event of a redemption of the Securities in part, the Issuer shall not be required (i) to register the transfer or exchange of any Security during a period beginning at the opening of business 15 days before, and continuing until, the date notice is given identifying the Securities to be redeemed, or (ii) to register the transfer of or exchange of any [Registered] Security, or portion thereof, called for redemption[, or (iii) to exchange any Bearer Security called for redemption, except for a Registered Security of like aggregate principal amount which is simultaneously surrendered for redemption].]

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Republic, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Republic may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of a Security not involving any registration of a transfer.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

4. (a) The Issuer shall pay to the Fiscal Agent at its principal office in [London, England], on or prior to [each Interest Payment Date], [any redemption date] and the maturity date of the Securities, in such amounts sufficient (with any amounts then held by the Fiscal Agent and available for such purpose) to pay the [interest on], [the redemption price of and accrued interest (if the redemption date is not an Interest Payment Date) on,] and the principal of, the Securities due and payable on such [Interest Payment Date], [redemption date] or maturity date, as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such [interest], [redemption price] and principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Fiscal Agent for the payment of the principal of [(or premium, if any)] [or interest] on any Securities and remaining unclaimed at the end of two years after such principal [(or premium)] [or interest] shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of [(and premium, if any)] [and interest] on this Security as the same shall become due.

(b) In any case where the due date for the payment of the principal of [(and premium, if any, on)] [or interest on] any Security [or the date fixed for redemption of any Security] shall be at any place of payment a day on which banking institutions are authorized or obligated by law to close, then payment of principal [(and premium)] [or interest] need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment [or the date fixed for redemption], and no interest shall accrue for the period after such date.

5. (a) All payments of principal and interest, if any, made by the Republic in respect of the Securities shall be made without withholding or deduction for or on account of any present or future taxes, duties, fees, funds, assessments or other charges of whatsoever nature levied or imposed by or on behalf of the Republic or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In that event, the Republic shall pay such additional amounts as will result in receipt by the holders of Securities of such amounts as would have been received by them had no such withholding or deduction been required, except that no additional amounts shall be payable in respect of any Securities (a) to a holder (or a third party on behalf of a holder) where such holder is liable for such taxes, duties, fees, funds, assessments or charges in respect of such Securities by reason of having some connection with the Republic other than the mere holding of the Securities; (b) presented for payment more than 30 days after the Relevant Date except to the extent that the holder of such Securities would have been entitled to such additional amounts on presenting such Securities for payment on the last day of such period of 30 days; (c) held by or on behalf of a holder who is able to avoid such taxes, duties, fees, funds, assessments or other charges by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority;

(d) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or (e) held by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a Member State of the European Union. For purposes hereof, “Relevant Date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the Fiscal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders of the Securities.

The Republic shall pay all stamp and other duties, if any, which may be imposed by the Republic, the United States of America or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agency Agreement or the issuance of this Security.

(b) Whenever in this Security there is a reference, in any context, to the payment of the principal of [(or premium, if any, on)] [or interest on,] or in respect of, any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in Paragraph 5(a) to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such paragraph and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

6. (a) [If applicable, insert - The Securities of this series are subject to redemption upon not less than 30 days’ notice given as hereinafter provided, [if applicable, insert - (1) on [            ] in any year commencing with the year [            ] and ending with the year [            ] through operation of the sinking fund for this series at a redemption price equal to 100% of the principal amount, and (2) [at any time [on or after [            ]], as a whole or in part, at the election of the Issuer, at the following redemption prices (expressed as percentages of the principal amount of the Securities to be redeemed]: if redeemed [on or before[            ], [ ]%, and if redeemed] during the 12-month period beginning [            ] of the years indicated.

Year	Redemption Price	Year	Redemption Price

and thereafter at a redemption price equal to [ ]% of the principal amount of the Securities to be redeemed, together, in the case of each of [(1) and (2)] foregoing, with accrued interest (except if the redemption date is an Interest Payment Date) to the redemption date, but interest installments on registered Securities that are due on or prior to such redemption date will be payable to the holders of such Securities of record at the close of business on the relevant Record Dates referred to above. [Partial redemptions must be in an amount not less than [Currency] [            ] principal amount of Securities.]]2

[(b) As and for a sinking fund for the retirement of the Securities, the Issuer will, until all Securities are paid or payment thereof provided for, deposit with the Fiscal Agent, prior to [            ] in each year, commencing in [            ] and ending in [            ], an amount in cash sufficient to redeem on such [            ] [not less than [Currency] [            ] and not more than] [Currency] [            ] principal amount of Securities at the redemption price specified above for redemption through operation of the sinking fund. [The minimum amount of any sinking fund payment as specified in this Paragraph is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount is herein referred to as an “optional sinking fund payment”.] The cash amount of any [mandatory] sinking fund payment is subject to reduction as provided below. Each sinking fund payment shall be applied to the redemption of Securities on such [            ] as herein provided. [The right to redeem Securities through optional sinking fund payments shall not be cumulative and to the extent not availed of on any sinking fund redemption date will terminate. The Issuer (i) may deliver Outstanding Securities (other than any previously called for redemption) and (ii) may apply as a credit Securities which have been redeemed otherwise than through the application of [mandatory] sinking fund payments, in each case in satisfaction of all or any part of any (mandatory) sinking fund payment and the amount of such (mandatory) sinking fund payment shall be reduced accordingly.]

[(c) In the case of any partial redemption of Securities, the Securities to be redeemed shall be selected by the Fiscal Agent not less than 30 days prior to the redemption date from the Outstanding Securities not previously called for redemption, by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to [Currency] [            ] or any integral multiple thereof) of the principal amount of [Registered] Securities of a denomination larger than [Currency] [            ].]

[(d) Notices to redeem Securities shall be given to holders of [Registered] Securities in writing mailed, first-class postage prepaid, to each holder of [Registered] Securities, or portions thereof, so to be redeemed, at his address as it appears in the register hereinabove referred to. Such notice will be given not more than 60 days nor less than 30 days prior to the date fixed for redemption. If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Issuer or by the Fiscal Agent on behalf of and at the instruction of the Issuer shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notices will be deemed to have been given on the date of mailing. Notices to redeem Securities shall specify the date fixed for redemption, the

[2]	Modification necessary if the Security is an Original Issue Discount Security.

applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed [(or portion thereof in the case of a partial redemption of a [Registered] Security)], that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice3 and that on and after said date interest thereon will cease to accrue [and that such redemption is for the sinking fund if such is the case]. [In addition, in the case of a partial redemption, notice to redeem shall specify the Securities called for redemption].]

[(e) If notice of redemption has been given in the manner set forth in clause (d) of this Paragraph 6, the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in such notice, the Securities shall be paid and redeemed by the Issuer at the places and in the manner herein specified and at the redemption price herein specified [(together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date)]. From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the corporate trust office of the Fiscal Agent for redemption on the redemption date, the Securities called for redemption shall cease to bear interest, and the only right of the holders of such Securities shall be to receive payment of the redemption price (together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date) as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.]

[(f) Any [Registered] Security which is to be redeemed only in part shall be surrendered with, if the Issuer or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the holder thereof or his attorney duly authorized in writing, and the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver to the registered Holder of such Security without service charge, a new [Registered] Security or Securities of this series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.]

7. [If Security is not a Collective Action Security, insert - If one or more of the following events shall have occurred and be continuing:] [If Security is a Collective Action Security, insert - In the event that any of the following shall occur (each, an “Event of Default”):]

(a) the Issuer fails to pay, when due, principal of [(and premium, if any, on)] [or interest on] any of the Securities and such failure continues for a period of 30 days; or

(b) the Issuer defaults in performance or observance of or compliance with any of its other obligations set forth in the Securities, which default is not remedied within 60 days after written notice of such default shall have been given to the Issuer by the holders of any Security at the corporate trust office of the Fiscal Agent; or

[3]	Modification necessary if zero-coupon security.

(c) any other present or future External Indebtedness (as defined above) of the Republic for or in respect of moneys borrowed or raised, in an amount in aggregate of not less than $40,000,000 (or its equivalent in other currencies or composite currency units), becomes due and payable prior to its stated maturity otherwise than at the option of the Issuer or any such amount of External Indebtedness is not paid when due (in accordance with any extension granted in any modification, consent or waiver by the holders of such External Indebtedness) or, as the case may be, within any applicable grace period; or

(d) the Issuer ceases to be a member of the International Monetary Fund or any successor (whether corporate or not) which performs the functions of, or functions similar to, the International Monetary Fund; or

(e) the Republic announces its inability to pay its debts as they mature; or

(f) it becomes unlawful for the Issuer to perform or comply with any of its payment obligations under any of the Securities;

[If Security is not a Collective Action Security, insert - then in each and every case the registered holder of this Security may, at such holder’s option, declare [If the Security is not an Original Issue Discount Security—the principal of this Security and the interest accrued hereon] [if the Security is an Original Issue Discount Security—an amount of principal of this Security determined as hereinafter provided] to be due and payable immediately by written notice to the Issuer and the Fiscal Agent at its corporate trust office, and unless all such defaults shall have been cured by the Issuer prior to receipt of such written notice, [If the Security is not an Original Issue Discount Security—the principal of this Security and the interest accrued thereon] [such amount] shall become and be immediately due and payable. [If the Security is not an Original Issue Discount Security—the amount referred to in the preceding sentence shall be equal to—insert formula for determining the amount.]]

[If Security is not a Collective Action Security, insert - then the registered holder of this Security may, at such holder’s option, so long as an Event of Default is continuing, declare [If the Security is not an Original Issue Discount Security—the principal of this Security and the interest accrued hereon] [if the Security is an Original Issue Discount Security—an amount of principal of this Security determined as hereinafter provided] to be due and payable immediately by written notice to the Issuer and the Fiscal Agent at its corporate trust office, and unless all such defaults shall have been cured by the Issuer prior to receipt of such written notice, [If the Security is not an Original Issue Discount Security—the principal of this Security and the interest accrued thereon] [such amount] shall become and be immediately due and payable; provided, however, that any notice declaring the Securities of this series due and payable shall become effective only when the Fiscal Agent has received such notice from holders of not less than 25% in aggregate principal amount of the [Registered] Securities of this series then Outstanding. [If the Security is not an Original Issue Discount Security—the amount referred to in the preceding sentence shall be equal to—insert formula for determining the amount.] If any Event of Default shall give rise to a declaration which shall be effective and all Events of Default shall cease to continue following such declaration, then such declaration may be rescinded and annulled by the affirmative vote or written consent of the holders of not less than 66 2/3% in aggregate principal amount of the [Registered] Securities of this series then Outstanding in accordance with the procedures set forth in Paragraph [9] below.]

[[ ]. Add in particular covenants relating to the Securities of this Series.]

[8.] If any mutilated Security is surrendered to the Fiscal Agent, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

If there be delivered to the Issuer and the Fiscal Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Fiscal Agent that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

Upon the issuance of any new Security under this Paragraph, the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent) connected therewith.

Every new Security issued pursuant to this Paragraph in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

Any new Security delivered pursuant to this Paragraph shall be so dated that neither gain nor loss in interest shall result from such exchange.

The provisions of this Paragraph [8] are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

[9.] [If Security is not a Collective Action Security, insert—Except as provided in the Fiscal Agency Agreement, with the affirmative vote of the holders of 66 2/3% in aggregate principal amount of the Securities represented at a meeting called in accordance with the terms of the Fiscal Agency Agreement or with the written consent of the holders of 66 2/3% in aggregate principal amount of the Securities then outstanding, the Issuer and the Fiscal Agent may modify, amend or supplement the terms of the Securities or, insofar as respects the Securities, the Fiscal Agency Agreement, and such holders may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement.]

[If Security is a Collective Action Security, insert - (i) At any meeting of holders of Securities of this series duly called and held as specified above, upon the affirmative vote, in person or (in the case of registered owners of Securities of this series) by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of this series then Outstanding represented at such meeting (or of such other percentage as may be set forth herein with respect to the action being taken), or (ii) with the written consent of the owners of not less than 66 2/3% in aggregate principal amount of the Securities of this series then Outstanding (or of such other percentage as may be set forth herein with respect to the action being taken), the Issuer and the Fiscal Agent may modify, amend or supplement the terms of the Securities of this series or, insofar as respects the Securities of this series, the Fiscal Agency Agreement, in any way, and the holders of Securities of this series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Securities of this series to be made, given or taken by holders of Securities of this series; provided, however, that no such action may, without the consent or affirmative vote, in person or (in the case of registered owners of Securities of this series) by proxy thereunto duly authorized in writing, of the holders of not less than 75% in aggregate principal amount of Securities of this series then Outstanding, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Securities of this series, (B) reduce the principal amount of any Securities of this series, the portion of such principal amount which is payable upon acceleration of the maturity of the Securities of this series, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which, or exclude the City of London as required place at which, payment with respect to interest, premium or principal in respect of Securities of this series is payable, (D) shorten the period during which the Issuer is not permitted to redeem Securities of this series, if, prior to such action, the Issuer is not permitted to do so, (E) reduce the proportion of the principal amount of Securities of this Series the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities of this series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, (F) change the obligation of the Issuer to pay additional amounts under the Securities of this series, (G) amend the definition of “Outstanding” as set forth in Section 11(e)(iii) of the Fiscal Agency Agreement with respect to the Securities of this series, (H) change the governing law provisions of the Securities of this series as set forth in Paragraph 11 below, (I) change the Issuer’s appointment of an agent for the service of process in the United States of America or the Issuer’s agreement not to claim and to waiver irrevocably immunity (sovereign or otherwise), each as set forth in Section 15 of the Fiscal Agency Agreement, (J) except as contemplated in clause (C) of the immediately following sentence, change the ranking of the Securities of this series as set forth in paragraph 1 hereof or (K) in connection with any offer to acquire all or any portion of the Securities of this series where the consideration consists of either cash, new securities to be issued by the Republic or any of its political subdivisions or instrumentalities, or any combination of the foregoing, amend any Event of Default. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities of this Series, whether or not they have given such consent or cast such vote or were present at any meeting, and whether or not notation of such modification, amendment, supplement, request demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of this series. The Issuer and the Fiscal Agent may, without the vote or consent of any holder of Securities, amend the Fiscal Agency Agreement or the Securities of this Series for the purpose of (A) adding to the covenants of the Issuer for the benefit of the holders of the Securities, (B) surrendering any right or power conferred upon the Issuer, (C) securing the Securities pursuant to the requirements of the Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or (E) amending this Agreement or the Securities of this series in any manner which the Issuer and the Fiscal Agent may determine shall not be inconsistent with the Securities of this series and shall not adversely affect the interest of any holder of Securities.

[10.] No reference herein to the Fiscal Agency Agreement [If Security is not a Collective Action Security, insert—and no provision of this Security or of the Fiscal Agency Agreement] shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of [(and premium, if any, on)] [and interest on] this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[11] The Issuer may, from time to time, without the consent of the holders of any Security of this series, create and issue additional Securities having terms and conditions the same as the Securities of this series, or the same except for the amount of the first payment of interest, which additional Securities may be consolidated and form a single series with the outstanding Securities of this series; provided that such additional Securities do not have, for purposes of U.S. federal income taxation (regardless of whether any holders of such Securities are subject to the U.S. federal tax laws), a greater amount of original issue discount than the Securities of this series have as of the date of the issue of such additional Securities.

[12.] This Security shall be governed by, and interpreted in accordance with, the laws of the State of New York, United States of America without regard to those principles of conflicts of laws that would require the application of the laws of a jurisdiction other than the State of New York, United States of America, except with respect to its authorization and execution on behalf of the Issuer and any other matters required to be governed by the laws of the Republic, which shall be governed by the laws of the Republic.

[13.] [The Republic hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same valid obligation of the Republic in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the Republic.]

EXHIBIT B

FORM OF BEARER SECURITY

[Form of Face of

Security]

[ISIN No.                          ]

[IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT — FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS [ ]% OF ITS PRINCIPAL AMOUNT. THE ISSUE DATE IS [            ], [AND] THE YIELD TO MATURITY IS [ ]% [, THE METHOD USED TO DETERMINE THE YIELD IS [            ] AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF [            ] TO [            ], IS [ ]% OF THE PRINCIPAL AMOUNT OF THIS SECURITY.]1 ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THE REPUBLIC OF TURKEY

[Title of Securities]

No. B-	[Denomination]

The Republic of Turkey (herein called the “Issuer” or the “Republic”), for value received, hereby promises to pay to bearer the principal sum of [            ] [Currency] [            ] on [            ].

[if the security is to bear interest prior to maturity, insert -, and to pay interest thereon from the date hereof [annually],[semi-annually] in arrears on [            ] [and [            ] ] in each year, commencing [            ] (each an “Interest Payment Date”), at the rate [of [    ]% per annum] [to be determined in accordance with the provisions hereinafter set forth], until the principal hereof is paid or made available for payment [if applicable insert -, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of [    ]% per annum on any overdue principal [and premium] and on any overdue installment of interest]. Interest will be calculated on the basis of [a 360-day year consisting of twelve 30-day months].

[Insert floating interest rate provisions, if applicable.]

[If the Security is not to bear interest prior to maturity, insert—(the “Stated Maturity”). The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue

[1]	Include bracketed phrase only if the Securities of the Series have a short accrual period.

principal of this Security shall bear interest at the rate of [    ]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of [    ]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Subject to applicable laws and regulations, principal of [(and premium, if any, on)] this Security shall be payable against presentation and surrender of this Security at the offices of the Paying Agents named on the reverse hereof2 and at such other offices or agencies as the Issuer shall have appointed for such purpose pursuant to the Fiscal Agency Agreement hereinafter named and notified to the holders of the Securities. [Interest on this Security due on or before maturity shall be payable, by check to the bearer of each Coupon appertaining hereto in the amount set forth in such Coupon, on or after the due date for such payment as set forth in such Coupon, upon presentation and surrender thereof at the offices of the Paying Agents set forth on the reverse of such Coupon or at such other offices or agencies as the Issuer shall have appointed for such purpose pursuant to the Fiscal Agency Agreement and notified to the holders of the Securities.] No payment of principal [(or premium, if any)] [or interest] in respect of this Security shall be made at an office or agency of the Issuer in the United States of America, and no check in payment thereof which is mailed shall be mailed to an address in the United States of America, nor shall any transfer made in lieu of payment by check be made to an account maintained by the payee with a bank in the United States of America. Notwithstanding the foregoing, such payments may be made at an office or agency located in the United States of America if such payments are to be made in U.S. dollars and if payment of the full amount so payable at each office of the Fiscal Agent and of each Paying Agent outside the United States of America appointed and maintained pursuant to the Fiscal Agency Agreement is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amount in U.S. dollars. The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of [(and premium, if any, on)] [and interest on] this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in Europe (which, so long as the Securities are listed on any stock exchange located outside the United States of America and such exchange shall so require, shall include an office or agency in any required city outside the United States of America) for the payment of the principal of [(and premium, if any, on)] [and interest on] the Securities as herein provided.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[2]	Each such office is to be outside the United States, as defined herein.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, neither this Security nor any Coupon appertaining hereto shall be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

3Dated:

THE REPUBLIC OF TURKEY

By:
Name: Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

CITIBANK, N.A., LONDON BRANCH as Fiscal Agent

By:
Authorized Officer

[3]	To be dated the date from which interest accrues.

[Form of Reverse

of Security]

1. This Security is one of a duly authorized issue of securities of the Republic consisting of [            ] principal amount of [Title of Securities] (herein called the “Securities”), issued and to be issued in one or more series in accordance with a Fiscal Agency Agreement, dated as of October 4, 2013 (herein called the “Fiscal Agency Agreement”) and effective as of the Effective Date (as defined in the Fiscal Agency Agreement), between the Republic and Citibank, N.A., London Branch, as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in [London, England][, and, so long as the Securities are listed on any stock exchange outside the United States of America and such exchange shall so require, at the office of any required city outside the United States of America]. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to [Currency] [            ]].

The Securities constitute direct, unconditional, unsecured and general obligations of the Republic without any preference of one over the other, and the full faith and credit of the Republic so pledged for the due and punctual payment thereof and for the due and timely performance of all obligations of the Issuer with respect thereto. The Securities rank pari passu in right of payment with all other External Indebtedness (as defined below) of the Issuer.

The Republic undertakes that it shall not, so long as any of the Securities remain outstanding, create or permit to exist (i) any Lien (other than a Permitted Lien) for any purpose upon or with respect to any International Monetary Assets of the Republic; or (ii) any Lien (other than a Permitted Lien) upon or with respect to any other assets of the Republic to secure External Indebtedness of any Person, unless the Securities at the same time share pari passu and pro rata in such security. For purposes of the foregoing the following terms have the following meanings:

“Exportable Assets” means goods which are sold or intended to be sold for consideration consisting of or denominated in Foreign Currency and any right to receive Foreign Currency in connection with the sale thereof.

“External Indebtedness” of any Person means (i) each obligation, direct or contingent, of such Person to repay a loan, deposit, advance or similar extension of credit; (ii) each obligation of such person evidenced by a note, bond, debenture or similar written evidence of indebtedness; and (iii) each Guarantee by such Person of an obligation constituting External Indebtedness of another Person; if in each case such obligation is denominated in a Foreign Currency or payable at the option of the payee in a Foreign Currency; provided that, (I) an obligation (or Guarantee thereof) which by its terms is payable only by a Turkish Person to another Turkish Person in the Republic is not External Indebtedness; (II) an obligation to the extent that it is owing only to an individual who is a Turkish citizen is not External Indebtedness; and (III) an obligation is deemed to be denominated in a Foreign Currency if the terms thereof or of any applicable government program contemplate that payment thereof will be made to the holder thereof in such Foreign Currency by the obligor, the Republic or any other Turkish Person.

“Foreign Currency” means any currency other than the lawful currency of the Republic.

“Guarantee” includes a suretyship or any other arrangement whereby the respective party is directly or indirectly responsible for any External Indebtedness of any other Person, including without limitation any obligation of such party to purchase goods or services or supply funds or take any other action for the purpose of providing for the payment or purchase of such External Indebtedness (in whole or in part).

“International Monetary Assets” means all official holdings of gold, Special Drawing Rights, Reserve Positions in the International Monetary Fund and Foreign Exchange which is owned or held by the Republic or any monetary authority of the Republic, all as defined by the International Monetary Fund.

“Lien” means any lien, mortgage, deed of trust, charge, pledge, hypothecation, security interest or other encumbrance.

“Permitted Lien” means (1) any Lien on Foreign Currency (or deposits denominated in Foreign Currency) securing obligations with respect to a letter of credit issued in the course of ordinary commercial banking transactions (and expiring within one year thereafter) to finance the importation of goods or services in the Republic; (2) any Lien on Exportable Assets (but not official holdings of gold), documents of title relating thereto, insurance policies insuring against loss or damage with respect thereto and proceeds of the foregoing securing External Indebtedness incurred to finance the business of producing or exporting Exportable Assets, provided that (x) the proceeds of the sale of such Exportable Assets are expected to be received within one year after such Exportable Assets or documents become subject to such Lien; and (y) such External Indebtedness (i) is to be repaid primarily out of proceeds of sale of Exportable Assets subject to such Lien; and (ii) does not arise out of financing provided by the lender on condition that other External Indebtedness be repaid; (3) any Lien securing External Indebtedness incurred for the purpose of financing any acquisition of assets (other than International Monetary Assets), provided that the assets which are subject to such Lien are (x) tangible assets acquired in such acquisition (including, without limitation, documents evidencing title to such tangible assets); (y) claims which arise from the use, failure to meet specifications, sale or loss of, or damage to, such assets; or (z) rent or charter hire payable by a lessee or charterer of such assets; (4) any Lien on or with respect to assets (other than International Monetary Assets) existing at the time of the acquisition thereof, provided that such Lien was not incurred in contemplation of such acquisition; (5) any Lien on or with respect to assets (other than International Monetary Assets) acquired (or deemed to be acquired) under a financial lease, or claims arising from the use, operation, failure to meet specifications, sale or loss of, or damage to, such assets, provided that (x) such Lien secures only rentals and other amounts payable under such lease and (y) such assets were not owned by the Republic for more than 120 days prior to becoming subject to such lease; (6) any Lien on any assets which arose pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings; (7) any Lien arising by operation of law (and not pursuant to any agreement) which has not been foreclosed or otherwise enforced against the assets to which it applies, including without limitation any right of set-off with respect to demand or time deposits maintained with financial institutions and banker’s liens with respect to property held by financial institutions, provided that such Lien arises in the ordinary course of the activities of the owner of the assets subject thereto and not with a view to securing any External Indebtedness; (8) any Lien securing External Indebtedness incurred in connection with any Project Financing, provided that the assets to which such Lien applies (x) are not official holdings of gold; and (y) are (i) assets which are the subject of such Project Financing or (ii) revenues or claims which arise from the use, operation, failure to meet specifications, exploitation, sale or loss of, or damage to, such assets; (9) Liens on assets (other than official holdings of gold) in existence on                      ,         , provided that such Liens remain confined to the assets affected thereby on                      ,         , and secure only those obligations so secured on                          ,         ; (10) any Lien arising in connection with contracts entered into substantially simultaneously for sales and purchases at market prices of precious metals; and (11) any Lien or Liens which otherwise would not be permissible pursuant to the negative pledge and which secure(s) indebtedness in an aggregate amount not exceeding $50,000,000 (or the equivalent thereof in other currencies or composite currency units).

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization or other judicial entity, including, without limitation, a government or governmental body or agency or instrumentality or any international organization or agency.

“Project Financing” means any financing of the acquisition, construction or development of any asset in connection with a project if the Person or persons providing such financing expressly agree to look to the asset financed and the revenues to be generated by the use, exploitation, operation of or loss of, or damage to, such asset as a principal source of repayment for the moneys advanced and at the time of such financing it was reasonable to conclude that such project would generate sufficient income to repay substantially all of the principal of and interest on all External Indebtedness incurred in connection with such project.

“Special Drawing Rights,” “Reserve Positions in the Fund” and “Foreign Exchange” have, as to the types of assets included, the meanings given to them in the International Monetary Fund’s publication entitled “International Financial Statistics” or such other meanings as shall be formally adopted by the International Monetary Fund from time to time.

“Turkish Person” means the Republic and any Person who is a resident or national of the Republic or which has its principal place of business, seat or head office in the Republic or any Person incorporated or organized under the laws of the Republic.

2. The Securities are issuable in bearer form (the “Bearer Securities”) with coupons (the “Coupons”)4 at the time of issue attached thereto for the amount due on each Interest Payment Date and in fully registered form (the “Registered Securities”), both of which rank pari passu without any discrimination, preference or priority among them whatsoever. Bearer Securities are issuable in [the] authorized denomination(s) of [Currency]                      [and [Currency]                         ], and Registered Securities are issuable in [the] authorized denomination(s) of[Currency]                      [and [any integral multiple thereof] [integral multiples of [Currency]                      above that amount]]. If the Securities are redenominated, then the Issuer will be obligated to pay the registered holder the equivalent amounts in the new currency.

[4]	References to coupons should be deleted as appropriate for non-interest-bearing Securities of a Series.

3. The Issuer shall maintain in [London, England,] an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the corporate trust office of the Fiscal Agent as its agent in London for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Registered Securities and of transfers of Registered Securities. In addition, the Issuer has appointed the main offices of [            ] in [            ] and [            ] in [            ] as additional agencies (each a “Transfer Agent”) where Securities may be surrendered for registration of transfer or exchange. The Issuer reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will at all times be a security registrar in [London, England] (in the event Securities are issued in registered form) [, and a Transfer Agent in a European city].

At the option of the bearer hereof upon request confirmed in writing, Bearer Securities may be exchanged for Registered Securities, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Bearer Securities to be exchanged, together with all unmatured Coupons and all matured Coupons in default appertaining thereto, at the office of any Transfer Agent or at the corporate trust office of the Fiscal Agent. If the bearer hereof is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Issuer in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Fiscal Agent if there be furnished to them such security or indemnity as they may require to hold each of them and each other agency of the Issuer hereunder harmless. Notwithstanding the foregoing, if a Bearer Security is surrendered in exchange for a Registered Security (i) after the close of business on the [            ]5 [or [            ]*] next preceding an Interest Payment Date and before the opening of business on such Interest Payment Date, or (ii) after the close of business on any special record date for the payment of defaulted interest and before the opening of business on the relevant proposed date of payment of such defaulted interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date of payment, as the case may be, and the interest payable on such Interest Payment Date or proposed date of payment shall not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such Coupon upon presentation and surrender thereof when due. Bearer Securities may not be issued in exchange for Registered Securities.

[In the event of a redemption of the Securities in part, the Issuer shall not be required (i) to register the transfer of or exchange of any Security during a period beginning at the opening of business 15 days before, and continuing until, the date notice is given identifying the Securities to be redeemed, or (ii) to register the transfer of or exchange of any Registered Security, or portion thereof, called for redemption, or (iii) to exchange any Bearer Security called for redemption, except for a Registered Security of like aggregate principal amount which is simultaneously surrendered for redemption.]

[5]	Insert Record Dates in respect of Registered Securities.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Republic, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Republic may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of a Security not involving any registration of a transfer.

Title to Bearer Securities and Coupons shall pass by delivery. The Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may deem and treat the bearer of a Bearer Security, the bearer of a Coupon and the person in whose name a Registered Security is registered as the owner thereof for all purposes, whether or not such Security or Coupon be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

4. (A) The Issuer shall pay to the Fiscal Agent at its principal office in [London, England] on or prior to [each Interest Payment Date], [any redemption date] and the maturity date of the Securities, in such amounts sufficient (with any amounts then held by the Fiscal Agent and available for such purpose) to pay the [interest on], [the redemption price of and accrued interest (if the redemption date is not an Interest Payment Date) on,] and the principal of, the Securities due and payable on such [Interest Payment Date], [redemption date] or maturity date, as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such [interest], [redemption price] and principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Fiscal Agent for the payment of the principal of [(or premium, if any)] [or interest] on any Securities and remaining unclaimed at the end of two years after such principal [(or premium)] [or interest] shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of [(and premium, if any)] [and interest] on this Security as the same shall become due.

In any case where the due date for the payment of the principal of [(and premium, if any, on)] [or interest on] any Security [or the date fixed for redemption of any Security] shall be at any place of payment a day on which banking institutions are authorized or obligated by law to close, then payment of principal [(and premium)] [or interest] need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment [or the date fixed for redemption], and no interest shall accrue for the period after such date.

5. (a) All payments of principal and interest, if any, made by the Republic in respect of the Securities shall be made without withholding or deduction for or on account of any present or future taxes, duties, fees, funds, assessments or other charges of whatsoever nature levied or imposed by or on behalf of the Republic or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In that event, the Republic shall pay such additional amounts as will result in receipt by the holders of Securities of such amounts as would have been received by them had no such withholding or deduction been required, except that no additional amounts shall be payable in respect of any Securities (a) to a holder (or a third party on behalf of a holder) where such holder is liable for such taxes, duties, fees, funds, assessments or charges in respect of such Securities by reason of having some connection with the Republic other than the mere holding of the Securities; (b) presented for payment more than 30 days after the Relevant Date except to the extent that the holder of such Securities would have been entitled to such additional amounts on presenting such Securities for payment on the last day of such period of 30 days; (c) held by or on behalf of a holder who is able to avoid such taxes, duties, fees, funds, assessments or other charges by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; (d) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or (e) held by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a Member State of the European Union. For purposes hereof, “Relevant Date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the Fiscal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders of the Securities.

The Republic shall pay all stamp and other duties, if any, which may be imposed by the Republic, the United States of America or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agency Agreement or the issuance of this Security.

(b) Whenever in this Security there is a reference, in any context, to the payment of the principal of [(or premium, if any, on)] [or interest on,] or in respect of, any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in paragraph 5(a) to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such paragraph and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

6. (a) [If applicable, insert—The Securities of this series are subject to redemption upon not less than 30 days’ notice given as hereinafter provided. [If applicable, insert—(1) on [            ] in any year commencing with the year [            ] and ending with the year [            ] through operation of the sinking fund for this series at a redemption price equal to 100% of the principal amount, and (2)] [at any time (on or after [            ]], as a whole or in part, at the election of the Issuer, at the following redemption prices (expressed as percentages of the principal amount of the Securities to be redeemed]: if redeemed [on or before [            ], [    ]%, and if redeemed] during the 12-month period beginning [            ] of the years indicated.

Year	Redemption Price	Year	Redemption Price

and thereafter at a redemption price equal to [    ]% of the principal amount of the Securities to be redeemed, together, in the case of each of [(1) and (2)] foregoing, with accrued interest (except if the redemption date is an Interest Payment Date) to the redemption date, but interest installments on registered Securities that are due on or prior to such redemption date will be payable to the holders of such Securities of record at the close of business on the relevant Record Dates referred to above. )]] [Partial redemptions must be in an amount not less than [Currency] [            ] principal amount of Securities.]6

[(b) As and for a sinking fund for the retirement of the Securities, the Issuer will, until all Securities are paid or payment thereof provided for, deposit with the Fiscal Agent, prior to [            ] in each year, commencing in [            ] and ending in [            ] an amount in cash sufficient to redeem on such [            ] [not less than [Currency] [            ] and not more than] [Currency] [            ] principal amount of Securities at the redemption price specified in this Paragraph for redemption through operation of the sinking fund. [The minimum amount of any sinking fund payment as specified above is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount is herein referred to as an “optional sinking fund payment”.] The cash amount of any (mandatory) sinking fund payment is subject to reduction as provided below. Each sinking fund payment shall be applied to the redemption of Securities on such [            ] as herein provided. [The right to redeem Securities through optional sinking fund payments shall not be cumulative and to the extent not availed of on any sinking fund redemption date will terminate. The Issuer (i) may deliver Outstanding Securities (other than any previously called for redemption) together, in the case of Bearer Securities, with all unmatured Coupons appertaining thereto and (ii) may apply as a credit Securities which have been redeemed otherwise than through the application of [mandatory] sinking fund payments, in each case in satisfaction of all or any part of any [mandatory] sinking fund payment and the amount of such [mandatory] sinking fund payment shall be reduced accordingly.]

[(c) In the case of any partial redemption of Securities, the Securities to be redeemed shall be selected by the Fiscal Agent not less than 60 days prior to the redemption date from the Outstanding Securities not previously called for redemption, in the case of Bearer Securities, individually by lot and, in the case of Registered Securities, by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to [Currency] [            ] or any integral multiple thereof) of the principal amount of Registered Securities of a denomination larger than [Currency] [            ].]

[6]	Modification necessary if the Security is an Original Issue Discount Security.

[(d) Notices to redeem Securities shall be given to holders of Bearer Securities by publication at least once in a leading daily newspaper in the English language of general circulation in Europe [, which so long as the Securities are listed on any stock exchange located outside the United States of America and such exchange shall so require, shall be a daily newspaper of general circulation in any required city outside the United States of America and to holders of Registered Securities in writing mailed, first-class postage prepaid, to each holder of Registered Securities, or portions thereof, so to be redeemed, at his address as it appears in the register hereinabove referred to. Such notice will be given not more than 60 days nor less than 30 days prior to the date fixed for redemption. The term “daily newspaper” as used herein shall be deemed to mean a newspaper customarily published on each business day, whether or not it shall be published in Saturday, Sunday or holiday editions. If by reason of the suspension of publication of any newspaper or of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Issuer or by the Fiscal Agent on behalf of and at the instruction of the Issuer shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the publication or mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notices will be deemed to have been given on the date of such publication or mailing or, if published in such newspapers on different dates, on the date of the first such publication. Notices to redeem Securities shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed (or portion thereof in the case of a partial redemption of a Registered Security), together, in the case of a Bearer Security, with all appurtenant Coupons, if any, maturing subsequent to the date fixed for redemption, that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice,7 and that on and after said date interest thereon will cease to accrue [and that such redemption is for the sinking fund if such is the case]. [In addition, in the case of a partial redemption, notice to redeem shall specify the Securities called for redemption].]

[(e) If notice of redemption has been given in the manner set forth in clause (d) of this Paragraph 6, the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in such notice, together in the case of Bearer Securities with all appurtenant Coupons, if any, maturing subsequent to the redemption date, the Securities shall be paid and redeemed by the Issuer at the places and in the manner herein specified and at the redemption price herein specified [together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date; provided, however, that interest due on or prior to the redemption date on Bearer Securities shall be payable only upon the presentment and surrender of Coupons for such interest (at an office or agency outside the United States of

[7]	Modification necessary if zero coupon security.

America except as otherwise provided on the face of the Bearer Securities)]. If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the redemption date, such Security may be paid after deducting from the amount otherwise payable an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Fiscal Agent if they are furnished with such security or indemnity as they may require to save each of them and each other paying agency of the Issuer harmless.

From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the corporate trust office of the Fiscal Agent for redemption on the redemption date, the Securities called for redemption shall cease to bear interest, the Coupons appertaining to Bearer Securities maturing subsequent to the redemption date shall be void, and the only right of the holders of such Securities shall be to receive payment of the redemption price [together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date] as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.]

7. [If Security is not a Collective Action Security, insert - If one or more of the following events shall have occurred and be continuing:] [If Security is a Collective Action Security, insert - In the event that any of the following shall occur (each, an “Event of Default”):]

(a) the Issuer fails to pay, when due, principal of [(and premium, if any, on)] [or interest on] any of the Securities and such failure continues for a period of 30 days; or

(b) the Issuer defaults in performance or observance of or compliance with any of its other obligations set forth in the Securities, which default is not remedied within 60 days after written notice of such default shall have been given to the Issuer by the holders of any Security at the corporate trust office of the Fiscal Agent; or

(c) any other present or future External Indebtedness (as defined above) of the Republic for or in respect of moneys borrowed or raised, in an amount in aggregate of not less than $40,000,000 (or its equivalent in other currencies or composite currency units), becomes due and payable prior to its stated maturity otherwise than at the option of the Issuer or any such amount of External Indebtedness is not paid when due (in accordance with any extension granted in any modification, consent or waiver by the holders of such External Indebtedness) or, as the case may be, within any applicable grace period; or

(d) the Issuer ceases to be a member of the International Monetary Fund or any successor (whether corporate or not) which performs the functions of, or functions similar to, the International Monetary Fund; or

(e) the Republic announces its inability to pay its debts as they mature; or

(f) it becomes unlawful for the Issuer to perform or comply with any of its payment obligations under any of the Securities;

[If Security is not a Collective Action Security, insert - then in each and every case the registered holder of this Security may, at such holder’s option, declare [If the Security is not an Original Issue Discount Security—the principal of this Security and the interest accrued hereon] [if the Security is an Original Issue Discount Security—an amount of principal of this Security determined as hereinafter provided] to be due and payable immediately by written notice to the Issuer and the Fiscal Agent at its corporate trust office, and unless all such defaults shall have been cured by the Issuer prior to receipt of such written notice, [If the Security is not an Original Issue Discount Security—the principal of this Security and the interest accrued thereon] [such amount] shall become and be immediately due and payable. [If the Security is not an Original Issue Discount Security—the amount referred to in the preceding sentence shall be equal to—insert formula for determining the amount.]]

[If Security is not a Collective Action Security, insert - then the registered holder of this Security may, at such holder’s option, so long as an Event of Default is continuing, declare [If the Security is not an Original Issue Discount Security—the principal of this Security and the interest accrued hereon] [if the Security is an Original Issue Discount Security—an amount of principal of this Security determined as hereinafter provided] to be due and payable immediately by written notice to the Issuer and the Fiscal Agent at its corporate trust office, and unless all such defaults shall have been cured by the Issuer prior to receipt of such written notice, [If the Security is not an Original Issue Discount Security—the principal of this Security and the interest accrued thereon] [such amount] shall become and be immediately due and payable; provided, however, that any notice declaring the Securities of this series due and payable shall become effective only when the Fiscal Agent has received such notice from holders of not less than 25% in aggregate principal amount of the [Registered] Securities of this series then Outstanding. [If the Security is not an Original Issue Discount Security—the amount referred to in the preceding sentence shall be equal to—insert formula for determining the amount.] If any Event of Default shall give rise to a declaration which shall be effective and all Events of Default shall cease to continue following such declaration, then such declaration may be rescinded and annulled by the affirmative vote or written consent of the holders of not less than 66 2⁄3/3% in aggregate principal amount of the [Registered] Securities of this series then Outstanding in accordance with the procedures set forth in Paragraph [9] below.]

[[ ]. Add in particular covenants relating to the Securities of this Series.]

[[8.] If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Fiscal Agent, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously Outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

If there be delivered to the Issuer and the Fiscal Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Fiscal Agent that such Security or coupon has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security or exchange for the Security to which such coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

Upon the issuance of any new Security under this Paragraph, the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent) connected therewith.

Every new Security with its coupons, if any, issued pursuant to this Paragraph in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone.

Any new Security delivered pursuant to this Paragraph shall be so dated the date of its authentication.

The provisions of this Paragraph [8] are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

[9.] [If Security is not a Collective Action Security, insert—Except as provided in the Fiscal Agency Agreement, with the affirmative vote of the holders of 66 2⁄3% in aggregate principal amount of the Securities represented at a meeting called in accordance with the terms of the Fiscal Agency Agreement or with the written consent of the holders of 66 2⁄3% in aggregate principal amount of the Securities then outstanding, the Issuer and the Fiscal Agent may modify, amend or supplement the terms of the Securities or, insofar as respects the Securities, the Fiscal Agency Agreement, and such holders may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement.]

[If Security is a Collective Action Security, insert - (i) At any meeting of holders of Securities of this series duly called and held as specified above, upon the affirmative vote, in person or (in the case of registered owners of Securities of this series) by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of this series then Outstanding represented at such meeting (or of such other percentage as may be set forth herein with respect to the action being taken), or (ii) with the written consent of the owners of not less than 66 2/3% in aggregate principal amount of the Securities of this series then Outstanding (or of such other percentage as may be set forth herein with respect to the action being taken), the Issuer and the Fiscal Agent may modify, amend or supplement the terms of the Securities of this series or, insofar as respects the Securities of this series, the Fiscal Agency Agreement, in any way, and the holders of Securities of this series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Securities of this series to be made, given or taken by holders of Securities of this series; provided, however, that no such action may, without the consent or affirmative vote, in person or (in the case of registered owners of Securities of this series) by proxy thereunto duly authorized in writing, of the holders of not less than 75% in aggregate principal amount of Securities of this series then Outstanding, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Securities of this series, (B) reduce the principal amount of any Securities of this series, the portion of such principal amount which is payable upon acceleration of the maturity of the Securities of this series, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which, or exclude the City of London as a required place at which, payment with respect to interest, premium or principal in respect of Securities of this series is payable, (D) shorten the period during which the Issuer is not permitted to redeem Securities of this series, if, prior to such action, the Issuer is not permitted to do so, (E) reduce the proportion of the principal amount of Securities of this Series the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities of this series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, (F) change the obligation of the Issuer to pay additional amounts under the Securities of this series, (G) amend the definition of “Outstanding” as set forth in Section 11(e)(iii) of the Fiscal Agency Agreement with respect to the Securities of this series, (H) change the governing law provisions of the Securities of this series as set forth in Paragraph 11 below, (I) change the Issuer’s appointment of an agent for the service of process in the United States of America or the Issuer’s agreement not to claim and to waiver irrevocably immunity (sovereign or otherwise), each as set forth in Section 15 of the Fiscal Agency Agreement, (J) except as contemplated in clause (C) of the immediately following sentence, change the ranking of the Securities of this series as set forth in paragraph 1 hereof or (K) in connection with any offer to acquire all or any portion of the Securities of this series where the consideration consists of either cash, new securities to be issued by the Republic or any of its political subdivisions or instrumentalities, or any combination of the foregoing, amend any Event of Default. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities of this Series, whether or not they have given such consent or cast such vote or were present at any meeting, and whether or not notation of such modification, amendment, supplement, request demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of this series. The Issuer and the Fiscal Agent may, without the vote or consent of any holder of Securities, amend the Fiscal Agency Agreement or the Securities of this Series for the purpose of (A) adding to the covenants of the Issuer for the benefit of the holders of the Securities, (B) surrendering any right or power conferred upon the Issuer, (C) securing the Securities pursuant to the requirements of the Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or (E) amending this Agreement or the Securities of this series in any manner which the Issuer and the Fiscal Agent may determine shall not be inconsistent with the Securities of this series and shall not adversely affect the interest of any holder of Securities.

[10.] No reference herein to the Fiscal Agency Agreement [if Security is not a Collective Action Security, insert—and no provision of this Security or of the Fiscal Agency Agreement] shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of [(and premium, if any, on)] [and interest on] this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[11.] The Issuer may, from time to time, without the consent of the holders of any Security of this series, create and issue additional Securities having terms and conditions the same as the Securities of this series, or the same except for the amount of the first payment of interest, which additional Securities may be consolidated and form a single series with the outstanding Securities of this series; provided that such additional Securities do not have, for purposes of U.S. federal income taxation (regardless of whether any holders of such Securities are subject to the U.S. federal tax laws), a greater amount of original issue discount than the Securities of this series have as of the date of the issue of such additional Securities.

[12.] This Security shall be governed by, and interpreted in accordance with, the laws of the State of New York, United States of America without regard to those principles of conflicts of laws that would require the application of the laws of a jurisdiction other than the State of New York, United States of America, except with respect to its authorization and execution on behalf of the Issuer and any other matters required to be governed by the laws of the Republic, which shall be governed by the laws of the Republic.

[13.] [The Republic hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same valid obligation of the Republic in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the Republic.]

[FORM OF COUPON]

[Form of Face of Coupon]

[ISIN No.                 ]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[R-]8

[Currency]

Due

THE REPUBLIC OF TURKEY

[Title of Securities]

Unless the Security to which this Coupon appertains shall have been called for previous redemption and payment thereof duly provided for, on the date set forth hereon, the Republic of Turkey (the “Issuer”) will pay to bearer, upon surrender hereof, the amount shown hereon (together with any additional amounts in respect thereof which the Issuer may be required to pay according to the terms of said Security) at the paying agencies set out on the reverse hereof or at such other places outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction as the Issuer may determine from time to time, at the option of the bearer as provided in the Security, by [[Currency] drawn on a bank in the City of New York or transfer to a [Currency] account maintained by the payee with a bank located outside the United States of America, being the interest then payable on said Security].

THE REPUBLIC OF TURKEY

By:
Name: Title:

[8]	For Coupons maturing on or after the date, if any, on which a partial redemption of Securities is possible, insert the letter “R” in front of the coupon number. The coupon number, payment amount and due date should appear in the right-hand section of the face of the Coupon.

Form of Reverse of Coupon

PAYING AGENTS

9

[9]	Insert names and addresses of initial paying agents located outside the United States.

EXHIBIT C

[FORM OF TEMPORARY BEARER GLOBAL SECURITY]

THE REPUBLIC OF TURKEY

(Title of Securities)

The Republic of Turkey (herein called the “Issuer” or the “Republic”), for value received, hereby promises to pay to bearer upon presentation and surrender of this temporary bearer global Security the principal sum of [            ] [Currency] (            ).

[If the Security is to bear interest prior to maturity, insert -, and to pay interest [thereon] [calculated on [            ]] from the date hereof [annually] [semi-annually] in arrears on [            ] [and [            ]] in each year, commencing [            ] (each an “Interest Payment Date”), at the rate [of [    ]% per annum] [to be determined in accordance with the provisions hereinafter set forth], until the principal hereof is paid or made available for payment [If applicable insert -, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of [    ]% per annum on any overdue principal and premium and on any overdue installment of interest); provided, however, that interest on this temporary bearer global Security shall be payable only after the issuance of the definitive Securities for which this temporary bearer global Security is exchangeable and, in the case of definitive bearer Securities; only upon presentation and surrender (at an office or agency outside the United States of America, except as otherwise provided in the Fiscal Agency Agreement referred to below) of the interest coupons thereto attached as they severally mature. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.]

[Insert floating interest rate provisions, if applicable.]

[If the Securities are not to bear interest prior to maturity, insert - (the “Stated Maturity”). The principal of this temporary bearer global Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this temporary bearer global Security shall bear interest at the rate of [    ]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand; provided, however, that such interest shall be payable only after the issuance of the definitive bearer Securities for which this temporary bearer global Security is exchangeable. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of [    ]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand, subject to the proviso in the preceding sentence.]

This temporary bearer global Security is one of a duly authorized issue of Securities of the Republic designated as specified in the title hereof, issued and to be issued under the Fiscal Agency Agreement, dated as of October 4, 2013 (the “Fiscal Agency Agreement”) and effective as of the Effective Date (as defined in the Fiscal Agency Agreement), between the Republic and

Citibank, N.A., London Branch, as Fiscal Agent (“Fiscal Agent”). It is a temporary security and is exchangeable in whole or from time to time in part without charge upon request of the holder hereof for definitive bearer Securities [If the Securities of the Series are to bear interest prior to maturity, insert - with interest coupons attached. ] or in registered form, without coupons, of authorized denominations, or in the form of one or more definitive bearer global Securities, or any combination thereof, (a) if a date or the manner of its determination, prior to which no such exchange may be made has been designated pursuant to the Fiscal Agency Agreement, not earlier than such date and (b) as promptly as practicable following presentation of certification, in the form required by the Fiscal Agency Agreement for such purpose, that the beneficial owner or owners of this temporary bearer global Security, (or, if such exchange is only for a part of this temporary bearer global Security, of such part) are not U.S. persons. Definitive bearer Securities and definitive bearer global Securities to be delivered in exchange for any part of this temporary bearer global Security shall be delivered only outside the United States of America. Upon any exchange of a part of this temporary bearer global Security for definitive Securities, the portion of the principal amount hereof so exchanged shall be endorsed by the Fiscal Agent on the Schedule hereto, and the principal amount hereof shall be reduced for all purposes by the amount so exchanged.

Until exchanged in full for definitive Securities, this temporary bearer global Security shall in all respects be entitled to the same benefits and subject to the same terms and conditions of, and the Republic shall be subject to the same restrictions as those to be endorsed on, the definitive Securities and those contained in the Fiscal Agency Agreement, except that neither the holder hereof nor the beneficial owners of this temporary bearer global Security shall be entitled to receive payment of interest hereon.

This temporary bearer global Security shall be governed by, and interpreted in accordance with, the laws of the State of New York, United States of America without regard to those principles of conflicts of laws that would require the application of the laws of a jurisdiction other than the State of New York, United States of America, except with respect to its authorization and execution on behalf of the Issuer and any other matters required to be governed by the laws of the Republic, which shall be governed by the laws of the Republic.

All terms used in this temporary bearer global Security which are defined in the Fiscal Agency Agreement, including the exhibits thereto, or the definitive Securities shall have the meanings assigned to them therein.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by the manual signature of one of its duly authorized officers, this temporary bearer global Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this temporary bearer global Security to be duly executed.

Dated:

THE REPUBLIC OF TURKEY

By:
Name:
Title:

This is the temporary bearer global Security referred to in the within-mentioned Fiscal Agency Agreement.

CITIBANK, N.A., LONDON BRANCH As Fiscal Agent

By:
Authorized Officer

SCHEDULE OF EXCHANGES

Date Made	Principal amount exchanged for definitive Securities	Remaining principal amount following such exchange	Notation made on behalf of the Fiscal Agent

EXHIBIT D

FORM OF GLOBAL U.S. DEPOSITARY SECURITY

[Form of Face of Security]

[IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT — FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS [    ]% OF ITS PRINCIPAL AMOUNT. THE ISSUE DATE IS [            ], [AND] THE YIELD TO MATURITY IS [    ]% [, THE METHOD USED TO DETERMINE THE YIELD IS [            ] AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF [            ] TO [            ], IS [ ]% OF THE PRINCIPAL AMOUNT OF THIS SECURITY.]1 [IF APPLICABLE, INSERT LEGEND PURSUANT TO SECTION 1(f)(i) OF THE FISCAL AGENCY AGREEMENT]

No.	[Denomination]

THE REPUBLIC OF TURKEY

[Title of Securities]

Common Code

CUSIP No.

ISIN No.

The Republic of Turkey (herein called the “Issuer” or the “Republic”), for value received, hereby promises to pay to [            ] , or registered assigns, the principal sum set forth in the attached Schedule A, which principal sum at any time shall not exceed [            ] [Currency] [            ] on [            ]. [If the Security is to bear interest prior to maturity, insert -, and to pay interest thereon [at the rate of [    ]% per annum][to be determined in accordance with the provisions hereinafter set forth] from and including [            ][, until the principal hereof is paid or made available for payment [if applicable, insert - [            ], and (to the extent that the payment of such interest shall be legally enforceable) at the rate of [    ]% per annum on any overdue principal [and premium] and on any overdue installments of interest]. Interest shall be payable semi-annually in arrears [in two equal payments] commencing [            ] [on [            ][and [            ]]] of each year (each an “Interest Payment Date”), unless any Interest Payment Date would otherwise fall on a day which is not a Banking Day, in which case the Interest Payment Date shall be the immediately succeeding Banking Day, provided if any Interest Payment Date would thereby fall into the next calendar month, the Interest Payment Date shall be the immediately preceding Banking Day and the holder of the Securities shall not be entitled to any further interest payment in respect of the month for which such interest payment is made in such manner. Whenever it is necessary to compute any amount of accrued interest in respect of the Note for a period of less than one full year, [other than in respect to regular semi-annual regular

[1]	Include bracketed phrase only if the Securities of the Series have a short accrual period.

payments], interest will be calculated on the basis of [a 360-day year of twelve 30-day months]. “Banking Day” means any day that is a day on which banking institutions in [the City of New York] are not generally authorized or obligated by law, regulation or executive order to close.

[If fixed interest rate, insert—The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered holder”) in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the preceding [            ] and [            ][, as the case may be] (each a “Regular Record Date”). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Republic, notice whereof shall be given to registered holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange.]

[Insert floating interest rate provisions, if applicable.]

[If the Security is not to bear interest prior to maturity, insert—(the “Stated Maturity”). The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of [__]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of [__]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand. ]

Principal of [(and premium, if any, on)] this Security shall be payable at the corporate trust office of [insert name of Paying Agent], as paying agent or its successor (the “Paying Agent”) and at the offices of such other Paying Agents as the Republic shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of [(and premium, if any, on)] the Securities shall be made against surrender of registered Securities of a Series, and payments of [if applicable, insert - any interest on] this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the aforementioned register.

The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of [(and premium, if any, on)] [and interest on] this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in Europe (which, so long as the Securities are listed on any stock exchange located outside the United States of America and such exchange shall so require, shall include an office or agency in any required city outside the United States of America) for the payment of the principal of [(and premium, if any, on)] [and interest on] the Securities as herein provided.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

The Securities are issued pursuant to a Fiscal Agency Agreement, dated as of October 4, 2013 (the “Fiscal Agency Agreement”) and effective as of the Effective Date (as defined in the Fiscal Agency Agreement) between the Republic and Citibank N.A. (the “Fiscal Agent”).

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

THE REPUBLIC OF TURKEY

By:
Name: Title:

This is one of the Securities of the series referred to in the within-mentioned Fiscal Agency Agreement.

CITIBANK, N.A., LONDON BRANCH as Fiscal Agent

By:
Authorized Officer

[Form of Reverse of Security]

REVERSE OF U.S. DEPOSITARY NOTE

THE REPUBLIC OF TURKEY

[Title of Securities]

1. This Security is a definitive global security evidencing a duly authorized issue of securities of the Issuer consisting of [            ] principal amount of [Title of Securities] (herein called the “Securities”), issued and to be issued in accordance with a Fiscal Agency Agreement, dated as of October 4, 2013 (herein called the “Fiscal Agency Agreement”) and effective as of the Effective Date (as defined in the Fiscal Agency Agreement), between the Issuer and Citibank, N.A., London Branch, as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in [London, England] [, and, so long as the Securities are listed on any stock exchange outside the United States of America and such exchange shall so require, at the office of any required city outside the United States of America.] This Security is a definitive global security evidencing the Securities of the series designated on the face hereof[, limited in aggregate principal amount to [Currency] [            ].]2

The Securities constitute direct, unconditional, unsecured and general obligations of the Republic without any preference of one over the other, and the full faith and credit of the Republic so pledged for the due and punctual payment thereof and for the due and timely performance of all obligations of the Issuer with respect thereto. The Securities rank pari passu in right of payment with all other External Indebtedness (as defined below) of the Issuer.

The Republic undertakes that it shall not, so long as any of the Securities remain outstanding, create or permit to exist (i) any Lien (other than a Permitted Lien) for any purpose upon or with respect to any International Monetary Assets of the Republic; or (ii) any Lien (other than a Permitted Lien) upon or with respect to any other assets of the Republic to secure External Indebtedness of any Person, unless the Securities at the same time share pari passu and pro rata in such security. For purposes of the foregoing the following terms have the following meanings:

“Exportable Assets” means goods which are sold or intended to be sold for consideration consisting of or denominated in Foreign Currency and any right to receive Foreign Currency in connection with the sale thereof.

“External Indebtedness” of any Person means (i) each obligation, direct or contingent, of such Person to repay a loan, deposit, advance or similar extension of credit; (ii) each obligation of such person evidenced by a note, bond, debenture or similar written evidence of indebtedness; and (iii) each Guarantee by such Person of an obligation constituting External Indebtedness of another Person; if in each case such obligation is denominated in a Foreign Currency or payable

[2]	See Paragraph 11

at the option of the payee in a Foreign Currency; provided that, (I) an obligation (or Guarantee thereof) which by its terms is payable only by a Turkish Person to another Turkish Person in the Republic is not External Indebtedness; (II) an obligation to the extent that it is owing only to an individual who is a Turkish citizen is not External Indebtedness; and (III) an obligation is deemed to be denominated in a Foreign Currency if the terms thereof or of any applicable government program contemplate that payment thereof will be made to the holder thereof in such Foreign Currency by the obligor, the Republic or any other Turkish Person.

“Foreign Currency” means any currency other than the lawful currency of the Republic.

“Guarantee” includes a suretyship or any other arrangement whereby the respective party is directly or indirectly responsible for any External Indebtedness of any other Person, including without limitation any obligation of such party to purchase goods or services or supply funds or take any other action for the purpose of providing for the payment or purchase of such External Indebtedness (in whole or in part).

“International Monetary Assets” means all official holdings of gold, Special Drawing Rights, Reserve Positions in the International Monetary Fund and Foreign Exchange which is owned or held by the Republic or any monetary authority of the Republic, all as defined by the International Monetary Fund.

“Lien” means any lien, mortgage, deed of trust, charge, pledge, hypothecation, security interest or other encumbrance.

“Permitted Lien” means (1) any Lien on Foreign Currency (or deposits denominated in Foreign Currency) securing obligations with respect to a letter of credit issued in the course of ordinary commercial banking transactions (and expiring within one year thereafter) to finance the importation of goods or services in the Republic; (2) any Lien on Exportable Assets (but not official holdings of gold), documents of title relating thereto, insurance policies insuring against loss or damage with respect thereto and proceeds of the foregoing securing External Indebtedness incurred to finance the business of producing or exporting Exportable Assets, provided that (x) the proceeds of the sale of such Exportable Assets are expected to be received within one year after such Exportable Assets or documents become subject to such Lien; and (y) such External Indebtedness (i) is to be repaid primarily out of proceeds of sale of Exportable Assets subject to such Lien; and (ii) does not arise out of financing provided by the lender on condition that other External Indebtedness be repaid; (3) any Lien securing External Indebtedness incurred for the purpose of financing any acquisition of assets (other than International Monetary Assets), provided that the assets which are subject to such Lien are (x) tangible assets acquired in such acquisition (including, without limitation, documents evidencing title to such tangible assets); (y) claims which arise from the use, failure to meet specifications, sale or loss of, or damage to, such assets; or (z) rent or charter hire payable by a lessee or charterer of such assets; (4) any Lien on or with respect to assets (other than International Monetary Assets) existing at the time of the acquisition thereof, provided that such Lien was not incurred in contemplation of such acquisition; (5) any Lien on or with respect to assets (other than International Monetary Assets) acquired (or deemed to be acquired) under a financial lease, or claims arising from the use, operation, failure to meet specifications, sale or loss of, or damage to, such assets, provided that (x) such Lien secures only rentals and other amounts payable under such lease and (y) such assets were not owned by the Republic for more than 120 days prior to becoming subject to such lease; (6) any Lien on any assets which arose pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings; (7) any Lien arising by operation of law (and not pursuant to any agreement) which has not been foreclosed or otherwise enforced against the assets to which it applies, including without limitation any right of set-off with respect to demand or time deposits maintained with financial institutions and banker’s liens with respect to property held by financial institutions, provided that such Lien arises in the ordinary course of the activities of the owner of the assets subject thereto and not with a view to securing any External Indebtedness; (8) any Lien securing External Indebtedness incurred in connection with any Project Financing, provided that the assets to which such Lien applies (x) are not official holdings of gold; and (y) are (i) assets which are the subject of such Project Financing or (ii) revenues or claims which arise from the use, operation, failure to meet specifications, exploitation, sale or loss of, or damage to, such assets; (9) Liens on assets (other than official holdings of gold) in existence on                          ,         , provided that such Liens remain confined to the assets affected thereby on                          ,         , and secure only those obligations so secured on                          ,         ; (10) any Lien arising in connection with contracts entered into substantially simultaneously for sales and purchases at market prices of precious metals; and (11) any Lien or Liens which otherwise would not be permissible pursuant to the negative pledge and which secure(s) indebtedness in an aggregate amount not exceeding $50,000,000 (or the equivalent thereof in other currencies or composite currency units).

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization or other judicial entity, including, without limitation, a government or governmental body or agency or instrumentality or any international organization or agency.

“Project Financing” means any financing of the acquisition, construction or development of any asset in connection with a project if the Person or persons providing such financing expressly agree to look to the asset financed and the revenues to be generated by the use, exploitation, operation of or loss of, or damage to, such asset as a principal source of repayment for the moneys advanced and at the time of such financing it was reasonable to conclude that such project would generate sufficient income to repay substantially all of the principal of and interest on all External Indebtedness incurred in connection with such project.

“Special Drawing Rights,” “Reserve Positions in the Fund” and “Foreign Exchange” have, as to the types of assets included, the meanings given to them in the International Monetary Fund’s publication entitled “International Financial Statistics” or such other meanings as shall be formally adopted by the International Monetary Fund from time to time.

“Turkish Person” means the Republic and any Person who is a resident or national of the Republic or which has its principal place of business, seat or head office in the Republic or any Person incorporated or organized under the laws of the Republic.

2. Except as set forth in the following sentence, the Securities are issuable only as fully registered global securities, without coupons (for purposes of this Paragraph 2, each, a “Global Security”), each registered in the name of either (x) [            ], or a nominee thereof, in respect of interests held through [            ], or a successor of [            ] or a nominee thereof, or (y) Citivic Nominees Limited, a nominee of Citibank, N.A., London Branch, London office, as common depositary for, and in respect of interests held through, Euroclear and Clearstream or a successor to Euroclear or Clearstream or a nominee thereof, (each of [            ], Euroclear and Clearstream, and any successor to any of them, is referred to herein as a “Clearing System”) and (i) no Global Security may be transferred, except in whole and not in part, and only to a Clearing System, one or more nominees of a Clearing System or one or more respective successors of a Clearing System and its nominees, and (ii) no Global Security may be exchanged for any Security other than another Global Security. Notwithstanding any other provision of the Fiscal Agency Agreement or this Global Security, a Global Security may be transferred to, or exchanged for registered Securities registered in the name of, a person other than a Clearing System, a nominee of a Clearing System or a successor of a Clearing System or its nominee if (i) the relevant Clearing System (a) notifies the Republic that it is unwilling or unable to continue as depositary for such Global Security or (b) in the case of [            ], or a successor thereto, ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when it is required to be, and in either such case (a) or (b) a successor is not appointed by the Republic within 90 days after receiving such notice or becoming aware that [            ] or such successor is no longer so registered, (ii) the Republic, in its sole discretion, instructs the Fiscal Agent in writing that a Global Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an event of default with respect to the Securities evidenced by this Global Security (as set forth in Paragraph [7]). Registered Securities issued in exchange for this Global Security will be registered in such names as an authorized representative of the relevant Clearing System shall request, and issued in denomination[s] of [Currency] [            ] [and [integral multiples thereof.] [integral multiples of [Currency] [            ] above that amount]]. If the Securities are redenominated, then the Issuer will be obligated to pay the registered holder the equivalent amounts in the new currency.

3. The Issuer shall maintain in [London, England] an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the corporate trust office of the Fiscal Agent as its agent in [London, England] for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, the Republic will provide for the registration of Securities and registration of transfers of Securities. [In addition, the Republic has appointed the main offices of [            ] in [            ] and [            ] in [            ] as additional agencies (each a “Transfer Agent”) where Securities may be surrendered for registration of transfer or exchange.] The Republic reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will at all times be a security registrar in [London, England][, and a Transfer Agent in a European city].

Subject to Paragraph 2, the transfer of a Security is registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Fiscal Agent [or any Transfer Agent] duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the registered holder thereof or his attorney duly authorized in writing. Subject to Paragraph 2, upon such surrender of this Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

[At the option of the registered holder upon request confirmed in writing, Registered Securities may be exchanged for Registered Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the [office of any Transfer Agent or at the] corporate trust office of the Fiscal Agent. Bearer Securities may not be issued in exchange for Registered Securities. Whenever any Registered Securities are so surrendered for exchange, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, the Registered Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon [the Transfer Agent or] the Fiscal Agent, as the case may be, being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Issuer may from time to time agree with [the Transfer Agents and] the Fiscal Agent.]

[In the event of a redemption of the Securities in part, the Issuer shall not be required (i) to register the transfer or exchange of any Security during a period beginning at the opening of business 15 days before, and continuing until, the date notice is given identifying the Securities to be redeemed, or (ii) to register the transfer of or exchange of any [Registered] Security, or portion thereof, called for redemption.]

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Republic, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Republic may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

The Securities will become void unless surrendered for payment within a period of five years from the date on which the payment in respect thereof first becomes due or, if the full amount of the money has not been received by a Fiscal Agent on or prior to such due date, the date on which, the full amount of such money having been so received, notice to that effect shall have been given to the holders.

4.(a) The Issuer shall pay to the Fiscal Agent at its principal office in [London, England], on or prior to [each Interest Payment Date] [any redemption date] and the maturity date of the Securities, in such amounts sufficient (with any amounts then held by the Fiscal Agent and available for such purpose) to pay the [interest on and] [the redemption price of and accrued interest (if the redemption date is not an Interest Payment Date) on,] the principal of, the Securities due and payable on such [Interest Payment Date] [redemption date] or maturity date, as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such [interest] [, redemption price and] principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Fiscal Agent for the payment of the principal of [(or premium, if any)] [or interest] on any Securities and remaining unclaimed at the end of two years after such principal [(or premium)] [or interest] shall have become due and payable (whether at maturity or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of [(and premium, if any)] [and interest] on this Security as the same shall become due.

(b) In any case where the due date for the payment of the principal of [(and premium, if any)] [or interest] on any Security [or the date fixed for redemption of any Security] shall not be a Banking Day, then payment of principal [(and premium)] [or interest] need not be made on such date at such place but may be made on [the next succeeding Banking Day with the same force and effect as if made on the date for such payment [or the date fixed for redemption], and no interest shall accrue for the period after such date, provided, if any [Interest Payment Date] would thereby fall into the next calendar month, the [Interest Payment Date] shall be the immediately preceding Banking Day] and the holder of the Securities shall not be entitled to any further interest payment in respect of the month for which such interest payment is made in such manner.

5. (a) All payments of principal and interest, if any, made by the Republic in respect of the Securities shall be made without withholding or deduction for or on account of any present or future taxes, duties, fees, funds, assessments or other charges of whatsoever nature levied or imposed by or on behalf of the Republic or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In that event, the Republic shall pay such additional amounts as will result in receipt by the holders of Securities of such amounts as would have been received by them had no such withholding or deduction been required, except that no additional amounts shall be payable in respect of any Securities (a) to a holder (or a third party on behalf of a holder) where such holder is liable for such taxes, duties, fees, funds, assessments or charges in respect of such Securities by reason of having some connection with the Republic other than the mere holding of the Securities; (b) presented for payment more than 30 days after the Relevant Date except to the extent that the holder of such Securities would have been entitled to such additional amounts on presenting such Securities for payment on the last day of such period of 30 days; (c) held by or on behalf of a holder who is able to avoid such taxes, duties, fees, funds, assessments or other charges by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; (d) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or (e) held by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a Member State of the European Union. For purposes hereof, “Relevant Date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the Fiscal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders of the Securities.

The Republic shall pay all stamp and other duties, if any, which may be imposed by the Republic, the United States of America or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agency Agreement or the issuance of this Security.

(b) Whenever in this Security there is a reference, in any context, to the payment of the principal of [(or premium, if any, on)] [or interest on,] or in respect of, any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in Paragraph 5(a) to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such paragraph and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

6. (a) [If applicable, insert—The Securities of this series are subject to redemption upon not less than 30 days’ notice given as hereinafter provided, [if applicable, insert—(1) on [            ] in any year commencing with the year [            ] and ending with the year [            ] through operation of the sinking fund for this series at a redemption price equal to 100% of the principal amount, and (2) [at any time [on or after [            ]], as a whole or in part, at the election of the Issuer, at the following redemption prices (expressed as percentages of the principal amount of the Securities to be redeemed]: if redeemed [on or before [            ] [__]%, and if redeemed] during the 12-month period beginning [            ] of the years indicated.

Year	Redemption Price	Year	Redemption Price

and thereafter at a redemption price equal to [    ]% of the principal amount of the Securities to be redeemed, together, in the case of each of [(1) and (2)] foregoing, with accrued interest (except if the redemption date is an Interest Payment Date) to the redemption date, but interest installments on registered Securities that are due on or prior to such redemption date will be payable to the holders of such Securities of record at the close of business on the relevant Record Dates referred to above. [Partial redemptions must be in an amount not less than [Currency] [            ] principal amount of Securities. ]3

[3]	Modification necessary if the Security is an Original Issue Discount Security.

[(b) As and for a sinking fund for the retirement of the Securities, the Issuer will, until all Securities are paid or payment thereof provided for, deposit with the Fiscal Agent, prior to [            ] in each year, commencing in [            ] and ending in [            ] an amount in cash sufficient to redeem on such [            ] [not less than [Currency] [            ] and not more than] [Currency] [            ] principal amount of Securities at the redemption price specified above for redemption through operation of the sinking fund. [The minimum amount of any sinking fund payment as specified in this Paragraph is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount is herein referred to as an “optional sinking fund payment”.] The cash amount of any [mandatory] sinking fund payment is subject to reduction as provided below. Each sinking fund payment shall be applied to the redemption of Securities on such [            ] as herein provided. [The right to redeem Securities through optional sinking fund payments shall not be cumulative and to the extent not availed of on any sinking fund redemption date will terminate. The Issuer (i) may deliver Outstanding Securities (other than any previously called for redemption) and (ii) may apply as a credit Securities which have been redeemed otherwise than through the application of [mandatory] sinking fund payments, in each case in satisfaction of all or any part of any (mandatory) sinking fund payment and the amount of such (mandatory) sinking fund payment shall be reduced accordingly.]

[(c) In the case of any partial redemption of Securities, the Securities to be redeemed shall be selected by the Fiscal Agent not less than 30 days prior to the redemption date from the Outstanding Securities not previously called for redemption, by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to [Currency] [            ] or any integral multiple thereof) of the principal amount of Registered Securities of a denomination larger than [Currency] [            ].]

[(d) Notices to redeem Securities shall be given by publication at least once in a leading daily newspaper in the English language of general circulation in Europe which, so long as the Securities are listed on any stock exchange located outside the United States of America and such exchange shall so require, shall be a daily newspaper of general circulation in any required city outside the United States of America [and] to holders of Registered Securities in writing mailed, first-class postage prepaid, to each holder of Registered Securities, or portions thereof, so to be redeemed, at his address as it appears in the register hereinabove referred to. Such notice will be given not more than 60 days nor less than 30 days prior to the date fixed for redemption. [The term “daily newspaper” as used herein shall be deemed to mean a newspaper customarily published on each business day, whether or not it shall be published in Saturday, Sunday or holiday editions.] If by reason of the suspension of [publication of any newspaper or of] regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Issuer or by the Fiscal Agent on behalf of and at the instruction of the Issuer shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the [publication or] mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notices will be deemed to have been given on the date of [such publication or] mailing [or, if published in such newspapers on different dates, on the date of the first such publication]. Notices to redeem Securities shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed [(or portion thereof in the case of a partial redemption of a Registered Security)] [, that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice4 and that on and after said date interest thereon will cease to accrue [and that such redemption is for the sinking fund if such is the case]. [In addition, in the case of a partial redemption, notice to redeem shall specify the Securities called for redemption.]]

[(e) If notice of redemption has been given in the manner set forth in clause [(d)] of this Paragraph 6, the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in such notice, the Securities shall be paid and redeemed by the Issuer at the places and in the manner herein specified and at the redemption price herein specified (together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date)]. From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the corporate trust office of the Fiscal Agent for redemption on the redemption date, the Securities called for redemption shall cease to bear interest, and the only right of the holders of such Securities shall be to receive payment of the redemption price (together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date) as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.]

[(f) Any Registered Security which is to be redeemed only in part shall be surrendered with, if the Issuer or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the holder thereof or his attorney duly authorized in writing, and the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver to the registered Holder of such Security without service charge, a new Registered Security or Securities of this series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.]

7. [If Security is not a Collective Action Security, insert - If one or more of the following events shall have occurred and be continuing:] [If Security is a Collective Action Security, insert - In the event that any of the following shall occur (each, an “Event of Default”):]

(a) the Issuer fails to pay, when due, principal of [(and premium, if any, on)] [or interest on] any of the Securities and such failure continues for a period of 30 days; or

(b) the Issuer defaults in performance or observance of or compliance with any of its other obligations set forth in the Securities, which default is not remedied within 60 days after written notice of such default shall have been given to the Issuer by the holders of any Security at the corporate trust office of the Fiscal Agent; or

[4]	Modification necessary if zero-coupon security.

(c) any other present or future External Indebtedness (as defined above) of the Republic for or in respect of moneys borrowed or raised, in an amount in aggregate of not less than $40,000,000 (or its equivalent in other currencies or composite currency units), becomes due and payable prior to its stated maturity otherwise than at the option of the Issuer or any such amount of External Indebtedness is not paid when due (in accordance with any extension granted in any modification, consent or waiver by the holders of such External Indebtedness) or, as the case may be, within any applicable grace period; or

(d) the Issuer ceases to be a member of the International Monetary Fund or any successor (whether corporate or not) which performs the functions of, or functions similar to, the International Monetary Fund; or

(e) the Republic announces its inability to pay its debts as they mature; or

(f) it becomes unlawful for the Issuer to perform or comply with any of its payment obligations under any of the Securities;

[If Security is not a Collective Action Security, insert - then in each and every case the registered holder of this Security may, at such holder’s option, declare [If the Security is not an Original Issue Discount Security—the principal of this Security and the interest accrued hereon] [if the Security is an Original Issue Discount Security—an amount of principal of this Security determined as hereinafter provided] to be due and payable immediately by written notice to the Issuer and the Fiscal Agent at its corporate trust office, and unless all such defaults shall have been cured by the Issuer prior to receipt of such written notice, [If the Security is not an Original Issue Discount Security—the principal of this Security and the interest accrued thereon] [such amount] shall become and be immediately due and payable. [If the Security is not an Original Issue Discount Security—the amount referred to in the preceding sentence shall be equal to—insert formula for determining the amount.]]

[If Security is not a Collective Action Security, insert - then the registered holder of this Security may, at such holder’s option, so long as an Event of Default is continuing, declare [If the Security is not an Original Issue Discount Security—the principal of this Security and the interest accrued hereon] [if the Security is an Original Issue Discount Security—an amount of principal of this Security determined as hereinafter provided] to be due and payable immediately by written notice to the Issuer and the Fiscal Agent at its corporate trust office, and unless all such defaults shall have been cured by the Issuer prior to receipt of such written notice, [If the Security is not an Original Issue Discount Security—the principal of this Security and the interest accrued thereon] [such amount] shall become and be immediately due and payable; provided, however, that any notice declaring the Securities of this series due and payable shall become effective only when the Fiscal Agent has received such notice from holders of not less than 25% in aggregate principal amount of the Securities of this series then Outstanding. [If the Security is not an Original Issue Discount Security—the amount referred to in the preceding sentence shall be equal to—insert formula for determining the amount.] If any Event of Default shall give rise to a declaration which shall be effective and all Events of Default shall cease to continue following such declaration, then such declaration may be rescinded and annulled by the affirmative vote or written consent of the holders of not less than 66 2⁄3% in aggregate principal amount of the Securities of this series then Outstanding in accordance with the procedures set forth in Paragraph [9] below.]

[[ ]. Add in particular covenants relating to the Securities of this Series.]

[8.] If any mutilated Security is surrendered to the Fiscal Agent, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

If there be delivered to the Issuer and the Fiscal Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Fiscal Agent that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

Upon the issuance of any new Security under this Paragraph, the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent) connected therewith.

Every new Security issued pursuant to this Paragraph in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

Any new Security delivered pursuant to this Paragraph shall be so dated that neither gain nor loss in interest shall result from such exchange.

The provisions of this Paragraph [8] are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

[9.] [If Security is not a Collective Action Security, insert—Except as provided in the Fiscal Agency Agreement, with the affirmative vote of the holders of 66 2/3% in aggregate principal amount of the Securities represented at a meeting called in accordance with the terms of the Fiscal Agency Agreement or with the written consent of the holders of 66 2/3% in aggregate principal amount of the Securities then outstanding, the Issuer and the Fiscal Agent may modify, amend or supplement the terms of the Securities or, insofar as respects the Securities, the Fiscal Agency Agreement, and such holders may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement.]

[If Security is a Collective Action Security, insert - (i) At any meeting of holders of Securities of this series duly called and held as specified above, upon the affirmative vote, in person or (in the case of registered owners of Securities of this series) by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of this series then Outstanding represented at such meeting (or of such other percentage as may be set forth herein with respect to the action being taken), or (ii) with the written consent of the owners of not less than 66 2/3% in aggregate principal amount of the Securities of this series then Outstanding (or of such other percentage as may be set forth herein with respect to the action being taken), the Issuer and the Fiscal Agent may modify, amend or supplement the terms of the Securities of this series or, insofar as respects the Securities of this series, the Fiscal Agency Agreement, in any way, and the holders of Securities of this series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Securities of this series to be made, given or taken by holders of Securities of this series; provided, however, that no such action may, without the consent or affirmative vote, in person or (in the case of registered owners of Securities of this series) by proxy thereunto duly authorized in writing, of the holders of not less than 75% in aggregate principal amount of Securities of this series then Outstanding, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Securities of this series, (B) reduce the principal amount of any Securities of this series, the portion of such principal amount which is payable upon acceleration of the maturity of the Securities of this series, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which, or exclude the City of London as a required place at which, payment with respect to interest, premium or principal in respect of Securities of this series is payable, (D) shorten the period during which the Issuer is not permitted to redeem Securities of this series, if, prior to such action, the Issuer is not permitted to do so, (E) reduce the proportion of the principal amount of Securities of this Series the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities of this series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, (F) change the obligation of the Issuer to pay additional amounts under the Securities of this series, (G) amend the definition of “Outstanding” as set forth in Section 11(e)(iii) of the Fiscal Agency Agreement with respect to the Securities of this series, (H) change the governing law provisions of the Securities of this series as set forth in Paragraph 11 below, (I) change the Issuer’s appointment of an agent for the service of process in the United States of America or the Issuer’s agreement not to claim and to waiver irrevocably immunity (sovereign or otherwise), each as set forth in Section 15 of the Fiscal Agency Agreement, (J) except as contemplated in clause (C) of the immediately following sentence, change the ranking of the Securities of this series as set forth in paragraph 1 hereof or (K) in connection with any offer to acquire all or any portion of the Securities of this series where the consideration consists of either cash, new securities to be issued by the Republic or any of its political subdivisions or instrumentalities, or any combination of the foregoing, amend any Event of Default. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities of this Series, whether or not they have given such consent or cast such vote or were present at any meeting, and whether or not notation of such modification, amendment, supplement, request demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of this series. The Issuer and the Fiscal Agent may, without the vote or consent of any holder of Securities, amend the Fiscal Agency Agreement or the Securities of this Series for the purpose of (A) adding to the covenants of the Issuer for the benefit of the holders of the Securities, (B) surrendering any right or power conferred upon the Issuer, (C) securing the Securities pursuant to the requirements of the Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or (E) amending this Agreement or the Securities of this series in any manner which the Issuer and the Fiscal Agent may determine shall not be inconsistent with the Securities of this series and shall not adversely affect the interest of any holder of Securities.

[10.] No reference herein to the Fiscal Agency Agreement [If Security is not a Collective Action Security, insert - and no provision of this Security or of the Fiscal Agency Agreement] shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of [(and premium, if any, on)] [and interest on] this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[[11.] The Issuer may, from time to time, without the consent of the holders of any Security of this series, create and issue additional Securities having terms and conditions the same as the Securities of this series, or the same except for the amount of the first payment of interest, which additional Securities may be consolidated and form a single series with the outstanding Securities of this series; provided that such additional Securities do not have, for purposes of U.S. federal income taxation (regardless of whether any holders of such Securities are subject to the U.S. federal tax laws), a greater amount of original issue discount than the Securities of this series have as of the date of the issue of such additional Securities.]

[12.] THIS SECURITY SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCEPT WITH RESPECT TO ITS AUTHORIZATION AND EXECUTION ON BEHALF OF THE ISSUER AND ANY OTHER MATTERS REQUIRED TO BE GOVERNED BY THE LAWS OF THE REPUBLIC, WHICH SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC.

[13.] The Republic hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same valid obligation of the Republic in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the Republic.

ABBREVIATIONS

The following abbreviations, when used in the inscription herein, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants	UNIF GIFT -		Custodian
		in common	MIN ACT	(Cust)

(Minor) TEN ENT	–	as tenants by the entireties			Under Uniform Gifts to Minors

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

State

Additional abbreviations may also be used

though not in the above list.

FOR VALUE RECEIVED the undersigned hereby

sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address

including postal zip code of assignee

the within note and all rights thereunder, hereby irrevocably constituting and appointing                      attorney to transfer said note on the books of the Issuer, with full power of substitution in the premises.

Dated:

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Global Note shall be [Currency] [            ]. The following increases or decreases in the principal amount of this Global Note have been made:

Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note	Signature of authorized officer of Trustee or Common Depositary	Date of exchange following such decrease or increase

EXHIBIT E

FORM OF GLOBAL INTERNATIONAL SECURITY

[Form of Face of Security]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIETE ANONYME (“CLEARSTREAM”), TO THE REPUBLIC OF TURKEY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CITIVIC NOMINEES LIMITED (“CITIVIC”), AS NOMINEE FOR CITIBANK, N.A., LONDON BRANCH (“CITIBANK”) AS COMMON DEPOSITARY FOR, AND IN RESPECT OF INTERESTS HELD THROUGH EUROCLEAR BANK S.A. /N.V., AS OPERATOR OF EUROCLEAR AND CLEARSTREAM OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR AND CLEARSTREAM AND ANY PAYMENT IS MADE TO CITIVIC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CITIVIC, HAS AN INTEREST HEREIN.

No.	[Denomination]

THE REPUBLIC OF TURKEY

[Title of Securities]

[Common Code                ]

[CUSIP No.                       ]

[ISIN No.                           ]

The Republic of Turkey (herein called the “Issuer” or the “Republic”), for value received, hereby promises to pay to Citivic Nominees Limited, or registered assigns, the principal sum set forth in the attached Schedule A, which principal sum at any time shall not exceed [            ] [Currency] [            ]] on [            ]. [If the Security is to bear interest prior to maturity, insert—, and to pay interest thereon [at the rate of [__]% per annum][to be determined in accordance with the provisions hereinafter set forth] from and including [            ] [, until the principal hereof is paid or made available for payment [if applicable, insert—, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of [__]% per annum on any overdue principal [and premium] and on any overdue installments of interest]. Interest shall be payable semi-annually in arrears in [two equal payments] commencing [            ] [on [            ] [and [            ]]] of each year (each an “Interest Payment Date”), unless any Interest Payment Date would otherwise fall on a day which is not a Banking Day, in which case the Interest Payment Date shall be the immediately succeeding Banking Day, provided if any Interest Payment Date would thereby fall into the next calendar month, the Interest Payment Date shall be the immediately preceding Banking Day and the holder of the Securities shall not be entitled to any further interest payment in respect of the month for which such interest payment is made in such manner. Whenever it is necessary to compute any amount of accrued interest in respect of the Note for a period of less than one full year, [other than in respect to regular semi-annual regular payments], interest will be calculated on the basis of [a 360-day year of twelve 30-day months]. “Banking Day” means any day that is a day on which banking institutions in [the City of New York] are not generally authorized or obligated by law, regulation or executive order to close.

[If fixed interest rate, insert—The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered holder”) in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the preceding [            ] and [            ] [, as the case may be] (each a “Regular Record Date”). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Republic, notice whereof shall be given to registered holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange.]

[Insert floating interest rate provisions, if applicable.]

[If the Security is not to bear interest prior to maturity, insert—(the “Stated Maturity”). The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of [__]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of [__]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Principal of [(and premium, if any, on)] this Security shall be payable at the corporate trust office of [insert name of Paying Agent], as paying agent or its successor (the “Paying Agent”) and at the offices of such other Paying Agents as the Republic shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of [(and premium, if any, on)] the Securities shall be made against surrender of registered Securities of a Series, and payments of [if applicable, insert - any interest on] this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the aforementioned register. The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of [(and premium, if any, on)] [and interest on] this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in

Europe (which, so long as the Securities are listed on any stock exchange located outside the United States of America and such exchange shall so require, shall include an office or agency in any required city outside the United States of America) for the payment of the principal of [(and premium, if any, on)] [and interest on] the Securities as herein provided.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

The Securities are issued pursuant to a Fiscal Agency Agreement, dated as of October 4, 2013 (the “Fiscal Agency Agreement”) and effective as of the Effective Date (as defined in the Fiscal Agency Agreement), between the Republic and Citibank, N.A., London Branch (the “Fiscal Agent”).

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

THE REPUBLIC OF TURKEY

By:
Name: Title:

This is one of the Securities of the series referred to in the within-mentioned Fiscal Agency Agreement.

CITIBANK, N.A., LONDON BRANCH as Fiscal Agent

By:
Authorized Officer

[Form of Reverse of Security]

REVERSE OF INTERNATIONAL NOTE

THE REPUBLIC OF TURKEY

[Title of Securities]

1. This Security is a definitive global security evidencing a duly authorized issue of securities of the Issuer consisting of [            ] principal amount of [Title of Securities] (herein called the “Securities”), issued and to be issued in accordance with a Fiscal Agency Agreement, dated as of October 4, 2013 (herein called the “Fiscal Agency Agreement”) and effective as of the Effective Date (as defined in the Fiscal Agency Agreement), between the Issuer and Citibank, N.A., London Branch, as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in [London, England][, and, so long as the Securities are listed on any stock exchange outside the United States of America and such exchange shall so require, at the office of any required city outside the United States of America.] This Security is a definitive global security evidencing the Securities of the series designated on the face hereof[, limited in aggregate principal amount to [Currency] [            ].]1

The Securities constitute direct, unconditional, unsecured and general obligations of the Republic without any preference of one over the other, and the full faith and credit of the Republic so pledged for the due and punctual payment thereof and for the due and timely performance of all obligations of the Issuer with respect thereto. The Securities rank pari passu in right of payment with all other External Indebtedness (as defined below) of the Issuer.

The Republic undertakes that it shall not, so long as any of the Securities remain outstanding, create or permit to exist (i) any Lien (other than a Permitted Lien) for any purpose upon or with respect to any International Monetary Assets of the Republic; or (ii) any Lien (other than a Permitted Lien) upon or with respect to any other assets of the Republic to secure External Indebtedness of any Person, unless the Securities at the same time share pari passu and pro rata in such security. For purposes of the foregoing the following terms have the following meanings:

“Exportable Assets” means goods which are sold or intended to be sold for consideration consisting of or denominated in Foreign Currency and any right to receive Foreign Currency in connection with the sale thereof.

“External Indebtedness” of any Person means (i) each obligation, direct or contingent, of such Person to repay a loan, deposit, advance or similar extension of credit; (ii) each obligation of such person evidenced by a note, bond, debenture or similar written evidence of indebtedness; and (iii) each Guarantee by such Person of an obligation constituting External Indebtedness of another Person; if in each case such obligation is denominated in a Foreign Currency or payable

[1]	See Paragraph 11

at the option of the payee in a Foreign Currency; provided that, (I) an obligation (or Guarantee thereof) which by its terms is payable only by a Turkish Person to another Turkish Person in the Republic is not External Indebtedness; (II) an obligation to the extent that it is owing only to an individual who is a Turkish citizen is not External Indebtedness; and (III) an obligation is deemed to be denominated in a Foreign Currency if the terms thereof or of any applicable government program contemplate that payment thereof will be made to the holder thereof in such Foreign Currency by the obligor, the Republic or any other Turkish Person.

“Foreign Currency” means any currency other than the lawful currency of the Republic.

“Guarantee” includes a suretyship or any other arrangement whereby the respective party is directly or indirectly responsible for any External Indebtedness of any other Person, including without limitation any obligation of such party to purchase goods or services or supply funds or take any other action for the purpose of providing for the payment or purchase of such External Indebtedness (in whole or in part).

“International Monetary Assets” means all official holdings of gold, Special Drawing Rights, Reserve Positions in the International Monetary Fund and Foreign Exchange which is owned or held by the Republic or any monetary authority of the Republic, all as defined by the International Monetary Fund.

“Lien” means any lien, mortgage, deed of trust, charge, pledge, hypothecation, security interest or other encumbrance.

“Permitted Lien” means (1) any Lien on Foreign Currency (or deposits denominated in Foreign Currency) securing obligations with respect to a letter of credit issued in the course of ordinary commercial banking transactions (and expiring within one year thereafter) to finance the importation of goods or services in the Republic; (2) any Lien on Exportable Assets (but not official holdings of gold), documents of title relating thereto, insurance policies insuring against loss or damage with respect thereto and proceeds of the foregoing securing External Indebtedness incurred to finance the business of producing or exporting Exportable Assets, provided that (x) the proceeds of the sale of such Exportable Assets are expected to be received within one year after such Exportable Assets or documents become subject to such Lien; and (y) such External Indebtedness (i) is to be repaid primarily out of proceeds of sale of Exportable Assets subject to such Lien; and (ii) does not arise out of financing provided by the lender on condition that other External Indebtedness be repaid; (3) any Lien securing External Indebtedness incurred for the purpose of financing any acquisition of assets (other than International Monetary Assets), provided that the assets which are subject to such Lien are (x) tangible assets acquired in such acquisition (including, without limitation, documents evidencing title to such tangible assets); (y) claims which arise from the use, failure to meet specifications, sale or loss of, or damage to, such assets; or (z) rent or charter hire payable by a lessee or charterer of such assets; (4) any Lien on or with respect to assets (other than International Monetary Assets) existing at the time of the acquisition thereof, provided that such Lien was not incurred in contemplation of such acquisition; (5) any Lien on or with respect to assets (other than International Monetary Assets) acquired (or deemed to be acquired) under a financial lease, or claims arising from the use, operation, failure to meet specifications, sale or loss of, or damage to, such assets, provided that (x) such Lien secures only rentals and other amounts payable under such lease and (y) such assets were not owned by the Republic for more than 120 days prior to becoming subject to such lease; (6) any Lien on any assets which arose pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings; (7) any Lien arising by operation of law (and not pursuant to any agreement) which has not been foreclosed or otherwise enforced against the assets to which it applies, including without limitation any right of set-off with respect to demand or time deposits maintained with financial institutions and banker’s liens with respect to property held by financial institutions, provided that such Lien arises in the ordinary course of the activities of the owner of the assets subject thereto and not with a view to securing any External Indebtedness; (8) any Lien securing External Indebtedness incurred in connection with any Project Financing, provided that the assets to which such Lien applies (x) are not official holdings of gold; and (y) are (i) assets which are the subject of such Project Financing or (ii) revenues or claims which arise from the use, operation, failure to meet specifications, exploitation, sale or loss of, or damage to, such assets; (9) Liens on assets (other than official holdings of gold) in existence on                           ,             , provided that such Liens remain confined to the assets affected thereby on                          ,             , and secure only those obligations so secured on                          ,             ; (10) any Lien arising in connection with contracts entered into substantially simultaneously for sales and purchases at market prices of precious metals; and (11) any Lien or Liens which otherwise would not be permissible pursuant to the negative pledge and which secure(s) indebtedness in an aggregate amount not exceeding $50,000,000 (or the equivalent thereof in other currencies or composite currency units).

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization or other judicial entity, including, without limitation, a government or governmental body or agency or instrumentality or any international organization or agency.

“Project Financing” means any financing of the acquisition, construction or development of any asset in connection with a project if the Person or persons providing such financing expressly agree to look to the asset financed and the revenues to be generated by the use, exploitation, operation of or loss of, or damage to, such asset as a principal source of repayment for the moneys advanced and at the time of such financing it was reasonable to conclude that such project would generate sufficient income to repay substantially all of the principal of and interest on all External Indebtedness incurred in connection with such project.

“Special Drawing Rights,” “Reserve Positions in the Fund” and “Foreign Exchange” have, as to the types of assets included, the meanings given to them in the International Monetary Fund’s publication entitled “International Financial Statistics” or such other meanings as shall be formally adopted by the International Monetary Fund from time to time.

“Turkish Person” means the Republic and any Person who is a resident or national of the Republic or which has its principal place of business, seat or head office in the Republic or any Person incorporated or organized under the laws of the Republic.

2. Except as set forth in the following sentence, the Securities are issuable only as fully registered global securities, without coupons (for purposes of this Paragraph 2, each, a “Global Security”), each registered in the name of either (x) [            ], or a nominee thereof, in respect of interests held through[            ], or a successor of [            ] or a nominee thereof, or (y) Citivic Nominees Limited, a nominee of Citibank, N.A., London Branch, as common depositary for, and in respect of interests held through, Euroclear and Clearstream or a successor to Euroclear or Clearstream or a nominee thereof, (each of [            ], Euroclear and Clearstream, and any successor to any of them, is referred to herein as a “Clearing System”) and (i) no Global Security may be transferred, except in whole and not in part, and only to a Clearing System, one or more nominees of a Clearing System or one or more respective successors of a Clearing System and its nominees, and (ii) no Global Security may be exchanged for any Security other than another Global Security. Notwithstanding any other provision of the Fiscal Agency Agreement or this Global Security, a Global Security may be transferred to, or exchanged for registered Securities registered in the name of, a person other than a Clearing System, a nominee of a Clearing System or a successor of a Clearing System or its nominee if (i) the relevant Clearing System (a) notifies the Republic that it is unwilling or unable to continue as depositary for such Global Security or (b) in the case of [            ], or a successor thereto, ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when it is required to be, and in either such case (a) or (b) a successor is not appointed by the Republic within 90 days after receiving such notice or becoming aware that [            ] or such successor is no longer so registered, (ii) the Republic, in its sole discretion, instructs the Fiscal Agent in writing that a Global Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an event of default with respect to the Securities evidenced by this Global Security (as set forth in Paragraph [7]). Registered Securities issued in exchange for this Global Security will be registered in such names as an authorized representative of the relevant Clearing System shall request, and issued in denomination[s] of [Currency] [            ] [and [integral multiples thereof.] [integral multiples of [Currency] [            ] above that amount]]. If the Securities are redenominated, then the Issuer will be obligated to pay the registered holder the equivalent amounts in the new currency.

3. The Issuer shall maintain in [London, England] an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the corporate trust office of the Fiscal Agent as its agent in [London, England], for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, the Republic will provide for the registration of Securities and registration of transfers of Securities. [In addition, the Republic has appointed the main offices of [            ] in [            ] and [            ] in [            ] as additional agencies (each a “Transfer Agent”) where Securities may be surrendered for registration of transfer or exchange.] The Republic reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will at all times be a security registrar in [London, England] [, and a Transfer Agent in a European city].

Subject to Paragraph 2, the transfer of a Security is registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Fiscal Agent [ or any Transfer Agent] duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the registered holder thereof or his attorney duly authorized in writing. Subject to Paragraph 2, upon such surrender of this Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

At the option of the registered holder upon request confirmed in writing, Registered Securities may be exchanged for Registered Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the [office of any Transfer Agent or at the] corporate trust office of the Fiscal Agent. Bearer Securities may not be issued in exchange for Registered Securities. Whenever any Registered Securities are so surrendered for exchange, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, the Registered Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon [the Transfer Agent or] the Fiscal Agent, as the case may be, being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Issuer may from time to time agree with [the Transfer Agents and] the Fiscal Agent.]

[In the event of a redemption of the Securities in part, the Issuer shall not be required (i) to register the transfer or exchange of any Security during a period beginning at the opening of business 15 days before, and continuing until, the date notice is given identifying the Securities to be redeemed, or (ii) to register the transfer of or exchange of any [Registered] Security, or portion thereof, called for redemption.]

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Republic, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Republic may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

The Securities will become void unless surrendered for payment within a period of five years from the date on which the payment in respect thereof first becomes due or, if the full amount of the money has not been received by a Fiscal Agent on or prior to such due date, the date on which, the full amount of such money having been so received, notice to that effect shall have been given to the holders.

4. (a) The Issuer shall pay to the Fiscal Agent at its principal office in [London, England], on or prior to [each Interest Payment Date] [any redemption date] and the maturity date of the Securities, in such amounts sufficient (with any amounts then held by the Fiscal

Agent and available for such purpose) to pay the [interest on and] [the redemption price of and accrued interest (if the redemption date is not an Interest Payment Date) on,] the principal of, the Securities due and payable on such [Interest Payment Date] [redemption date] or maturity date, as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such [interest] [, redemption price and] principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Fiscal Agent for the payment of the principal of [(or premium, if any)] [or interest] on any Securities and remaining unclaimed at the end of two years after such principal [(or premium)] [or interest] shall have become due and payable (whether at maturity or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of [(and premium, if any)] [and interest] on this Security as the same shall become due.

(b) In any case where the due date for the payment of the principal of [(and premium, if any)] [or interest] on any Security [or the date fixed for redemption of any Security] shall not be a Banking Day, then payment of principal [(and premium)] [or interest] need not be made on such date at such place but may be made on [the next succeeding Banking Day with the same force and effect as if made on the date for such payment [or the date fixed for redemption], and no interest shall accrue for the period after such date provided if any [Interest Payment Date] would thereby fall into the next calendar month, the [Interest Payment Date] shall be the immediately preceding Banking Day and the holder of the Securities shall not be entitled to any further interest payment in respect of the month for which such interest payment is made in such manner].

5. (a) All payments of principal and interest, if any, made by the Republic in respect of the Securities shall be made without withholding or deduction for or on account of any present or future taxes, duties, fees, funds, assessments or other charges of whatsoever nature levied or imposed by or on behalf of the Republic or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In that event, the Republic shall pay such additional amounts as will result in receipt by the holders of Securities of such amounts as would have been received by them had no such withholding or deduction been required, except that no additional amounts shall be payable in respect of any Securities (a) to a holder (or a third party on behalf of a holder) where such holder is liable for such taxes, duties, fees, funds, assessments or charges in respect of such Securities by reason of having some connection with the Republic other than the mere holding of the Securities; (b) presented for payment more than 30 days after the Relevant Date except to the extent that the holder of such Securities would have been entitled to such additional amounts on presenting such Securities for payment on the last day of such period of 30 days; (c) held by or on behalf of a holder who is able to avoid such taxes, duties, fees, funds, assessments or other charges by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; (d) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or (e) held by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a Member State of the European Union. For purposes hereof, “Relevant Date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the Fiscal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders of the Securities.

The Republic shall pay all stamp and other duties, if any, which may be imposed by the Republic, the United States of America or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agency Agreement or the issuance of this Security.

(b) Whenever in this Security there is a reference, in any context, to the payment of the principal of [(or premium, if any, on)] [or interest on,] or in respect of, any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in Paragraph 5(a) to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such paragraph and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

6. (a) [If applicable, insert - The Securities of this series are subject to redemption upon not less than 30 days’ notice given as hereinafter provided, [if applicable, insert - (1) on [            ] in any year commencing with the year [            ] and ending with the year [            ] through operation of the sinking fund for this series at a redemption price equal to 100% of the principal amount, and (2) [at any time [on or after [            ]], as a whole or in part, at the election of the Issuer, at the following redemption prices (expressed as percentages of the principal amount of the Securities to be redeemed]: if redeemed [on or before [            ] [            ]%, and if redeemed] during the 12-month period beginning [            ] of the years indicated.

Year	Redemption Price	Year	Redemption Price

and thereafter at a redemption price equal to [            ]% of the principal amount of the Securities to be redeemed, together, in the case of each of [(1) and (2)] foregoing, with accrued interest (except if the redemption date is an Interest Payment Date) to the redemption date, but interest installments on registered Securities that are due on or prior to such redemption date will be payable to the holders of such Securities of record at the close of business on the relevant Record Dates referred to above. [Partial redemptions must be in an amount not less than [Currency] [            ] principal amount of Securities.]]2

[2]	Modification necessary if the Security is an Original Issue Discount Security.

[(b) As and for a sinking fund for the retirement of the Securities, the Issuer will, until all Securities are paid or payment thereof provided for, deposit with the Fiscal Agent, prior to [            ] in each year, commencing in [            ] and ending in [            ] an amount in cash sufficient to redeem on such [            ] [not less than [Currency] [            ] and not more than] [Currency] [            ] principal amount of Securities at the redemption price specified above for redemption through operation of the sinking fund. [The minimum amount of any sinking fund payment as specified in this Paragraph is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount is herein referred to as an “optional sinking fund payment”.] The cash amount of any [mandatory] sinking fund payment is subject to reduction as provided below. Each sinking fund payment shall be applied to the redemption of Securities on such [            ] as herein provided. [The right to redeem Securities through optional sinking fund payments shall not be cumulative and to the extent not availed of on any sinking fund redemption date will terminate. The Issuer (i) may deliver Outstanding Securities (other than any previously called for redemption) and (ii) may apply as a credit Securities which have been redeemed otherwise than through the application of [mandatory] sinking fund payments, in each case in satisfaction of all or any part of any (mandatory) sinking fund payment and the amount of such (mandatory) sinking fund payment shall be reduced accordingly.]

[(c) In the case of any partial redemption of Securities, the Securities to be redeemed shall be selected by the Fiscal Agent not less than 30 days prior to the redemption date from the Outstanding Securities not previously called for redemption, by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to [Currency] [            ] or any integral multiple thereof) of the principal amount of [Registered] Securities of a denomination larger than [Currency] [            ].]

[(d) Notices to redeem Securities shall be given by publication at least once in a leading daily newspaper in the English language of general circulation in Europe which, so long as the Securities are listed on any stock exchange located outside the United States of America and such exchange shall so require, shall be a daily newspaper of general circulation in any required city outside the United States of America [and] to holders of Registered Securities in writing mailed, first-class postage prepaid, to each holder of Registered Securities, or portions thereof, so to be redeemed, at his address as it appears in the register hereinabove referred to. Such notice will be given not more than 60 days nor less than 30 days prior to the date fixed for redemption. [The term “daily newspaper” as used herein shall be deemed to mean a newspaper customarily published on each business day, whether or not it shall be published in Saturday, Sunday or holiday editions.] If by reason of the suspension of [publication of any newspaper or of] regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Issuer or by the Fiscal Agent on behalf of and at the instruction of the Issuer shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the [publication or] mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notices will be deemed to have been given on the date of [such publication or] mailing [or, if published in such newspapers on different dates, on the date of the first such publication]. Notices to redeem Securities shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed [(or portion thereof in the case of a partial redemption of a Registered Security)] [, that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice3 and that on and after said date interest thereon will cease to accrue [and that such redemption is for the sinking fund if such is the case]. [In addition, in the case of a partial redemption, notice to redeem shall specify the Securities called for redemption.]]

[(e) If notice of redemption has been given in the manner set forth in clause [(d)] of this Paragraph 6, the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in such notice, the Securities shall be paid and redeemed by the Issuer at the places and in the manner herein specified and at the redemption price herein specified (together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date). From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the corporate trust office of the Fiscal Agent for redemption on the redemption date, the Securities called for redemption shall cease to bear interest, and the only right of the holders of such Securities shall be to receive payment of the redemption price (together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date) as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.]

[(f) Any Registered Security which is to be redeemed only in part shall be surrendered with, if the Issuer or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the holder thereof or his attorney duly authorized in writing, and the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver to the registered Holder of such Security without service charge, a new Registered Security or Securities of this series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.]

7. [If Security is not a Collective Action Security, insert - If one or more of the following events shall have occurred and be continuing:] [If Security is a Collective Action Security, insert - In the event that any of the following shall occur (each, an “Event of Default”):]

(a) the Issuer fails to pay, when due, principal of [(and premium, if any, on)] [or interest on] any of the Securities and such failure continues for a period of 30 days; or

(b) the Issuer defaults in performance or observance of or compliance with any of its other obligations set forth in the Securities, which default is not remedied within 60 days after written notice of such default shall have been given to the Issuer by the holders of any Security at the corporate trust office of the Fiscal Agent; or

[3]	Modification necessary if zero-coupon security.

(c) any other present or future External Indebtedness (as defined above) of the Republic for or in respect of moneys borrowed or raised, in an amount in aggregate of not less than $40,000,000 (or its equivalent in other currencies or composite currency units), becomes due and payable prior to its stated maturity otherwise than at the option of the Issuer or any such amount of External Indebtedness is not paid when due (in accordance with any extension granted in any modification, consent or waiver by the holders of such External Indebtedness) or, as the case may be, within any applicable grace period; or

(d) the Issuer ceases to be a member of the International Monetary Fund or any successor (whether corporate or not) which performs the functions of, or functions similar to, the International Monetary Fund; or

(e) the Republic announces its inability to pay its debts as they mature; or

(f) it becomes unlawful for the Issuer to perform or comply with any of its payment obligations under any of the Securities;

[If Security is not a Collective Action Security, insert - then in each and every case the registered holder of this Security may, at such holder’s option, declare [If the Security is not an Original Issue Discount Security—the principal of this Security and the interest accrued hereon] [if the Security is an Original Issue Discount Security—an amount of principal of this Security determined as hereinafter provided] to be due and payable immediately by written notice to the Issuer and the Fiscal Agent at its corporate trust office, and unless all such defaults shall have been cured by the Issuer prior to receipt of such written notice, [If the Security is not an Original Issue Discount Security—the principal of this Security and the interest accrued thereon] [such amount] shall become and be immediately due and payable. [If the Security is not an Original Issue Discount Security -the amount referred to in the preceding sentence shall be equal to—insert formula for determining the amount.]]

[If Security is not a Collective Action Security, insert - then the registered holder of this Security may, at such holder’s option, so long as an Event of Default is continuing, declare [If the Security is not an Original Issue Discount Security—the principal of this Security and the interest accrued hereon] [if the Security is an Original Issue Discount Security—an amount of principal of this Security determined as hereinafter provided] to be due and payable immediately by written notice to the Issuer and the Fiscal Agent at its corporate trust office, and unless all such defaults shall have been cured by the Issuer prior to receipt of such written notice, [If the Security is not an Original Issue Discount Security—the principal of this Security and the interest accrued thereon] [such amount] shall become and be immediately due and payable; provided, however, that any notice declaring the Securities of this series due and payable shall become effective only when the Fiscal Agent has received such notice from holders of not less than 25% in aggregate principal amount of the Securities of this series then Outstanding. [If the Security is not an Original Issue Discount Security—the amount referred to in the preceding sentence shall be equal to—insert formula for determining the amount.] If any Event of Default shall give rise to a declaration which shall be effective and all Events of Default shall cease to continue following such declaration, then such declaration may be rescinded and annulled by the affirmative vote or written consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of this series then Outstanding in accordance with the procedures set forth in Paragraph [9] below.]

[[ ]. Add in particular covenants relating to the Securities of this Series.]

[8.] If any mutilated Security is surrendered to the Fiscal Agent, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

If there be delivered to the Issuer and the Fiscal Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Fiscal Agent that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

Upon the issuance of any new Security under this Paragraph, the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent) connected therewith.

Every new Security issued pursuant to this Paragraph in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

Any new Security delivered pursuant to this Paragraph shall be so dated that neither gain nor loss in interest shall result from such exchange.

The provisions of this Paragraph [8] are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

[9.] [If Security is not a Collective Action Security, insert—Except as provided in the Fiscal Agency Agreement, with the affirmative vote of the holders of 66 2⁄3% in aggregate principal amount of the Securities represented at a meeting called in accordance with the terms of the Fiscal Agency Agreement or with the written consent of the holders of 66 2⁄3% in aggregate principal amount of the Securities then outstanding, the Issuer and the Fiscal Agent may modify, amend or supplement the terms of the Securities or, insofar as respects the Securities, the Fiscal Agency Agreement, and such holders may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement.]

[If Security is a Collective Action Security, insert - (i) At any meeting of holders of Securities of this series duly called and held as specified above, upon the affirmative vote, in person or (in the case of registered owners of Securities of this series) by proxy thereunto duly authorized in writing, of the holders of not less than 66 2⁄3% in aggregate principal amount of the Securities of this series then Outstanding represented at such meeting (or of such other percentage as may be set forth herein with respect to the action being taken), or (ii) with the written consent of the owners of not less than 66 2/3% in aggregate principal amount of the Securities of this series then Outstanding (or of such other percentage as may be set forth herein with respect to the action being taken), the Issuer and the Fiscal Agent may modify, amend or supplement the terms of the Securities of this series or, insofar as respects the Securities of this series, the Fiscal Agency Agreement, in any way, and the holders of Securities of this series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Securities of this series to be made, given or taken by holders of Securities of this series; provided, however, that no such action may, without the consent or affirmative vote, in person or (in the case of registered owners of Securities of this series) by proxy thereunto duly authorized in writing, of the holders of not less than 75% in aggregate principal amount of Securities of this series then Outstanding, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Securities of this series, (B) reduce the principal amount of any Securities of this series, the portion of such principal amount which is payable upon acceleration of the maturity of the Securities of this series, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which, or exclude the City of London as a required place at which, payment with respect to interest, premium or principal in respect of Securities of this series is payable, (D) shorten the period during which the Issuer is not permitted to redeem Securities of this series, if, prior to such action, the Issuer is not permitted to do so, (E) reduce the proportion of the principal amount of Securities of this Series the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities of this series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, (F) change the obligation of the Issuer to pay additional amounts under the Securities of this series, (G) amend the definition of “Outstanding” as set forth in Section 11(e)(iii) of the Fiscal Agency Agreement with respect to the Securities of this series, (H) change the governing law provisions of the Securities of this series as set forth in Paragraph 11 below, (I) change the Issuer’s appointment of an agent for the service of process in the United States of America or the Issuer’s agreement not to claim and to waiver irrevocably immunity (sovereign or otherwise), each as set forth in Section 15 of the Fiscal Agency Agreement, (J) except as contemplated in clause (C) of the immediately following sentence, change the ranking of the Securities of this series as set forth in paragraph 1 hereof or (K) in connection with any offer to acquire all or any portion of the Securities of this series where the consideration consists of either cash, new securities to be issued by the Republic or any of its political subdivisions or instrumentalities, or any combination of the foregoing, amend any Event of Default. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities of this Series, whether or not they have given such consent or cast such vote or were present at any meeting, and whether or not notation of such modification, amendment, supplement, request demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of this series. The Issuer and the Fiscal Agent may, without the vote or consent of any holder of Securities, amend the Fiscal Agency Agreement or the Securities of this Series for the purpose of (A) adding to the covenants of the Issuer for the benefit of the holders of the Securities, (B) surrendering any right or power conferred upon the Issuer, (C) securing the Securities pursuant to the requirements of the Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or (E) amending this Agreement or the Securities of this series in any manner which the Issuer and the Fiscal Agent may determine shall not be inconsistent with the Securities of this series and shall not adversely affect the interest of any holder of Securities.

[10.] No reference herein to the Fiscal Agency Agreement [if Security is not a Collective Action Security, insert- and no provision of this Security or of the Fiscal Agency Agreement] shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of [(and premium, if any, on)] [and interest on] this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[[11.] The Issuer may, from time to time, without the consent of the holders of any Security of this series, create and issue additional Securities having terms and conditions the same as the Securities of this series, or the same except for the amount of the first payment of interest, which additional Securities may be consolidated and form a single series with the outstanding Securities of this series; provided that such additional Securities do not have, for purposes of U.S. federal income taxation (regardless of whether any holders of such Securities are subject to the U.S. federal tax laws), a greater amount of original issue discount than the Securities of this series have as of the date of the issue of such additional Securities.]

[12.] THIS SECURITY SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCEPT WITH RESPECT TO ITS AUTHORIZATION AND EXECUTION ON BEHALF OF THE ISSUER AND ANY OTHER MATTERS REQUIRED TO BE GOVERNED BY THE LAWS OF THE REPUBLIC, WHICH SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC.

[13.] [The Republic hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same valid obligation of the Republic in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the Republic.]

ABBREVIATIONS

The following abbreviations, when used in the inscription herein, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants	UNIF GIFT -		Custodian
		in common	MIN ACT	(Cust)

(Minor) TEN ENT	–	as tenants by the entireties			Under Uniform Gifts to Minors

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

State

Additional abbreviations may also be used

though not in the above list.

FOR VALUE RECEIVED the undersigned hereby

sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address

including postal zip code of assignee

the within note and all rights thereunder, hereby irrevocably constituting and appointing                          attorney to transfer said note on the books of the Issuer, with full power of substitution in the premises.

Dated:

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Global Note shall be [Currency]                     . The following increases or decreases in the principal amount of this Global Note have been made:

Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note	Signature of authorized officer of Trustee or Common Depositary	Date of Exchange following such decrease or increase

EXHIBIT F1

[FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP]

CERTIFICATE

THE REPUBLIC OF TURKEY

[Title of the Securities]

This is to certify that as of the date hereof, [and except as set forth below,]2 the above-captioned Securities [held by you for our account]3 [to be acquired from you]4 (i) are owned by person(s) that are not citizens or residents of the United States of America, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States of America financial institutions and who hold the Notes through such United States of America financial institutions on the date hereof (and in either case (a) or (b), each such United States of America financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or its agent that it will comply with the requirements of Section 165(i)(3)(A), (B) or (C) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States of America or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) and, in addition, if the owner of the Notes is a United States of America or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

[1]	For use in those instances where a definitive bearer Security, a temporary bearer Security, a temporary bearer global Security or a definitive bearer global Security is delivered in an Offshore Offering to non-U.S. persons at the time of sale thereof.
[2]	To be included if the Certificate is being provided to Euroclear or Clearstream.
[3]	To be included if the Certificate is being provided to Euroclear or Clearstream.
[4]	To be included if the Certificate is being provided directly to the Issuer.

F-1

[We undertake to advise you by tested telex if the above statement is not correct on the date on which you intend to submit your certificate relating to such Securities to the Fiscal Agent, and in the absence of any such notification it may be assumed that this certificate applies as of such date.]5

[This certificate excepts and does not relate to [Currency] ___________ of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes cannot be made until we do so certify.]

We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.

Dated:

By:
As, or as agent for, the beneficial owner(s) of the Securities to which this certificate relates.

[5]	To be included if the Certificate is being provided to Euroclear or Clearstream.

F-2

EXHIBIT G

[FORM OF CERTIFICATE TO BE GIVEN BY

THE EUROCLEAR OPERATOR OR CLEARSTREAM]

CERTIFICATE

THE REPUBLIC OF TURKEY

[TITLE OF SECURITIES]

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”), substantially to the effect set forth in the Fiscal Agency Agreement, as of the date hereof,                      principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or its agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.63-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

G-1

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:

Yours faithfully, EUROCLEAR BANK S.A. /N.V., as operator of the Euroclear System Or CLEARSTREAM BANKING S.A.

By:

G-2